SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K
                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                              February 23, 1996

                         Rheometric Scientific, Inc.
           (Exact Name of Registrant as Specified in its Charter)

      New Jersey              0-14617           61-0708419
(State or other juris-      (Commission      (IRS Employer
diction of incorporation)    File Number)    Identification No.)


                One Possumtown Road, Piscataway, NJ     08854
             (Address of principal executive offices)(Zip Code)


                  Registrant's telephone number, including
                         area code:  (908) 560-8550



       (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On February 23, 1996, Rheometric Scientific, Inc. (the "Company") entered into a sale/leaseback with RSI (NJ) QRS 12-13, Inc., an affiliate of W. P. Carey & Company, Inc.(the "Landlord"). In connection with the transaction, the Company sold to the Landlord; the Company's corporate headquarters and main manufacturing facility, and the 19 acres of real property on which the facility is located (the facility and the real estate being referred to herein as the "Facility") for $6,300,000. The Facility is located in Piscataway Township, New Jersey. Simultaneously with the sale to the Landlord, the Company entered into a long term lease of the Facility from the Landlord. The initial term of the lease is 15 years, subject to automatic five year extensions through 2026. Under the terms of the lease, the Company has certain rights of first refusal to purchase the Facility and the right to acquire up to 11 acres of undeveloped real estate constituting a portion of the facility (the "Excess Land") under certain circumstances.

     Simultaneously with the consummation of the sale/leaseback arrangement, the Company entered into a Loan and Security Agreement with Fleet Capital Corporation ("Fleet") providing for a working capital revolving credit facility in the amount of $11,500,000 (the "Loan
Agreement").  The Company's obligations to Fleet under the Loan
Agreement are secured by all of the Company's assets.

     The Landlord financed the acquisition of the Facility in part through a $3,300,000 mortgage loan (the "NatWest Loan") from NatWest Bank, N.A. ("NatWest"). The Company purchased a participating interest in the NatWest Loan in the initial amount of $861,000. The Company's interest in the NatWest Loan will be repaid with interest of 9.625 per cent per annum upon the maturity of the NatWest Loan in five years or when (and if) it is refinanced.

     Further, in connection with the sale/leaseback arrangement, the Company issued the following three warrants to acquire shares of its Common Stock, all having an exercise price of $2.00 per share: (1) a warrant issued to the Landlord to purchase 132,617 shares of Common Stock of the Company, exercisable during the term of the lease; (2) a conditional warrant issued to the Landlord to purchase 331,543 shares of Common Stock of the Company which shall only be exercisable if the indebtedness owed by Landlord to NatWest is repaid prior to February 23, 1997; or if the Landlord is unable to refinance the indebtedness owed to NatWest prior to February 23, 1997, solely as a result of environmental contamination relating to the Excess Land; and (3) a conditional warrant issued to NatWest to purchase 331,543 shares of Common Stock which shall only be exercisable if the indebtedness owed by Landlord to NatWest is not refinanced prior to February 23, 1997.

     A portion of the proceeds from the sale of the Facility and the Fleet loan was used to provide the funds necessary to repay mortgage indebtedness of the Company to NatWest in the amount of approximately $5,700,000 and to pay the Company's existing credit line debt owed to NatWest and Chemical Bank in the amount of approximately $3,000,000. The Fleet credit facility also provides certain letters of credit facilities for operations of the Company's foreign subsidiaries.

     As a result of the sale of the Facility, the Company expects to recognize a loss on its income statement, anticipated to be in the range of $2,500,000 to $3,000,000, because the proceeds of the sale are less than the costs of the Facility, as carried on the Company's balance sheets.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 1 - Lease Agreement by and between RSI (NJ) QRS 12-13, Inc., and Rheometric Scientific, Inc. dated as of February 23, 1996.

     Exhibit 2 - Warrant to Purchase 132,617 shares Common Stock of Rheometric Scientific, Inc. issued to RSI (NJ) QRS 12-13, Inc.

     Exhibit 3 - Warrant to Purchase 331,543 shares of Common Stock of Rheometric Scientific, Inc. issued to RSI (NJ) QRS 12-13, Inc.

     Exhibit 4 - Warrant to Purchase 331,543 shares of Common Stock of Rheometric Scientific, Inc. issued to NatWest Bank, N.A.

     Exhibit 5 - Loan and Security Agreement with Fleet Capital
Corporation dated February 23, 1996.

     Exhibit 6 - Revolving Credit Facility Note - Fleet Capital
Corporation

                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 1996                 RHEOMETRIC SCIENTIFIC, INC.



                              By:___/S/ Robert E. Davis_
                                   Robert E. Davis
                                   President and Chief
                                     Executive Officer

                                    EXHIBIT 1


                               LEASE AGREEMENT
                               by and between

                          RSI (NJ) QRS 12-13, INC.,
                          a New Jersey corporation

                                 as LANDLORD

                                     and

                        RHEOMETRIC SCIENTIFIC, INC.,
                          a New Jersey corporation

                                  as TENANT


                      Premises:  Piscataway, New Jersey






                       Dated as of:  February 23, 1996

                              TABLE OF CONTENTS

                                                              Page

         Parties                                               1
    1.   Demise of Premises                                    1
    2.   Certain Definitions                                   1
    3.   Title and Condition                                   9
    4.   Use of Leased Premises; Quiet Enjoyment               10
    5.   Term                                                  11
    6.   Basic Rent                                            12
    7.   Additional Rent                                       12
    8.   Net Lease; Non-Terminability                          14
    9.   Payment of Impositions                                15
    10.  Compliance with Laws and Easement Agreements;
         Environmental Matters                                 16
    11.  Liens; Recording                                      19
    12.  Maintenance and Repair                                19
    13.  Alterations and Improvements                          20
    14.  Permitted Contests                                    21
    15.  Indemnification                                       22
    16.  Insurance                                             23
    17.  Casualty and Condemnation                             26
    18.  Termination Events                                    28
    19.  Restoration                                           29
    20.  Procedures Upon Purchase                              31
    21.  Assignment and Subletting; Prohibition
         against Leasehold Financing                           32
    22.  Events of Default                                     34
    23.  Remedies and Damages Upon Default                     36
    24.  Notices                                               40
    25.  Estoppel Certificate                                  40
    26.  Surrender                                             41
    27.  No Merger of Title                                    41
    28.  Books and Records                                     41
    29.  Determination of Value                                42
    30.  Non-Recourse as to Landlord                           44
    31.  Financing                                             44
    32.  Subordination                                         45
    33.  Financial Covenants                                   45
    34.  Tax Treatment; Reporting                              45
    35.  Right of First Refusal                                46
    36.  Release of Excess Land                                47
    37.  Miscellaneous                                         48


                                  EXHIBITS

     Exhibit "A-1" - Land
     Exhibit "A-2" - Excess Land
     Exhibit "B"   - Machinery and Equipment
     Exhibit "C"   - Schedule of Permitted Encumbrances
     Exhibit "D"   - Rent Schedule
     Exhibit "E"   - Financial Covenants

          LEASE AGREEMENT, made as of this 23rd day of February, 1996, between RSI (NJ) QRS 12-13, INC., a New Jersey corporation ("Landlord"), with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and RHEOMETRIC SCIENTIFIC, INC., a New Jersey corporation ("Tenant"), with an address at One Possumtown Road, Piscataway, New Jersey 08854.

          In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

          1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the premises described in Exhibit "A-1" hereto, together with the Appurtenances (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

          2.   Certain Definitions.

               "Acquisition Cost" shall mean $6,300,000.

               "Additional Building" shall mean any free standing building (as opposed to any addition to the Improvements now or hereafter existing) constructed on the Land by Tenant, the cost of which is not paid for by Landlord.

               "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

               "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

               "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

               "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including
(a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

               "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and
(b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

               "Basic Rent" shall mean Initial Basic Rent or Subsequent Basic
                      Rent as the context may require.

               "Basic Rent Payment Dates" shall mean, collectively, the Initial Basic Rent Payment Dates and the Subsequent Basic Rent Payment Dates.

               "Casualty" shall mean any injury to or death of any person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining Property.

               "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

               "Condemnation" shall mean a Taking and/or a Requisition.

               "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

               "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

               "Covenants" shall mean the covenants and agreements described on Exhibit "E".

               "CPI" shall mean the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) or the successor index that most closely approximates the CPI.

               "CPI Increase" shall mean with respect to the amount in question, such amount increased on the first day of each Lease Year commencing with the first day of the second Lease Year by the annual percentage increase in the CPI.

               "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23(a)(iii).

               "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

               "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

               "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and
(ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law, the New Jersey Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act (the "Spill Act"), the New Jersey Solid Waste Management Act, the New Jersey Underground Storage of Hazardous Substances Act, and the New Jersey Air Pollution Control Act.

               "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

               "Equipment" shall mean the Equipment as defined in Paragraph
1.

               "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

               "Excess Land" shall mean that portion of the Land described in Exhibit "A-2" hereto.

               "Fair Market Value" shall mean (a) with respect to a determination of Fair Market Value under Paragraph 18 hereof, the higher of
(i) the fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (ii) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has not been extended for any extension periods provided for herein and (b) with respect to a determination of Fair Market Value under Paragraph 23 or 35 hereof, the higher of (i) the fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (ii) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for the first two extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

               "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

               "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

               "First Refinancing Loan" shall mean the Loan that refinances the Initial Loan.

               "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

               "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

               "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated byphenyls.

               "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

               "Improvements" shall mean the Improvements as defined in Paragraph 1.

               "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

               "Initial Basic Rent" shall mean Initial Basic Rent as defined in Paragraph 6.

               "Initial Basic Rent Payment Date" shall mean Initial Basic Rent Payment Date as defined in Paragraph 6.

               "Initial Loan" shall mean the Loan from NatWest Bank N.A.

               "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

               "Land" shall mean the Land as defined in Paragraph 1.

               "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

               "Lease" shall mean this Lease Agreement.

               "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

               "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

               "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

               "Lender" shall mean (a) National Westminster Bank NJ, its successors and assigns, and (b) any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

               "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

               "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

               "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

               "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

               "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

               "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

               "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

               "Person" shall mean an individual, partnership, association, corporation or other entity.

               "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" clause requiring a prepayment premium in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to a prepayment.

               "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) 8.5% per annum.

               "Prime Rate" shall mean the annual interest rate as published, from time to time, in the Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event the Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

               "Relevant Amount" shall mean the Termination Amount or the Default Termination Amount, as the case may be.

               "Relevant Date" shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii) or (e) the date on which Landlord receives an offer from a Third Party Purchaser pursuant to Paragraph 35(b).

               "Rent" shall mean, collectively, Basic Rent and Additional
Rent.

               "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

               "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

               "State" shall mean the State of New Jersey.

               "Subsequent Basic Rent" shall mean Subsequent Basic Rent as defined in Paragraph 6.

               "Subsequent Basic Rent Payment Date" shall mean Subsequent Basic Rent Payment Date as defined in Paragraph 6.

               "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

               "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

               "Term" shall mean the Term as defined in Paragraph 5.

               "Termination Amount" shall mean the greater of (a) Fair Market Value or (b) the sum of the Acquisition Cost and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount.

               "Termination Date" shall mean Termination Date as defined in Paragraph 18.

               "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

               "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

               "Warrant" shall mean the Warrant dated the date hereof issued by Tenant to Landlord, as the same may hereafter be amended or supplemented with Landlord's written consent.

          3.   Title and Condition.

               (a) The Leased Premises are demised and let subject to (i) the Mortgage and Assignment presently in effect, (ii) the rights of any Persons in possession of the Leased Premises, (iii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances,
(iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

               (b) Tenant acknowledges that the Leased Premises is in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN,
(iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION,
(viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

               (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

               (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

          4.   Use of Leased Premises; Quiet Enjoyment.

               (a) Tenant may occupy and use the Leased Premises for a light industrial manufacturing facility (with ancillary office use) and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, including but not limited to, any Environmental Law, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Improvements or
(iv) constitute a public or private nuisance or waste.

               (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or anyone claiming by, through or under Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select, accompanied by a representative of Tenant (which Tenant shall provide) and upon reasonable notice to Tenant (except in the case of an emergency, in which no notice or representative of Tenant shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

          5.   Term.

               (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the one hundred eightieth (180th) calendar month next following the date hereof (the "Expiration Date").

               (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th), tenth (10th) and fifteenth (15th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of five (5) years, unless Tenant shall notify Landlord in writing in recordable form at least one (1) year prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

               (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to
(i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and
(ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

          6. Basic Rent. From the date hereof to, but not including, the date on which the First Refinancing Loan is funded Tenant shall pay to Landlord, as initial annual rent for the Leased Premises, the amounts determined in accordance with Paragraph 1(a) of Exhibit "D" hereto ("Initial Basic Rent"), such payment to commence on the first day of March, 1996 and to continue on the first day of each June, September, December and March thereafter until the date on which the First Refinancing Loan is funded (each such day being an "Initial Basic Rent Payment Date"). Commencing on the first day of the first month following the date on which the First Refinancing Loan is funded and continuing on the first day of each third month thereafter for the balance of the Term (each such date being a "Subsequent Basic Rent Payment Date"), Tenant shall pay to Landlord as annual rent for the Leased Premises, the amounts determined in accordance with Paragraphs 1(b), 2, 3 and 4 of Exhibit "D" ("Subsequent Basic Rent"). Each rental payment shall be made, at Landlord's sole discretion, (a) to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and
(b) by wire transfer in Federal Funds or check in immediately collectible funds. Pro rata Initial Basic Rent for the period from the date hereof through the last day of the month hereof shall be paid on the date hereof.
On the first Subsequent Basic Rent Payment Date following the date on which the First Refinancing Loan is funded the payment of Subsequent Basic Rent shall be increased or decreased, as the case may be, by the difference between the Initial Basic Rent and the Subsequent Basic Rent for the period from the date on which the First Refinancing Loan is funded to but not including the first Subsequent Basic Rent Payment Date and, if the first Subsequent Basic Rent Payment Date would not have been an Initial Basic Rent Payment Date, Tenant shall receive a credit against the payment of Subsequent Basic Rent in an amount equal to the pro rata Initial Basic Rent for the period from the first Subsequent Basic Rent Payment Date to but not including what would have been the next Initial Basic Rent Payment Date.

          7.   Additional Rent.

               (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                    (i) except as otherwise specifically provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership (excluding, in any event, taxes arising from a sale or other disposition of the Leased Premises to any Person other than Tenant or its designee or any voluntary pledge or creation of a security interest in the Leased Premises or interest therein by Landlord), use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease,
(D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord excluding, however, costs and expenses incurred by Landlord in litigation between Landlord and Tenant in which Tenant is the prevailing party, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease excluding, however, litigation between Landlord and Tenant in which Tenant is the prevailing party, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) reasonable Costs of Landlord's counsel and reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, (J) the cost of any appraisal required by a Lender under the terms of the Mortgage, and (K) any other items specifically required to be paid by Tenant under this Lease;

                   (ii) after the date all or any portion of any installment of Basic Rent is due and not paid, an amount ("Late Charge") equal to five percent (5%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any consecutive twelve (12) month period the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days following the due date thereof;

                  (iii) sums (including any late charge, default penalties, interest and fees of Lender's counsel) in excess of the percentage of the Late Charge and Default Interest which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                   (iv) interest at the rate (the "Default Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

               (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within five (5) days after Landlord's demand for payment thereof.

               (c) In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

          8.   Net Lease; Non-Terminability.

               (a) This is a net lease and, except as otherwise specifically provided herein, all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

               (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation, (iii) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease,
(iv) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (v) any latent or other defect in any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, (vii) any violation of any provision of this Lease by Landlord, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (ix) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) any action with respect to this Lease (including the disaffirmance hereof so long as such action does not increase the obligations of Tenant under this Lease) which may be taken by Landlord or any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xi) any interference with Tenant's use of the Leased Premises, (xii) market or economic changes or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. Nothing herein shall, however, prevent Tenant from seeking injunctive relief against Landlord if Landlord breaches its obligations under Paragraph 4(b).

               (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including
Section 502(b)(6) of the Bankruptcy Code).

               (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

          9.   Payment of Impositions.

               (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to the any of Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge),
(B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten
(10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

               (b) Landlord shall have the right at any time following the occurrence of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Escrow Payment") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall reasonably determine the amount of the Escrow Charges and of each Escrow Payment. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

          10.  Compliance with Laws and Easement Agreements; Environmental
Matters.

               (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

               (b) Upon any closures of operations or transfers of ownership or operations, Tenant either shall obtain from the New Jersey Department of Environmental Protection ("NJDEP") a Letter of Non-Applicability ("LNA") or shall take all actions necessary to comply with the requirements of ISRA.

               (c) Tenant shall, at its sole cost and expense, be responsible for compliance with ISRA for any and all closures of operations or transfers of ownership or operations at the Leased Premises, including, but not limited to, those that result from Tenant's assignment or subletting of the Leased Premises.

               (d) Tenant shall deliver to Landlord, at least thirty (30) days prior to the Expiration Date or any extension thereof, either an LNA or a form of ISRA approval of Tenant's cessation of operations at the Leased Premises.

               (e) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord which shall not be unreasonably withheld or delayed.

               (f) Not more frequently than once every two years and at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation exists or if an Event of Default exists, and upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessments made following an Event of Default or following notice from Landlord or Lender that such party has a reasonable basis to believe that an Environmental Violation exists shall be paid by Tenant. The cost of any other Site Assessment shall be paid by Landlord.

               (g) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of the same is likely to exceed $50,000, Tenant shall provide to Landlord, within ten
(10) days after Landlord's request therefor, evidence of any adequate financial assurances required by Lender or applicable Law that Tenant will effect such remediation in accordance with applicable Environmental Laws. If the cost of remediation is likely to exceed $200,000, and Tenant has not been required to post adequate financial assurances with any governmental agency having jurisdiction over such remediation Landlord shall have the right to require financial assurances whether or not such assurances are required by Lender or applicable Law. Such financial assurances shall be in the form and amount required by applicable Law or if Landlord is permitted to and requires such security then by a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

               (h) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earliest to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or evidence satisfactory to Landlord and Lender that a plan for remedial action in accordance with all Legal Requirements has commenced with funds for completion of such plan deposited with Landlord or with the governmental agency having jurisdiction over such remediation or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease or (iii) the purchase of the Leased Premises by Tenant provided that Tenant shall have complied with the requirements of Paragraph 10(d) hereof.

               (i) If Tenant fails to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

               (j) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

               (k) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party to not at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

               (l) In the event that Tenant performs remedial and cleanup activities in order to comply with any Environmental Law, such remedial and cleanup activities shall be accomplished in a manner that does not require the imposition of engineering and/or institutional controls, as those terms are defined by ISRA or otherwise, including, but not limited to, structure and land use restrictions and declarations of environmental restriction or other forms of deed notice and establishment of groundwater classification exception areas without the prior written consent of Landlord and Lender, which consent as to Landlord shall not be unreasonably withheld.

          11.  Liens; Recording.

               (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

               (b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

          12.  Maintenance and Repair.

               (a) Tenant shall at all times maintain the Leased Premises and the Adjoining Property in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

               (b)  If any Improvement, now or hereafter constructed, shall
(i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, then, except with respect to encroachments shown on the survey obtained by Landlord in connection with its acquisition of the Leased Premises, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

          13.  Alterations and Improvements.

               (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender, to make (i) Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $350,000 and (ii) to install Equipment in the Improvements or accessions to the Equipment, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, or series of related Alterations is in excess of $350,000, or if an Equipment is installed other than in the manner in clause (ii) of the immediately preceding sentence, the prior written approval of Landlord and Lender shall be required, such approval not to be unreasonably withheld, delayed or conditioned. Tenant shall not construct upon the Land any Additional Buildings without having first obtained the prior written consent of Landlord and Lender, which consent shall not be unreasonably withheld or delayed.

               (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired,
(ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement, (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19(a), whether or not such Work involves restoration of the Leased Premises.

          14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as no Event of Default (other than an Event of Default predicated on a Permitted Violation that Tenant has the right to contest and is vigorously contesting in accordance with the terms of this Paragraph 14) then exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent,
(v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any criminal liability.

          15.  Indemnification.

               (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity (except for gross negligence or willful misconduct), arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property other than with respect to matters for which Tenant has no obligation or liability under the terms of this Lease (i.e., Landlord's federal income taxes), (ii) any casualty in any manner arising from the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or (iv) any alleged, threatened or actual Environmental Violation, including
(A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to CERCLA, or any successor act or any act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

               (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

               (c) The obligations of Tenant under this Paragraph 15 shall survive any rejection in bankruptcy of this Lease or any termination of expiration of this Lease.

          16.  Insurance.

               (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

                    (i) Insurance against physical loss or damage to the Improvements and Equipment as provided under a standard "All Risk" property policy, in amounts not less than replacement cost of the Improvements and Equipment except that earthquake insurance shall not be required and flood insurance shall be maintained in the amount of $250,000, provided, that Landlord shall have the right to require flood insurance in the maximum amount available, if, in the reasonable opinion of Landlord, such increased amount is deemed desirable. Such policies shall contain replacement cost and agreed amount endorsements and shall contain deductibles not more than $25,000 per occurrence.

                   (ii) Commercial general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate including but not limited to comprehensive general liability and business auto liability (including non-owned and hired automobile liability) and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

                  (iii) Worker's compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

                   (iv) Comprehensive boiler and machinery insurance on any of the Equipment or any other equipment on or in the Leased Premises in an amount not less than $1,000,000 for damage to property. Such policy shall include coverage for expediting expenses, ammonia contamination and hazardous materials cleanup with sub-limits of at least $100,000. Such policies may contain a deductible not in excess of $25,000.

                    (v) Business income/interruption insurance to include loss of rents on an actual loss sustained basis with a period of indemnity not less than one year from the time of loss. Such insurance shall name Landlord and Lender as "loss payee" solely with respect to Rent payable to or for the benefit of Landlord under this Lease.

                   (vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                  (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

               (b) The insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating of A:X or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as the insured owner and loss payee as its interest may appear (unless Landlord elects to have Lender designated as loss payee in its stead). The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. Notwithstanding anything to the contrary contained herein, neither Landlord nor Lender shall have any interest in the insurance with respect to any Additional Building.

               (c)  Each insurance policy referred to in clauses (i), (iv),
(v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

               (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least 30 days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original policies.

               (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by this Paragraph 16 will be available notwithstanding any losses with respect to other property covered by such blanket policies. The amount of the total insurance allocated to the Leased Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 16, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

               (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

               (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies therefor.

               (h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

               (i) Each insurer is hereby authorized and directed to make payment under any insurance described in clause (i) and, to the extent of Landlord's interest therein, clauses (iv), (v) and (vi) of Paragraph 16(a), directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor.

          17.  Casualty and Condemnation.

               (a) If any Casualty to the Leased Premises occurs, Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default exists (other than an Event of Default occasioned by Tenant's failure to repair and maintain the Leased Premises solely as a result of such Casualty) Tenant is hereby authorized (subject to the next sentence) to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

               (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists (other than an Event of Default occasioned by Tenant's failure to repair and maintain the Leased Premises solely as a result of such Condemnation), Tenant is (subject to the next sentence) authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant herein. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

               (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations (except to the extent that Landlord receives the proceeds of rental insurance). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including $100,000 shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of $100,000 shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

          18.  Termination Events.

               (a) If (i) the entire Leased Premises shall be taken by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Leased Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it will abandon operations at the Leased Premises for a period of at least five (5) consecutive years (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty
(30) days after the Casualty, as the case may be, to give to Landlord written notice of the Tenant's option to terminate this Lease (a "Termination Notice") in the form described in Paragraph 18(b).

               (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value.

               (c) If Landlord shall reject such offer to terminate this Lease by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination
(i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and
(iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate automatically shall be extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

               (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant Landlord's entire interest in and to the Net Award, all in accordance with Paragraph 20.

          19.  Restoration.

               (a) Landlord (or Lender if required by any Mortgage) shall hold any Net Award in excess of $100,000 ("Fund Amount") (increased annually by an amount determined by multiplying the then Fund Amount by the annual percentage increase in the CPI) and in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                    (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                   (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

                  (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) reasonably satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other reasonably acceptable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                   (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                    (v) Landlord may retain ten percent (10%) of the restoration fund until 50% of the restoration is fully completed, at which time retention shall be reduced to 5%;

                   (vi) the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                  (vii) such other reasonable conditions as Landlord or Lender may impose.

               (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

               (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be paid to Lender if required by a Note or Mortgage, or if not so required and so long as any Event of Default does not exist, paid to Tenant in the event of a Casualty or retained by Landlord in the event of a Condemnation.

          20.  Procedures Upon Purchase.

               (a) If the Leased Premises is purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances, and liens, exceptions and restrictions on, against or relating to the Leased Premises which were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

               (b) Upon the date fixed for any such purchase of the Leased Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount and any escrow deposits held by Landlord and applicable to periods after the date of conveyance, and Landlord shall deliver to Tenant (i) a bargain and sale deed with covenants against grantor's acts which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and
(iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if any claim has been made which, in Landlord's reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then, to the extent not covered by the proceeds of insurance, an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

               (c)  If the completion of such purchase shall be delayed after
(i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

               (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

          21.  Assignment and Subletting; Prohibition against Leasehold
Financing.

               (a) (i) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("Preapproved Assignment") to assign this Lease by operation of law or otherwise to any Person ("Preapproved Assignee") that immediately following such assignment has a publicly traded unsecured senior debt rating of "Baa" or better from Moody's Investors Services, Inc. or a rating of "BBB" or better from Standard & Poor's Corporation (or in the event both of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender). Any other assignment, whether by operation of law or otherwise, shall require the prior written consent of Landlord, which consent may be withheld by Landlord for any or no reason. Landlord acknowledges that any sale of stock by shareholders of Tenant shall not be considered an assignment of this Lease by operation of law.

                   (ii) Tenant shall have the right (A) to enter into one or more subleases that demise, in the aggregate, up to but not in excess at any time of forty percent (40%) of the gross space in the Improvements with no consent or approval of Landlord being required or necessary ("Preapproved Sublet"). Other than pursuant to a Preapproved Sublet, no portion of the Leased Premises shall be subleased during the Term to any other Person without the prior written consent of Landlord and Lender, which consent shall not be unreasonably withheld or delayed, and which consent shall be granted or withheld based on a review of the following criteria as they relate to the proposed sublessee: (1) credit, (2) capital structure, (3) management,
(4) operating history and (5) the proposed use of the sublet portion of the Improvements, taking into account factors related to the proposed subtenant's use of the Leased Premises such as environmental concerns. Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their reasonable review of the above-described criteria.

               (b) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease made as permitted by this Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

               (c) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

               (d) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants or at any time following the occurrence of an Event of Default to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

               (e) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or under any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void. Tenant shall have the right to grant chattel mortgages on or security interests in connection with the financing of equipment that is not an Alteration to the Equipment, and Landlord shall execute lien waivers in connection therewith provided that the same shall be in form and substance reasonably satisfactory to Landlord.

               (f) Subject to the provisions of Paragraph 35 hereof, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and Third Party Purchaser expressly assumes all of the obligations of Landlord under this Lease. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above provided that such documents do not increase the liabilities and obligations of or reduce the rights of Tenant hereunder.

          22.  Events of Default.

               (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                    (i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

                   (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                  (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                   (iv) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $1,500,000 (as increased on each Lease Year commencing with the second Lease Year by the CPI Increase) or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause such obligation to become due prior to its stated maturity;

                    (v) a default by Tenant beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $500,000 (as increased on each Lease Year commencing with the second Lease Year by the CPI Increase) or more;

                   (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $500,000 in the aggregate (as increased on each Lease Year commencing with the second Lease Year by the CPI Increase) shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days less any amounts payable from the proceeds of insurance;

                  (vii)  The breach of any Covenant shall occur;

                 (viii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                   (ix) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                    (x) the Leased Premises shall have been vacated or abandoned;

                   (xi) Except as specifically permitted in Exhibit "E" hereto, Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                  (xii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                 (xiii) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

                  (xiv) Except as specifically permitted in Exhibit "E", Tenant shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets; or

                   (xv) Tenant shall breach its obligations under the Warrant.

               (b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),
(xiii), or (xv) of Paragraph 22(a); (B) the default consists of a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice within any Lease Year. If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed the cure period provided to Landlord in the Mortgage), provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

          23.  Remedies and Damages Upon Default.

               (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                    (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                   (ii) After repossession of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                  (iii) Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to terminate this Lease upon payment to Landlord of an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the Fair Market Value of the Leased Premises, (B) the sum of the Acquisition Cost and Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in this Lease. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above, Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

                   (iv) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term.

               (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                    (i)  If Landlord exercises its remedy under
Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                   (ii)  If Landlord exercises its remedy under
Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

               (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

               (d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

               (e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

               (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, LANDLORD AND TENANT WAIVES ANY RIGHT TO A TRIAL BY JURY.

               (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

               (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

               (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

               (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

          24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

          25. Estoppel Certificate. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall delivery to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect,
(b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by an court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchase or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

          26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

          27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

          28.  Books and Records.

               (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit as well as information regarding the use of the Leased Premises and the operations of Tenant therein.

               (b) Tenant shall deliver to Landlord and to Lender within 120 days of the close of each fiscal year, annual audited financial statements of Tenant prepared by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall include balance sheets, income and expense statements and comparisons to prior year's performance for the same period, and shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

          29.  Determination of Value.

               (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                    (i) Landlord and Tenant (or Landlord and Third Party Purchaser if Fair Market Value is being determined pursuant to Paragraph 35(b)) shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to terminate this Lease pursuant to Paragraph 23(a)(iii) or (D) Landlord receives an offer to purchase the Leased Premises pursuant to the third paragraph of Paragraph 35(a). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                   (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them (and given to Landlord by Tenant) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive.

                  (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                   (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                    (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                   (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers
(B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration. In determining Fair Market Value as unencumbered by this Lease, the appraisers shall be directed not to include the fair market value of any Additional Building.

                  (vii) The Cost of the procedure described in this Paragraph 29(a) above shall be borne entirely by Tenant if Default Termination Amount is being determined. In all other cases the Cost of the procedure shall be split equally between Landlord and Tenant.

               (b) If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

               (c) In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (a) the Present Value of the Rent for the remaining Term, assuming the Term has been extended for the first two extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (b) the Present Value of the Leased Premises as of the end of such Term (having assumed the Term has been extended for the first two extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Tenant has not violated (and will not violate) any of the Covenants.

          30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          31.  Financing.

               (a) Tenant agrees to pay, within three (3) business days of written demand therefor, any reasonable cost, charge or expense, in connection with the refinancing of the Initial Loan, including, without limitation commitment fees and brokerage commissions payable by Landlord.

               (b) If Landlord desires to obtain or refinance any Loan, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any Assignment, environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease.
Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand of offset which Tenant may have against Landlord except to the extent that Lender has received from Landlord funds of Tenant that were previously held by Landlord.

          32. Subordination. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

          33. Financial Covenants. Tenants hereby covenants and agrees to comply with all the covenants and agreements described in Exhibit "E" hereto.

          34. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under
Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

          35.  Right of First Refusal.

               (a) Except as otherwise provided in clause (d) of this Paragraph 35, and provided an Event of Default does not then exist, if between the tenth (10th) and eleventh (11th) anniversaries of the date of this Lease Landlord shall enter into a contract for the sale (the "Sale Contract") of the Leased Premises with a Third Party Purchaser, which Sale Contract Landlord covenants shall be conditioned upon Tenant's failure to exercise its right under this Paragraph 35(a), Landlord shall give written notice to Tenant of the Sale Contract, together with a copy of the executed Sale Contract and the name and business address of the Third Party Purchaser.

                    For a period of fifteen (15) days following receipt of such notice, Tenant shall have the right and option, exercisable by written notice to Landlord given within said fifteen (15) day period, to elect to purchase the Leased Premises at the purchase price and upon all the terms and conditions set forth in such Sale Contract except that no contingencies contained in such Sale Contract as to environmental assessments, engineering studies, inspection of the Leased Premises, availability of financing, sale of other property, state of the title to or encumbrances on the Leased Premises, or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Leased Premises which pertains to the condition of the Leased Premises, the Third Party Purchaser's ability to take certain action or any other factor beyond the control of Landlord, shall apply to Tenant's obligation to purchase the Leased Premises under this Paragraph 35, and Tenant shall be obligated to purchase the Leased Premises without any such condition or contingency.

                    If, at the expiration of the aforesaid fifteen (15) day period Tenant shall have failed to exercise the aforesaid option, Landlord may sell the Leased Premises to such Third Party Purchaser upon the terms set
forth in such contract.       For the purposes of this Paragraph 35(a), the
purchase price in any such Sale Contract shall be deemed to be "acceptable to Landlord" if the terms of such contract provide (i) for a purchase price for an amount equal to or greater than the greater of (A) Fair Market Value (which shall be determined in accordance with the procedure set forth in Paragraph 29 of this Lease, except that references to Tenant in Paragraphs 29(a) and (b) hereof shall mean the Third Party Purchaser and the cost of all appraisals shall be paid by the Third Party Purchaser) or (B) the Acquisition Cost plus Prepayment Premium, (ii) that the purchaser pays all costs in connection with such purchase, (iii) that such purchase price is payable in cash at the closing of the sale of the Leased Premises, (iv) the closing date for such purchase will occur no later than thirty (30) days after the eleventh (11th) anniversary of the date of this Lease, and (v) title will be conveyed subject to the matters specified in Paragraph 20(a).

               (b) Except as otherwise specifically provided in the foregoing paragraph with respect to a Sale Contract that is "acceptable to Landlord", the closing date for any purchase of the Leased Premises by Tenant pursuant to this Paragraph 35 shall be the earlier to occur of (i) ninety
(90) days after the date of Tenant's notice to Landlord of its intention to purchase the Leased Premises upon the terms of a contract for sale with a Third Party Purchaser but no later than thirty (30) days following the eleventh (11th) anniversary of the date of this Lease or (ii) the closing date provided in such Sale Contract. At such closing Landlord shall convey the Leased Premises to Tenant in accordance with, and Tenant shall pay to Landlord the purchase price and other consideration set forth in, the applicable contract except as otherwise provided herein.

               (c) Notwithstanding anything to the contrary, if Tenant fails or is unable to exercise the right of first refusal granted pursuant to this paragraph (a) above (i.e., by the eleventh (11th) anniversary of the date of this Lease), or if this Lease terminates or the Term expires, such right shall terminate and be null and void and of no further force and effect.

               (d) The provisions of Paragraph 35 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject,
(iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein by deed in lieu of foreclosure, (iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises to any affiliate of Landlord or to any entity for whom W.P. Carey & Co., Inc., W.P. Carey Incorporated or any of their affiliates provides management services or investment advice, (vi) any Person to whom Landlord sells all or substantially all of its assets, or (vii) any transfer of the Leased Premises to any of the successors or assigns of any of the Persons referred to in the foregoing clauses (i) through (iv).

          36.  Release of Excess Land.

               (a) Landlord acknowledges that the Excess Land is not necessary for Tenant's current and contemplated use of the Leased Premises. Landlord shall convey the Excess Land to or as directed by Tenant; provided, that the following conditions are satisfied: (i) Landlord shall receive
(A) 70% of the net purchase price (gross sales price less customary and reasonable closing costs) if the Initial Loan is then outstanding or 50% of said net purchase price if the First Refinancing Loan has been funded or,
(B) if the Excess Land is to be transferred to Tenant, 70% or 50%, as applicable, of the appraised value of the Excess Land as determined by an appraiser satisfactory to Landlord and Lender, (ii) the Leased Premises shall have been subdivided in compliance with all applicable subdivision laws, Legal Requirements and Easement Agreements so that the Excess Land and the remainder of the Leased Premises (the "Retained Premises") are separate tracts, (iii) after such sale both the Excess Land and the Retained Premises shall comply with all applicable Laws, Legal Requirements and Easement Agreements, and (iv) all Costs of Landlord, Lender and Tenant in connection with the sale of the Excess Land and in complying with the above conditions, including reasonable attorneys' fees, shall be borne solely by Tenant. Concurrently with the transfer of the Excess Land, Landlord shall grant to Tenant customary utility easements along the property lines of the Retained Premises in locations approved by Landlord, and Landlord shall grant to Tenant an access easement in a location selected by Landlord in its sole discretion and subject to such terms and conditions as Landlord in its sole discretion shall determine. In any event Landlord shall have no obligation to grant such access easement if, in Landlord's judgment, the use of the easement will create an undue burden on or decrease the value of the Remaining Premises. If Landlord conveys the Excess Land, then this Lease shall terminate with respect to the Excess Land, but shall remain in full force and effect with respect to the Retained Premises, provided, however, that in no event will the release of the Excess Land from this Lease amend, reduce or modify any of the obligations and liabilities of Tenant hereunder, including the obligation to pay Basic Rent in the amount set forth in Exhibit "D" hereto.

               (b) If Landlord reasonably determines that it shall be unable to refinance the Initial Loan by the first anniversary of the date of this Lease due to Potential Environmental Problem it shall so notify Tenant in writing. In such event Tenant shall have the right subject to the terms of Paragraph 36(a) above as clause (i) is hereinafter modified, to direct Landlord to convey the Excess Land to or as directed by Tenant, provided, that in such case the amount to be received by Landlord in consideration of such conveyance shall be 50% of the amount to be paid to Initial Lender for the release of the Excess Land from the Mortgage (provided that Tenant shall be responsible for arranging for such release). "Potential Environmental Problem" shall mean the inability of Landlord to refinance the Initial Loan solely as a result of any actual possible contamination to the Excess Land or adjacent stream or as a result of the environmental monitoring program proposed by the Department of Energy for the sampling of sediments and water on the Leased Premises to determine levels of any radioactive contamination and performing any remedial action to remove any existing contaminated material.

          37.  Miscellaneous.

               (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

               (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions";
(iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

               (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

               (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

               (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

               (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

               (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

               (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               (i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                               LANDLORD:


                               RSI (NJ) QRS 12-13, INC.



                               By: /S/ Howard J. Altmann

                               Title: Senior Vice President



ATTEST:                        TENANT:

                               RHEOMETRIC SCIENTIFIC, INC.
                               a New Jersey corporation



By: /s/ J C Fuhrmeister        By: /s/ Alan R. Eschbach

Title:  A.S./V.P.              Title:  Exec. V.P.

[Corporate Seal]

                                                 EXHIBIT A-1

                              PREMISES


DESCRIPTION of Lots 1, 2 and 3A, Block 413, Piscataway Township, Middlesex County, New Jersey.

BEGINNING at a point on the Township of Piscataway/Borough of Middlesex, New Jersey Boundary Line, said point being the intersection of said Boundary line and the northeasterly sideline of Possumtown Road (66 ft. R.O.W.), and running thence;

1. North 34 Degrees-55'-05" East, and along said Boundary Line, 569.15 feet, to a monument at a bend in said Boundary Line; thence

2. North 62 Degrees-02'-14" East, and along said Boundary Line, 1541.47 feet to a point; thence

3. South 03 Degrees-31'-39" West, and along the westerly line of Lot 1Z in Block 396 as shown on the Tax Maps of the Township of Piscataway, 235.72 feet to a point; thence

4. South 82 Degrees-15'-08" West, and along the northerly sideline of Lot 1Z in Block 396 and a 50 ft. drainage easement within it as shown on said Tax Maps, 388.65 feet to a point; thence

5. South 0 Degrees-40'-44" East, and along the westerly sideline of Lot 1Z in Block 412, as shown on said Tax Maps, 194.41 feet to a point; thence

6. South 86 Degrees-23'-19" West, and along the northerly sideline of Lot 1Z in Block 412, as shown on said Tax Maps, 175.39 feet to a point; thence

7. South 13 Degrees-21'-19" East, and along the Westerly sidelines of Lot 1Z in Block 412 and Lot 1Z in Block 411 as shown on said Tax Maps,
     375.57 feet to a point; thence

8. South 11 Degrees-21'-27" East, and along the westerly sideline of Lot 1Z in Block 411, as shown on said Tax Maps, 164.50 feet to a point; thence

9. South 87 Degrees-59'-07" West, and along the northerly sideline of Lot 3B in Block 413 as shown on said Tax Maps, 642.74 feet to a point on the northeasterly sideline of Lot 3A in Block 413, as shown on said Tax Maps, said corner also being a monument; thence

10. South 39 Degrees-45'-56" East, and along said sideline, 298.16 feet to a corner of Lot 3B in Block 413 as shown on said Tax Maps, said corner also being an iron pin; thence

11. South 51 Degrees-03'-34" West, and along the northwesterly sideline of said Lot 3B in Block 413, 291.00 feet to a point; thence

12. South 38 Degrees-56'-26" East, and along said sideline, 4.00 feet to a point; thence

13. South 51 Degrees-03'-34" West, and along the said sideline, 20.00 feet, to a point; thence

 14. North 38 Degrees-56'-26" West, and along the said sideline, 4.00 feet, to a point; thence

15. South 51 Degrees-03'-34" West, and along the northwesterly sideline of the said Lot 3B in Block 413, 211.00 feet to a point of curvature; thence

16. On a curve to the right, having a radius of 35.00 feet, a delta of 90 Degrees-00'-00", and an arc length of 54.98 feet to a point on the easterly sideline of Possumtown Road; thence

17. North 38 Degrees-56'-26" West, and along said sideline, 520.66 feet to the Township Boundary Line and the Point of BEGINNING.

Containing 853,356 plus or minus square feet - 19.590 acres.

                                                    EXHIBIT A-2

                                 EXCESS LAND


BEGINNING at a point on the Township of Piscataway/Borough of Middlesex, New Jersey Boundary Line, said point being the following 2 courses northeasterly of the intersection of said Boundary Line and the northeasterly sideline of Possumtown Road:

A. North Thirty Four Degrees Fifty Five Minutes and Five Seconds East (N 34 Degrees 55' 05" E), and along said Boundary Line, Five Hundred Sixty Nine and Fifteen Hundredths Feet (569.15'), to a monument at a bend in said Boundary Line; thence

B. North Sixty Two Degrees Two Minutes Fourteen Seconds East (N 62 Degrees 02' 14" E), and along said Boundary Line, One Hundred Fourteen and Ninety Eight Hundredths Feet (114.98') to the point of BEGINNING.

From the afore described point of Beginning running thence;

1. North Sixty Two Degrees Two Minutes Fourteen Seconds East (N 62 Degrees 02' 14" E), and along said Boundary Line, One Thousand Four Hundred Twenty Six and Forty Nine Hundredths Feet (1426.49') to a point, thence;

2. South Three Degrees Thirty One Minutes Thirty Nine Seconds West (S 3 Degrees 31' 39" W), and along the westerly line of Lot 1Z in Block 396 as shown on the Tax Maps of the Township of Piscataway, Two Hundred Thirty Five and Seventy Two Hundredths Feet (235.72') to a point, thence;

3. South Eighty Two Degrees Fifteen Minutes Eight Seconds West (S 82 Degrees 15' 08" W), and along the northeasterly side line of Lot 1Z in Block 396 and a 50' Drainage easement within it as shown on said Tax Maps, Three Hundred Eighty Eight and Sixty Five Hundredths Feet (388.65') to a point, thence;

4. South Zero Degrees Forty Minutes Forty Four Seconds East (S 0 Degrees 40' 44" E), and along the westerly sideline of Lot 1Z in Block 412, as shown on said Tax Maps, One Hundred Ninety Four and Forty One Hundredths Feet (194.41') to a point, thence;

5. South Eighty Six Degrees Twenty Three Minutes Nineteen Seconds West (S 86 Degrees 23' 19" W), and along the northerly sideline of Lot 1Z in Block 412, as shown on said Tax Maps, One Hundred Seventy Five and Thirty Nine Hundredths Feet (175.39') to a point, thence;

6. South Thirteen Degrees Twenty One Minutes Nineteen Seconds East (S 13 Degrees 21' 19" E), and along the westerly sideline of Lot 1Z in Block 412 and Lot 1Z in Block 411 as shown on said Tax Maps, Three Hundred Seventy Five and Fifty Seven Hundredths Feet (375.57') to a point, thence;

7. South Eleven Degrees Twenty One Minutes Twenty Seven Seconds East (S 11 Degrees 21' 27" E), and along the westerly sideline of Lot 1Z in Block 411, as shown on said Tax Maps, One Hundred Sixty Four and Fifty Hundredths Feet (164.50') to a point, thence;

 8. South Eighty Seven Degrees Fifty Nine Minutes Seven Seconds West (S 87 Degrees 59' 07" W), and along the northerly sideline of Lot 3B in Block 413 as shown on said Tax Maps, Six Hundred Forty Two and Seventy Four Hundredths Feet (642.74') to a point on the northeasterly sideline of Lot 3A in Block 413, as shown on said Tax Maps, thence;

9. North Thirty Nine Degrees Forty Five Minutes Fifty Six Seconds West (N 39 Degrees 45' 56" W), and along said sideline, One Hundred Ninety Nine and Ninety Four Hundredths Feet (199.94') to the southerly corner of Lot 2 in Block 413 as shown on said Tax Maps, thence;

10. North Fifty Eight Degrees Thirty One Minutes Thirty Four Seconds East (N 58 Degrees 31' 34" E), and along the southeasterly sideline of said Lot 2 in Block 413, Eighty Three and Sixty Three Hundredths Feet (83.63') to the easterly corner of said Lot, thence;

11. North Thirty One Degrees Twenty Eight Minutes Twenty Six Seconds West (N 31 Degrees 28' 26" W), and along the northeasterly line of said Lot 2 in Block 413, Two Hundred Six and Fifty Six Hundredths Feet (206.56') to the Township Boundary Line and the point of BEGINNING.

BEING Lot 1 Block 413 on Township of Piscataway Tax Map.

                                                            EXHIBIT B

                           MACHINERY AND EQUIPMENT


All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                       EXHIBIT C

                           PERMITTED ENCUMBRANCES



1.  Taxes, charges and assessments not yet due and payable.

2. Mortgage, Security Agreement and Assignment of Leases and Rents made by RSI (NJ) QRS 12-13, Inc. in favor of NatWest Bank N.A.

3.  Utility easement recorded in Deed Book 3518 Page 914.

                                                       EXHIBIT D

                             BASIC RENT PAYMENTS


          1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be payable quarterly in advance on each Basic Rent Payment Date in the following amounts:

               (a) Commencing on the Commencement Date and continuing on each Initial Rent Payment Dates until, but not including, the date on which the First Refinancing Loan is funded, Initial Basic Rent shall be $1,180,000 per annum payable in equal installments of $295,000.

               (b) Commencing on and including the date on which the First Refinancing Loan is funded and for the balance of the Term, annual subsequent basic rent ("Subsequent Basic Rent") shall be the sum of (i) the amount of the annual scheduled debt service payments payable on the First Refinancing Loan, (ii) 14.7% multiplied by the difference between $6,000,000 and the initial principal amount of the First Refinancing Loan and (iii) $15,000. Subsequent Basic Rent shall be payable on each Subsequent Basic Rent Payment Date and shall be subject to the adjustments provided for in Paragraphs 2, 3 and 4 below.

          2. CPI Adjustments to Basic Rent. The Subsequent Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Subsequent Basic Rent as adjusted by the CPI adjustment be less than the Subsequent Basic Rent in effect for the one year period immediately preceding such adjustment.

          3. Effective Dates of CPI Adjustments. Subsequent Basic Rent shall not be adjusted to reflect changes in the CPI until the first anniversary of the Basic Rent Payment Date on which the first full installment of Subsequent Basic Rent shall be due and payable under clause
(b) of Paragraph 1 above (the "First Full Subsequent Payment Date"). As of the first anniversary of the First Full Subsequent Payment Date and thereafter on each anniversary of the First Full Subsequent Payment Date, Subsequent Basic Rent shall be adjusted to reflect increases in the CPI during the most recent one year period immediately preceding each of the foregoing dates, except that if the First Full Subsequent Payment Date occurs more than one year after the Commencement Date, the first adjustment to Subsequent Basic Rent shall reflect increases in the CPI during the period from the Commencement Date to the first anniversary of the First Full Subsequent Payment Date (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

          4.   Method of Adjustment for CPI Adjustment.

               (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Subsequent Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Subsequent Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. In no event, however, will the new Subsequent Basic Rent exceed 103% of the Subsequent Basic Rent in effect prior to the annual CPI adjustment (or 3% per annum if the first adjustment to Subsequent Basic Rent is for a period of more than one (1) year). As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Subsequent Basic Rent will remain the same for the ensuing one year period.

               (b) Effective as of a given Basic Rent Adjustment Date, Subsequent Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Subsequent Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

               (c) Notice of the new annual Subsequent Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date.

                                                       EXHIBIT E

                             FINANCIAL COVENANTS


          1.   Corporate Existence; Control; Mergers, Etc.

               a) Except with respect to a merger or consolidation permitted under the terms of the following paragraph 1(b), Tenant shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Tenant shall, and shall cause of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have an adverse effect on the business, operations or financial condition of the enterprise comprised of the Tenant and its Subsidiaries taken as a whole.

               b) The Tenant shall not (i) consolidate with or merge into any other corporation except for a merger or consolidation between Tenant and one or more wholly-owned Subsidiaries of Tenant or, (ii) in a single transaction or series of related transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets to any Person or
(iii) make any substantial change in the nature of its business.

          2. Contingent Obligations. The Tenant will not become or be a guarantor or surety of, or otherwise incur any Contingent Obligation or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person (except as to any Subsidiary), or make or permit to exist any loans or advances to, or investments in, any other Person (except as to any Subsidiary) for an amount outstanding at any time in excess of the amount of Two Million Dollars ($2,000,000).

          3. Adjusted Funded Debt to Total Capitalization Ratio. During the Term, Tenant shall maintain on a consolidated basis an Adjusted Funded Debt to Total Capitalization of not less than .60 to 1.00.

          4. Consolidated Fixed Charge Coverage Ratio. Tenant shall maintain on a consolidated basis a Consolidated Fixed Charge Coverage Ratio of not less than 1.70 to 1.00 for the twelve (12) month period ending on the last day of each fiscal quarter of Tenant that occurs during the Term.

          5. Consolidated Minimum Working Capital. Tenant shall maintain on a consolidated basis at all times Working Capital of not less than the amount shown below for the period corresponding thereto:

          Period                        Amount

     Closing Date through December 31, 1996       $6,000,000
     January 1, 1997 through December 31, 1997    $6,500,000
     January 1, 1998 and at all times thereafter  $7,000,000

          6. Minimum Adjusted Tangible Net Worth. Tenant shall maintain at all times an Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     Closing Date through May 31, 1996            $8,750,000
     June 1, 1996 through December 31, 1996       $9,000,000
     January 1, 1997 through December 31, 1997    $9,500,000
     January 1, 1998 and at all times thereafter  $10,000,000

          7. Cash Flow. Tenant shall achieve Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     The three months ending March 31, 1996       <$  750,000>
     The six months ending June 30, 1996          <$  250,000>
     The nine months ending September 30, 1996    <$1,000,000>
     The twelve months ending December 31, 1996
       and for the twelve months ending
       on the last day of each subsequent month    $  0

          8. Consolidated Cash Flow. Tenant shall achieve Consolidated Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     The three months ending March 31, 1996       <$850,000>
     The six months ending June 30, 1996           $250,000
     The nine months ending September 30, 1996     $500,000
     The twelve months ending December 30, 1996
       and for the twelve months ending
       on the last day of each subsequent month    $750,000

          9. Definitions. Terms used in this Exhibit "E" and not otherwise defined in Paragraph 2 of the Lease shall have the following meanings:

          "Accounts" - in addition to "Accounts" as defined by the Code, all accounts, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to a Person arising from the sale, leases or exchange of goods or other property by a Person or the performance of service by a Person and all monies due to a Person arising out of any contracts for the sale, lease, or exchange of goods or property or the performance of service by a Person, including, without limitation, the right to receive the proceeds of any collateral security and guarantees of any kind given by any Person with respect to any of the foregoing, whether now owned or hereafter created or acquired by a Person or in which a Person now has or hereafter acquires any interest.

          "Adjusted Funded Debt" means Funded Debt less Subordinated Debt.

          "Adjusted Funded Debt to Total Capitalization Ratio" for any period means the ratio of Adjusted Funded Debt for such period to Total
Capitalization for such period.

          "Adjusted Net Earnings From Operations" - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes such fiscal period of Tenant, all as reflected on the consolidated and consolidating financial statements of Tenant supplied to Landlord pursuant to Paragraph 28 hereof, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets;
(iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Tenant, realized by such corporation prior to the date of such acquisition; (v) net earnings of any business entity (other than a Subsidiary) in which Tenant has an ownership interest unless such net earnings shall have actually been received by Tenant in the form of cash distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Tenant;
(vii) the earnings of any Person to which any assets of Tenant shall have been sold, transferred or disposed of, or into which Tenant shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the sale of any Securities of Tenant; (ix) any gain arising from extraordinary or non-recurring items; and (x) the actual amount of any loss of Tenant, but not to exceed $3,000,000, arising out of the sale by and lease of the Leased Premises to Tenant as reflected in the financial statements to be delivered pursuant to Paragraph 28 hereof.

          "Adjusted Tangible Assets" shall mean all assets of Tenant except:
(i) any surplus resulting from any write-up of assets subsequent to amounts reflected in the consolidated and consolidating financial statements of Tenant dated September 30, 1995, a true and correct copy of which Tenant has provided to Landlord; (ii) deferred assets, other than prepaid insurance and prepaid taxes and other prepaid expenses arising in the ordinary course; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) notes and Accounts due from obligors of Tenant outside of the United States of America or Canada unless such note or Account is backed by an irrevocable letter of credit in form and substance acceptable to Senior Lender; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

          "Adjusted Tangible Net Worth" at any date means a sum equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, plus (ii) Subordinated Debt, plus, (iii) the actual amount of any loss of Tenant but not to exceed $3,000,000, arising out of the sale by and lease of the Leased Premises to Tenant as reflected in the financial statements to be delivered pursuant to Paragraph 28 hereof, minus
(iv) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities, which would be recorded under GAAP.

          "Affiliate" shall mean a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Tenant; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of Tenant; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Tenant or a Subsidiary of Tenant. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Cash Flow" with respect to any fiscal period, means Tenant's Adjusted Net Earnings from Operations plus depreciation and amortization of assets, minus the sum of (i) nonfinanced Capital Expenditures incurred by Tenant during such fiscal period, (ii) Distributions made by Tenant during such fiscal period, (iii) any payments of principal made by Tenant during such fiscal period in respect to any Indebtedness, and (iv) the amount of all payments made by any Subsidiary to Tenant on account of intercompany loans, calculated on a non-consolidated basis.

          "Closing Date" shall mean February 23, 1996.

          "Consolidated" or "consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP for the Person concerned and all consolidated Subsidiaries thereof.

          "Consolidated Fixed Charges" for any period, with respect to the Tenant and its Consolidated Subsidiaries shall mean the sum of (a) Consolidated Interest Expense for such period and (b) aggregate rent payments made pursuant to this Lease and operating leases for such period, excluding rent payments for automobile, machinery and equipment leases, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges Coverage Ratio" for any period shall mean the ratio of the EBIDTA for such period to the Consolidated Fixed Charges for such period.

          "Consolidated Interest Expense" for any period shall mean the total interest expense of the Tenant and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" shall mean, for any period, the aggregate net income (or loss) of Tenant and its Subsidiaries for such period on a consolidated basis (without taking into account the effect of exchange rate gains or losses for such period), determined in accordance with GAAP.

          "Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person other than a Subsidiary (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the financial condition or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) usual and customary representations and warranties contained in loan and other financing agreements. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited.

          "Current Assets" at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

          "Current Liabilities" at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP.

          "EBIDTA" means, for any period, the following each calculated for such period: (a) Consolidated Net Income (without deduction of income and franchise taxes); plus (b) Consolidated Interest Expense paid or accrued; plus
(c) amortization and depreciation deducted in determining Consolidated Net Income; plus (d) without duplication, other non-cash charges (excluding accruals in the normal course of business) deducted in determining Consolidated Net Income; plus (e) aggregate rent payments made pursuant to this Lease and operating leases for such period, excluding rent payments for automobile, machinery and equipment leases, all as determined on a consolidated basis in accordance with GAAP; plus (f) without duplication, other non-cash credits increasing Consolidated Net Income.

          "Funded Debt" of any Person shall mean all Indebtedness of such Person which in accordance with GAAP would be classified on a balance sheet as long term debt, and shall in any event include (without duplication) all Indebtedness, whether secured or unsecured, having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise is renewable or extendible at the option of the obligor for a period ending) more than one year after the date of the creation thereof (including, without limitation, any portion of such Funded Debt maturing in less than one year) and money borrowed for working capital purposes unless for a period of not less than sixty (60) consecutive days in any period of twelve (12) consecutive months such obligations are reduced to zero. In any event, Funded Debt of Tenant shall mean the debt described in Schedule 1 attached hereto.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

          "Indebtedness" of any Person shall mean, as of any date, all obligations which would in accordance with GAAP be classified as debt, and shall include (a) all obligations of such Person for borrowed money, (b) all obligations of such person in respect of letters of credit, surety bonds or similar obligations issued for the account of such Person, (c) all obligations of such Person in respect of the deferred purchase price for goods, property or services acquired by such Person, (e) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered, (f) all obligations of such Person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination), and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition to the extent such person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including, without limitation, all obligations of such Person to advance funds to, or to purchase property or services from, any other Person in order to maintain the financial condition of such other Person and, in the case of Tenant, all Indebtedness which is non-recourse to the credit of Tenant but which is secured by the assets or property of Tenant (but excluding any such non-recourse Indebtedness of Subsidiaries of Tenant in which Tenant has no liability). Any Indebtedness which is extended or renewed (other than by an option created with the original creation of such Indebtedness) will be deemed to have been created when extended or renewed. Indebtedness shall not include all obligations of such Person as lessee, user or obligor under any lease of real or personal property which, in accordance with GAAP, are or should be capitalized on the books of the lessee, user or obligor (excluding, in the case of Tenant, any lease classified in accordance with GAAP as an operating lease).

          "Person" shall mean an individual, partnership, association, corporation or other entity.

          "Restricted Investment" shall mean any investment in cash or by delivery of property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any property except the following:
(i) investments in one or more Subsidiaries of Tenant; (ii) property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Tenant and its Subsidiaries; (iv) investments in direct obligations of the United State of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy
(270) days from the date of creation thereof; and (vii) the Tenant's purchase of the interest in the Initial Loan.

          "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          "Senior Lender" means the third party lender that, at the time in question, is either the working capital lender or the senior secured lender to Tenant.

          "Subordinated Debt" means Indebtedness of Tenant that is subordinated to debt of Tenant owed to Senior Lender.

          "Subsidiary" of any Person means a corporation a majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.

          "Total Capitalization" means the sum of Adjusted Tangible Net Worth and Adjusted Funded Debt.

          "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Working Capital" at any date means Current Assets minus Current Liabilities.

                                                       SCHEDULE 1 TO
                                                       EXHIBIT E
                                 FUNDED DEBT


1. All obligations of the Tenant to Fleet Capital Corporation under that certain Loan and Security Agreement, dated February 23, 1996, and the instruments and agreements executed and delivered in connection therewith.

2. All obligations of the Tenant to Axess Corporation under that certain Amended and Restated Subordinated Unsecured Working Capital Note, dated February 23, 1996, in the original principal sum of $6,257,972.09.

3. The Tenant's obligations to Mettler-Toledo AG in connection with the Tenant's purchase on or about January 1, 1995 of the exclusive worldwide distribution and manufacturing rights to certain rheological testing equipment.

                              EXHIBIT 2


THIS  WARRANT  AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE  EXERCISE  OF
THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.



                                   WARRANT

                         To Purchase Common Stock of

                         RHEOMETRIC SCIENTIFIC, INC.


THIS IS TO CERTIFY that RSI (NJ) QRS 12-13, Inc. ("QRS:12-13") or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase 132,617 shares of Common Stock (subject to adjustment as provided herein) of Rheometric Scientific, Inc., a New Jersey corporation, at the Exercise Price (as hereinafter defined) (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

                                  ARTICLE I
                                 DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Assignment" means the form of Assignment appearing at the end of this Warrant.

"Closing Date" means February 23, 1996.

"Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"Common Stock" means shares of the Company's Common Stock and any class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

"Company" means Rheometric Scientific, Inc., a New Jersey corporation, and any successor corporation.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"Current Market Price" as of any date herein specified as to any security means the average of the daily closing prices for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the day in question. The closing price for each day shall be (i) the closing price of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

"Default Rate" shall mean the rate of interest specified in Paragraph 7(a)(iv) of the Lease.

"Event of Default" means (a) the breach of any warranty, or the inaccuracy of any representation, made by the Company herein or (b) the failure by the Company to comply with any covenant contained herein.

"Exercise Period" means (subject to the provisions of Section 8.12 below) the period commencing on the Closing Date and ending on February 28, 2011, or if the Term (as defined in the Lease) has been extended pursuant to Paragraph 5(b) of the Lease, the last day of the Term.

"Exercise Price" means $2.00, as such price may be adjusted pursuant to
ARTICLE IV.

"Fair Value" means (a) if the appropriate security has a Current Market Price, the Current Market Price of the appropriate security or (b) in all other cases, the fair value of the appropriate security, property, assets, business or entity as determined by an opinion of an independent investment banking firm or firms in accordance with the following procedure: In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to the provisions hereof, whether in connection with an adjustment to the Exercise Price or otherwise, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable following such event, and if the procedures contemplated in connection with obtaining such opinion have not been complied with fully, then any such determination of Fair Value for any purpose of this Warrant (and any such resulting adjustment to the Exercise Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. The Company and the holder of this Warrant or Issued Warrant Shares (who, if more than one, shall agree among themselves by a two-thirds majority) shall each retain a separate independent investment banking firm (which firm, in either case, may be the independent investment banking firm regularly retained by the Company or any of such holders); provided, that the holder may, at its option, elect to rely on the firm retained by the Company
in lieu of retaining its own firm.   Such firms shall determine the fair
value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holder. If such firms cannot jointly make such determination (or in the event that the holder has elected to rely upon the firm retained by the Company and disagrees with the determination made by such firm), then, unless otherwise directed by agreement of the Company and a two-thirds majority of such holders, such firms (or firm), in their (or its) sole discretion, shall choose another independent investment banking firm of the Company or such holders, which firm shall make such determination and render such an opinion. In either case the determination so made shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by the independent investment banking firm selected by such independent banking firms (or firm) shall be borne by the Company.

"Initial Holder" means QRS:12-13.

"Issuable Warrant Shares" means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

"Issued Warrant Shares" means any shares of Common Stock issued pursuant to this Warrant.

"Lease" means the Lease Agreement, dated as of the Closing Date, between the Initial Holder and the Company, as the same may be amended from time to time in accordance with the terms thereof.

"Net Book Value" as of any date means (i) the total consolidated assets of the Company and its Subsidiaries, minus (ii) the total consolidated liabilities of the Company and its Subsidiaries, each determined in accordance with generally accepted accounting principles consistently applied.

"Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

"Opinion of Counsel" means the opinion of counsel experienced in Securities Act or bank regulatory matters, as the case may be, chosen by the holder of this Warrant or the holder of Issued Warrant Shares, which counsel may be counsel to such holder.

"Other Securities" means any stock and other securities of the Company (other than Common Stock, Convertible Securities or Stock Purchase Rights) or any other Person which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

"Person" means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

 "Piggy-Back Shares" has the meaning set forth in Section 5.3.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Stock Purchase Rights" means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

"Subsidiary" means any corporation or association (a) more than fifty percent (50%) (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a fifty percent (50%) interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

"Two and One-Half Percent Warrant" means that certain Warrant issued by the Company to the Initial Holder, pursuant to which the Initial Holder is entitled upon the due exercise thereof at any time during the Exercise Period (as defined therein) to purchase 331,543 shares of Common Stock (subject to the adjustments provided therein), and all warrants issued upon the partial exercise, transfer or division or in substitution for such Warrant.

"Voting Stock" means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to participate in the election of a majority of the directors or persons performing similar functions of such corporation or association.

"Warrant" means the warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

"Warrant Shares" means the Issuable Warrant Shares plus the Issued Warrant Shares, but only during such time as certificates representing such shares of this Warrant are required to bear the legend contained in section 5.8 hereof.

"Wetton Option" means that certain Option Agreement, dated June 14, 1994, between the Company and Raymond E. Wetton ("Wetton"), pursuant to which Wetton was granted an option to purchase 100,000 shares of Common Stock at a price of $1.03 per share.

 Whenever used in this Warrant, unless the context otherwise requires, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto.


                                 ARTICLE II
                             EXERCISE OF WARRANT

     2.1 Right to Exercise; Notice. On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time during the Exercise Period by delivery to the Company of a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased.

     2.2 Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is then being exercised and (c) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House or
(c) by any combination of such methods.

          Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal in the aggregate to the number of shares of Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

          If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the holder hereof or, subject to
ARTICLE V, the transferee so designated in the Notice of Exercise a new warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

     2.3 Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Company.

     2.4 Fractional Shares. The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon any exercise of this Warrant. As to any fractional share of Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Net Book Value per share calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

     2.5 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant, except such rights as their terms apply solely to the holder of a Warrant. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the shares of Common Stock issued upon the exercise hereof, acknowledge in writing, in a form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.


                                 ARTICLE III
                     REGISTRATION, TRANSFER AND EXCHANGE

     3.1 Maintenance of Registration Books. The Company shall keep at its principal office in Piscataway, New Jersey, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     3.2 Transfer and Exchange. Upon surrender for registration or transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

          Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

          All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

     3.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and
(a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancella tion at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

     3.4 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.


                                 ARTICLE IV
                           ANTIDILUTION PROVISIONS

          4.1 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/1OOth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. It is the intent of the Company that, after giving effect to any exercise of this Warrant, the holder hereof would be the owner of (or have the right to acquire pursuant hereto) an aggregate of a minimum of one percent (1.0%) of the Common Stock outstanding on a fully diluted basis as of the date of this Warrant.

          4.2 Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as hereinafter set forth.

          (a) Stock Dividends, Subdivisions and Combinations. In the event that the Company subsequent to the Closing Date shall:

               (i) declare a dividend upon, or make any distribution in respect of, any of its stock, payable in Common Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share of Common Stock immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

          (b) Issuance of Additional Shares of Common Stock. In case the Company shall issue or sell any shares of Common Stock after the Closing Date for a consideration less than the greater of (i) the Exercise Price per share then in effect (other than as permitted under Section 4.2(o) below) or
(ii) the then Fair Value per share, the Exercise Price upon each such issuance or sale shall be adjusted to the lowest price calculated pursuant to clauses (i) and (ii) of this Subsection (b) and shall be determined by:

               (i) dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issue or sale; or

               (ii) multiplying the then existing Exercise Price by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale and the denominator of which shall be the Fair Value per share of Common Stock immediately prior to such issue or sale.

          For purposes of this Subsection (b), the date as of which the Fair Value per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of (i) the date the Company enters into a firm contract for the issuance of such shares or (ii) the date the Company issues such shares.

          The provisions of this Subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided for under Subsection (a) of this Section 4.2. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any additional shares of Common Stock which are issued pursuant to the Two and One-Half Percent Warrant, pursuant to the Wetton Option, pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection (a), (c) or (d) of this Section 4.2.

          (c) Issuance of Stock Purchase Rights. In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share at which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (i) the Exercise Price per share then in effect or (ii) the then Fair Value per share, the Exercise Price shall be adjusted as provided in subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Exercise Price or Fair Value, as hereinafter provided, and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities). For the purposes of this Subsection, (i) the date as of which the Exercise Price shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights, or (B) the date of actual issuance of such Stock Purchase Rights, and (ii) the date as of which the Net Book Value and Fair Value per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of the dates determined pursuant to (A) and (B) above.

          (d) Issuance of Convertible Securities. In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (i) the Exercise Price per share then in effect or
(ii) the Fair Value per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Exercise Price or Fair Value, as hereinafter provided, and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities.
For the purposes of this Subsection, (i) the date as of which the Exercise Price per share shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, or (B) the date of actual issuance of such Convertible Securities, and (ii) the date as of which the Net Book Value and Fair Value per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of the dates determined pursuant to (A) and (B) above. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this Section 4.2.

          (e) Minimum Adjustment. In the event any adjustment of the Exercise Price pursuant to this Section 4.2 shall result in an adjustment of less than one cent ($.01) per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward, shall amount to one cent ($.01) or more per share of Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of one cent ($.01) per share (or such figure last adjusted) shall be proportionately adjusted; provided, further, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest .001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

          (f) Readjustment of Exercise Price. In the event (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any such right to convert or exchange under such Convertible Securities not exercised, with respect to the issuance of which an adjustment hereunder was made, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

          (g) Reorganization, Reclassification or Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this Section 4.2), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price.

          Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the holders of Warrants entitled to purchase not less than sixty-six and two-thirds percent (66.67%) of the Issuable Warrant Shares at such time with respect to the rights and interests of holders of Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible in relation to any shares of stock or Other Securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and/or the successor entity, as applicable, which agreement shall bind each such entity, shall be accompanied by an Opinion of Counsel as to the enforceability of such agreement and shall be approved by the holders of Warrants entitled to purchase not less than sixty-six and two-thirds percent (66.67%) of the shares of Common Stock issuable upon the exercise thereof.

          (h) Determination of Consideration.  For purposes of this
ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

          (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest, dividends or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company.

          (2) Securities or Other Property. In the case of securities or other property, at the lesser of (i) the Current Market Price of the security for which such consideration was received, and (ii) the Fair Value of such consideration (in both cases as of the date immediately preceding the issuance, sale or grant in question).

          (3) Allocation Related to Common Stock. In the event additional shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares of Common Stock as determined in good faith by the Board of Directors of the Company.

          (4) Allocation Related to Stock Purchase Rights and Convertible Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, such Stock Purchase Rights or Convertible Securities shall be deemed to have been issued without consideration.

          (5) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than Common Stock) payable in either case in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (6) Stock Purchase Rights and Convertible Securities. The per share consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any accrued interest, dividends, or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

          (7) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of this number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

          (i) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

          (j) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include (i) shares of Common Stock in the treasury of the Company or any wholly-owned Subsidiary and (ii) any of the Issuable Warrant Shares or the Issued Warrant Shares.

          (k) Maximum Exercise Price. At no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the definition thereof appearing in Article I of this Warrant except as provided in Subsection (a) or (g) of this Section 4.2.

          (l) Application. Except as otherwise provided herein, all Subsections of this Section 4.2 are intended to operate independently of one another. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect.

          (m) No Adjustments under Certain Circumstances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of:

               (i) the issuance of shares of Common Stock upon the exercise in whole or part of this Warrant or the Warrant of even date herewith issued to NatWest Bank, N.A.; or

               (ii) the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of Section 4.3.

          4.3 Rights Offering. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the exercise hereof.

          4.4  Certificates and Notices.

          (a)  Adjustments to Exercise Price.  Upon any adjustment under this
ARTICLE IV of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of such holder's Warrant after giving effect to such adjustment.

          The certificate of any independent firm of certified public accountants of recognized national standing selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under ARTICLE IV, absent manifest error.

          (b) Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposi tion of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          (c) Effect of Failure. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                                  ARTICLE V
                          RESTRICTIONS ON TRANSFER

          Neither this Warrant nor any Issued Warrant Shares shall be transferable except (a) to an Affiliate of the holder hereof, (b) to a successor corporation to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the assets of, the holder hereof, (c) as is or may be required by the holder hereof to comply with any Federal or state law or any rule or regulation of any governmental or public body or authority, or (d) on thirty (30) days prior written notice to the Company for a period of ninety (90) days immediately following the date of such notice, to any other Person.

          Any notice given by the holder hereof or of any Issued Warrant Shares pursuant to Subsection (d) of the first paragraph of this ARTICLE V shall contain (i) the name and address of the proposed bona fide purchaser,
(ii) the proposed purchase price for this Warrant or portion hereof or Issued Warrant Shares proposed to be sold ("Proposed Purchase Price"), (iii) the portion of this Warrant or the number of Issued Warrant Shares proposed to be sold and (iv) a brief description of such proposed transfer.

          The conditions contained in the following sections of this
ARTICLE V are intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant or Issued Warrant Shares. Reference in this ARTICLE V to Issued Warrant Shares includes Issued Warrant Shares theretofore issued upon the exercise of this Warrant or otherwise which are then evidenced by certificates required to bear the legend set forth in
Section 5.8.

          5.1 Notice of Proposed Transfer; Registration Not Required. The holder hereof or the holder of any Issued Warrant Shares bearing the legend set forth in Section 5.8, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant, such Issued Warrant Shares or any portion hereof or thereof, of its intention to make such transfer as required by the preamble of this ARTICLE V.

          As a condition to any such transfer, such holder shall obtain an Opinion of Counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such Issued Warrant Shares (or portion thereof) in accordance with the terms of the notice delivered to the Company. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE V which may result in the actual exercise on any later date.

          5.2 Required Registration and Qualification. If (i) the Opinion of Counsel determines that the proposed transfer described in the notice given pursuant to Section 5.1 may not be effected without registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction where the proposed transfer occurs or may be deemed to occur, or (ii) the holder hereof or the holders of a majority of the Warrants and Issued Warrant Shares so elect, such Person shall have the right to request the Company to use its best efforts to effect any such registration or qualification of the applicable Warrant Shares; provided, however, the Company shall not be required to use its best efforts (i) on more than two
(2) occasions for all Warrants or Issued Warrant Shares pursuant to this
Section 5.2, (ii) if the Company shall so request, for a period not to exceed thirty (30) days after the filing of a registration statement under the Securities Act (provided that a public offering of the Common Stock pursuant thereto shall occur within such thirty-day period) and nine (9) months immediately following the date the public offering is commenced or (iii) if the holder or holders of the Warrants and Issued Warrant Shares could effect the proposed transfer pursuant to Rule 144 under the Securities Act; provided, further, if in the opinion of an independent investment banking firm such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company's financial condition (other than an underwritten public offering of its securities), the Company may defer such registration or qualification for a single period (specified in such notice) of not more than ninety (90) days. Such request by a holder hereof or a holder of Issued Warrant Shares shall be in writing and shall specify the number of shares to be registered or qualified and the jurisdictions in which such registration or qualification is desired. In no event shall a registration of less than twenty-five percent (25%) of the then remaining Warrant Shares be effected pursuant to this subsection 5.2.

          Upon such request, the Company shall promptly (a) take such steps as are necessary or appropriate to prepare for a registration or qualification of shares of Common Stock and (b) give written notice to the holders hereof and holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof of a proposed registration or qualification by the Company under the Securities Act and under the securities or blue sky laws of the requested jurisdictions and shall, as expeditiously as possible, in good faith, use its best efforts to effect any such registration or qualification of the aggregate number of Warrant Shares designated in such request and the requests of any other holders so notified, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) by the prospective sellers of Warrant Shares to be registered or qualified, with notification to or approval of any governmental authority under any Federal or state law, or any listing with any securities exchange, which may be required to permit the sale or disposition of any Warrant Shares which the holders of such shares propose to make, and the Company will keep effective and current such registration or qualification for a period of not less than nine (9) months or such shorter period during which all of the Warrant Shares have been sold or disposed.

          If the managing underwriter, who shall be selected by the person originally requesting such registration to manage the distribution of the Warrant Shares being registered, advises the prospective sellers in writing that the aggregate number of Warrant Shares and shares of Common Stock proposed to be sold in the proposed distribution by the Company or by other security holders should be less than the number of such shares requested to be registered by all prospective sellers (including the Company), the number of such shares and such other shares of Common Stock proposed to be sold by each prospective seller (including the Company) shall be reduced, so that each prospective seller may sell that proportion of such shares (including Warrant Shares) to be sold in the proposed distribution which number of such shares proposed to be sold by such prospective seller bears to the aggregate number of such shares proposed to be sold by all prospective sellers (including the Company). If such underwriter determines that the number of Shares of Common Stock (including all Warrant Shares) proposed to be sold is insufficient to proceed with such registration or qualification, the Company shall immediately recapitalize its Common Stock to enable such registration and qualification to be completed as such underwriter advises.

          5.3 Incidental Registration and Qualification. If the Company proposes to register any of its securities under the Securities Act on its behalf or on behalf of any of its security holders on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution of Issued Warrant Shares, not less than sixty (60) days prior to each such registration the Company shall give to the holder hereof and the holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of the holder hereof or a holder of such Issued Warrant Shares furnished within thirty (30) days after the date of any such notice, proceed to include in such registration such Warrant Shares ("Piggy-Back Shares") as have been requested by any such holder to be included in such registration. The holder hereof or any holder of such Issued Warrant Shares shall in its request describe briefly the proposed disposition of such shares of Common Stock. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by a prospective seller of the securities so registered.

          If the managing underwriter selected by the Company (if such distribution is a primary offering) or the security holders (if such security holders are exercising demand registration rights) to manage the distribution of the shares of Common Stock being registered advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company and/or other prospective sellers would materially adversely affect the distribution of all such securities, then (a) if such distribution is a primary offering on behalf of the Company, the Company shall first be entitled to have all of the shares proposed to be sold by it included in such distribution before any shares (including Piggy-Back Shares) proposed to be sold by any other prospective sellers are included in such distribution and any shares in excess of such numbers of shares proposed to be sold by the Company which are permitted by such managing underwriter to be included in such distribution shall be allocated among such other prospective sellers in such proportion as the number of shares proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such other prospective sellers; and (b) if such distribution is initiated pursuant to the exercise of demand registration rights granted by the Company to any of its security holders, the Company and each prospective seller may sell that proportion of the shares of Common Stock to be sold in the proposed distribution which the number of shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all prospective sellers (including the Company). In the event that some or all of the Piggy-Back Shares proposed to be sold by prospective sellers are not included in such distribution, the Company shall use its best efforts to effect and maintain any such registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of a period not to exceed ninety (90) days after the effective date of such registration and shall pay all expenses related thereto in accordance with Section 5.4.

          The holder hereof and any holder of Issued Warrant Shares who has requested shares of Common Stock to be included in a registration pursuant to this Section 5.3, by acceptance hereof or thereof, agrees to (a) the selection by the Company or such other security holders of an underwriter to manage such registration and (b) execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

          Nothing in this Section 5.3 shall be deemed to require the Company to proceed with any primary registration of its securities after giving the notice as provided herein, provided however, that the Company shall pay all expenses incurred pursuant to such notice (in accordance with Section 5.5.)

          5.4 Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities in connection with which the Company will give the sellers, their underwriters, if any, their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same; provided, however, that the Company shall have no obligation to file an amendment or supplement at its own expense more than nine (9) months after the effective date of such registration statement;

          (c) furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and any other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and
(ii) the seller's proposed method of distribution;

          (d) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to
(i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, or (ii) qualify as a dealer in securities;

          (e) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinions and (ii) letters, dated, respectively, (1) the effective date of the registration statement and
(2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (g) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section 5.2 or 5.3, containing customary (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions; the sellers may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such sellers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such sellers; such sellers shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such seller and such seller's intended method of distribution and any other representation required by law;

          (h) notify each seller at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

          (i) keep each seller advised in writing as to the initiation and progress of any registration under Section 5.2 or 5.3.

          5.5 Holdback Agreement. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to or ninety (90) days after any underwritten registration pursuant to Section 5.2 or 5.3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto, and to cause each Person who purchases its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities at any time after the date of this Warrant (other than in a public offering) to agree not to effect any such public sale or distribution of such securities, during such period.

          5.6 Allocation of Expenses. If the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Warrant Shares, the Company shall pay all expenses (i) in connection therewith, other than the fees and expenses referred to in clauses (1), (2) and (3) of the proviso set forth below, if such registration is a primary registration on behalf of the Company and Piggy-Back Shares are included therein; and (ii) other than the fees and expenses set forth in clauses (1) and (2) of the proviso set forth below, if such registration is the first required registration pursuant to
Section 5.2 hereof, including the expenses referred to in such proviso, which expenses shall include, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc.,
(b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and
(g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with registration or qualification; provided, however, that the following fees and expenses shall be treated as set forth in clauses (i) and (ii) above and (x) and (y) below: (1) any discounts or commissions to any underwriter attributable to securities being sold by or on behalf of Persons other than the Company; (2) any stock transfer taxes incurred in respect of the Warrant Shares sold by the sellers; (3) the legal fees of any holder of this Warrant or shares issued or issuable hereunder; provided further, that (x) in any required registration pursuant to
Section 5.2 hereof other than the first such registration, the expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) other than those incremental expenses attributable to the inclusion of shares other than Warrant Shares in such registration, shall be borne pro rata by the holders of Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Warrant Shares included therein; and (y) in any required registration pursuant to Section 5.3 hereof (other than as referred to in clause (i) above), the incremental expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) attributable to the inclusion of Piggy-Back Shares shall be borne pro rata by the holders of Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Warrant Shares included therein.

          5.7 Indemnification. In connection with any registration or qualification of securities under Section 5.2 or 5.3, the Company agrees to indemnify the holder hereof and the holders of any Issued Warrant Shares and each underwriter thereof, including each person, if any, who controls the holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein. The Company and each officer, director and controlling person of the Company shall be indemnified by the holder of this Warrant and by the holders of any Issued Warrant Shares for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation) caused by any such untrue, or alleged untrue, statement or any such omission or alleged omission, based upon information furnished in writing to the Company by the holder hereof or any such stockholder expressly for use therein.

          Promptly upon receipt by a party indemnified under this Section 5.7 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5.7, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 5.7 unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnify ing party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

          If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one had, or the sellers of such Common Stock, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holder hereof agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Common Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this
Section 5.7, in no event shall the amount contributed by any seller of Common Stock exceed the aggregate gross offering proceeds received by such seller from the sale of Common Stock to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          Each holder of this Warrant and each holder of Issued Warrant Shares bearing the legend required by Section 5.8, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this Section 5.7.

          5.8 Legend on Warrants and Certificates. Each Warrant shall bear a legend in substantially the following form:

               "This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of such registration or any exemption therefrom under such Act."

          Warrant Shares which are issued upon the exercise in whole or in part of this Warrant or otherwise, or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, shall bear on the face thereof the following legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the Warrant dated as of February 23, 1996 originally issued by Rheometric Scientific, Inc. (the "Company") to RSI (NJ) QRS 12-13, Inc. to purchase shares of Common Stock, no par value, of the Company. A copy of the form of such Warrant is on file with the Secretary of the Company at One Possumtown Road, Piscataway, New Jersey 08854, and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address."

          5.9 Termination of Restrictions. The restrictions imposed under this ARTICLE V upon the transferability of this Warrant, or of Issuable Warrant Shares or Issued Warrant Shares, shall cease when (a) a registration statement covering such Issuable Warrant Shares or Issued Warrant Shares becomes effective under the Securities Act or (b) the Company receives an Opinion of Counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under Section 5.8.

         5.10 Supplying Information The Company, the holder hereof and each holder of Issued Warrant Shares shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to Section 5.2 or 5.3.

         5.11 Liquidated Damages. In the event the Company fails to comply with any provision of Section 5.2, 5.3 or 5.4, upon written request of the holder of this Warrant or any holder of Issued Warrant Shares entitled to the benefits of this ARTICLE V, the Company shall promptly obtain an opinion of an independent investment banking firm reasonably satisfactory to such holder estimating the net proceeds which such Person would have received (after deducting underwriting commissions and discounts and any other expenses that would have been solely attributable to the registration or qualification of such shares of Common Stock) upon the sale of shares of Common Stock proposed to be sold pursuant to such registration or qualification. Such opinion of an independent investment banking firm shall be (a) delivered in writing to the Company, with a copy to such person, within seven (7) days after the date of the request of such person to the Company and (b) conclusive and binding on the Company and such Person.

         Within thirty (30) days of receipt by the Company of such estimate, the Company shall pay to such Person an amount equal to (a) such estimated net proceeds minus (b) in the case of Warrants or portions thereof that have not been exercised, the aggregate Exercise Price payable upon the exercise of such Warrants. Payment of such amount shall be made by a certified or official bank check payable to the order of such person and drawn on a member of the New York Clearing House. Upon payment to such Person of such liquidated damages, such Person shall assign to the Company this Warrant and the Issued Warrant Shares proposed to be sold pursuant to the registration or qualification in question without any representation or warranty (other than that the holder has not taken any action which would impair its ownership of or right to transfer to the Company the Warrant or such shares of Common Stock). If less than all of the Issued Warrant Shares were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel this Warrant and issue in the name of, and deliver to, the holder, pursuant to Section 2, a new Warrant for the shares of Issuable Warrant Shares not required to be assigned to the Company pursuant to the provisions of the preceding sentence. The Company agrees that the amount of actual damages that would be sustained by the holder as a result of the failure of the Company to comply with any provisions of Section 5.2, 5.3 or
5.4 is not capable of ascertainment on any other basis.

                                 ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES
                               OF THE COMPANY

          The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

          6.1 Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The authorized capital of the Company consists of 20,000,000 shares of Common Stock without par value. As of the date hereof there are 13,161,739 shares of Common Stock issued and outstanding, and no shares of the Company's capital stock are held in its treasury. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant, the Two and One-Half Percent Warrant and the Wetton Option. The Company has not issued or agreed to issue any Stock Purchase Rights, other than pursuant to this Warrant, the Two and One-Half Percent Warrant and the Wetton Option, or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

          6.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          6.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the certificate of incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.


                                 ARTICLE VII
                      VARIOUS COVENANTS OF THE COMPANY

          7.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of the capital stock which would have the effect of making this Warrant exercisable for less than one percent (1%) of the outstanding shares of Common Stock.

          Upon the request of the holder hereof the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to such holder, the continued validity of this Warrant and the Company's obligations hereunder.

          7.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

          7.3 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Issued Warrant Shares so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

          7.4 Availability of Information. The Company will cooperate with the holder hereof and of Issued Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant or such Issued Warrant Shares.

          7.5 Indemnification. The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses (excluding consequential damages) incurred in connection with or arising from an Event of Default.

          7.6 Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) the Warrant, (b) the Issuable Warrant Shares, or (c) the Issued Warrant Shares.


                                ARTICLE VIII
                                MISCELLANEOUS

          8.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

          8.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders, (ii) notice of or attend any meetings of stockholders of the Company (except as provided in ARTICLE IV) or
(iii) notice of any other proceedings of the Company (except as provided in ARTICLE IV).

          8.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at One Possumtown Road, Piscataway, New Jersey 08854. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 8.3.

          8.4 Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.

          8.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant or of Issued Warrant Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          8.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and the holders of Issued Warrant Shares, to the extent provided herein, and shall be enforceable by any such holder.

          8.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

          8.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

          8.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

          8.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          8.11 Governing Law. This Warrant shall be governed by the laws of the State of New York.

          8.12 Notice of Expiration. The Company will give the holder of this Warrant no less than six (6) months nor more than nine (9) months notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at the termination of the Exercise Period, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise this Warrant shall not expire until 5 P.M., New York City time, on a date six (6) months after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant.

Dated as of February 23, 1996.

ATTEST:                            RHEOMETRIC SCIENTIFIC, INC.


By: /S/ J C FUHRMEISTER            By: /S/ ALAN R. ESCHBACH


Title: A.S./V.P.                   Title: EXEC V P

                           NOTICE OF EXERCISE FORM

                  (To be executed only upon partial or full
                       exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ____ shares of Common Stock of Rheometric Scientific, Inc. and herewith makes payment therefor in the amount
of $     , all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or _____ certificates in
denominations of           shares) for the shares of Common Stock of
Rheometric Scientific, Inc. hereby purchased be issued in the name of and
delivered to (choose one) (a) the undersigned or (b)                , whose
address is
and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant
of like tenor for the number of shares of Common Stock of             not
being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)________________________, whose address is
___________________________________________________.


Dated:                   ,

Signature Guaranteed:              By:

                                        (Signature of Registered
                                        Holder)

------------------------------
By:
          [Title:]

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                               ASSIGNMENT FORM

                  (To be executed only upon the assignment
                           of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto                         , whose
address is ________________________________ all of the rights of the
undersigned under the within Warrant, with respect to        shares of Common
Stock of Rheometric Scientific, Inc. (the "Company") and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the
number of shares of Common Stock of             not being transferred
hereunder be issued in the name of and delivered to the undersigned, and does
hereby irrevocably constitute and appoint                Attorney to register
such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:                   ,

Signature Guaranteed:              By:


(Signature of Registered Holder)

-----------------------------
By:
          [Title:]


NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                               EXHIBIT 3


THIS  WARRANT  AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE  EXERCISE  OF
THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THIS WARRANT MAY BE EXERCISED IF AND ONLY IF CERTAIN INDEBTEDNESS OF QRS:12-13 (AS HEREINAFTER DEFINED) TO NATWEST BANK N.A. IS SATISFIED ON OR BEFORE FEBRUARY 23, 1997, UNLESS QRS:12-13 IS UNABLE TO REFINANCE SUCH DEBT SOLELY AS A RESULT OF ANY ACTUAL POSSIBLE CONTAMINATION TO THE EXCESS LAND (AS DEFINED IN THE LEASE HEREINAFTER REFERRED TO) OR ADJACENT STREAM OR AS A RESULT OF THE ENVIRONMENTAL MONITORING PROGRAM PROPOSED BY THE DEPARTMENT OF ENERGY FOR THE SAMPLING OF SEDIMENTS AND WATER ON THE LEASED PREMISES (AS
DEFINED IN THE LEASE) TO DETERMINE LEVELS OF ANY RADIOACTIVE CONTAMINATION AND PERFORMING ANY REMEDIAL ACTION TO REMOVE ANY EXISTING CONTAMINATED MATERIAL (ANY SUCH CONDITION BEING HEREINAFTER REFERRED TO AS A "POTENTIAL ENVIRONMENTAL PROBLEM"). IF SUCH DEBT IS NOT REPAID PRIOR TO SUCH DATE, UNLESS THE INABILITY OF QRS:12-13 TO REFINANCE SUCH DEBT IS THE RESULT OF A POTENTIAL ENVIRONMENTAL PROBLEM, THIS WARRANT WILL TERMINATE WITHOUT FURTHER ACTION BY THE HOLDER AND WILL BE OF NO FORCE OR EFFECT.

                                   WARRANT

                         To Purchase Common Stock of

                         RHEOMETRIC SCIENTIFIC, INC.


THIS IS TO CERTIFY that RSI (NJ) QRS 12-13, Inc. ("QRS:12-13") or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase 331,543 shares of Common Stock (subject to adjustment as provided herein) of Rheometric Scientific, Inc., a New Jersey corporation, at the Exercise Price (as hereinafter defined) (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

                                  ARTICLE I
                                 DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Assignment" means the form of Assignment appearing at the end of this Warrant.

"Closing Date" means February 23, 1996.

"Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"Common Stock" means shares of the Company's Common Stock and any class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

"Company" means Rheometric Scientific, Inc., a New Jersey corporation, and any successor corporation.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"Current Market Price" as of any date herein specified as to any security means the average of the daily closing prices for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the day in question. The closing price for each day shall be (i) the closing price of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

"Default Rate" shall mean the rate of interest specified in Paragraph 7(a)(iv) of the Lease.

"Event of Default" means (a) the breach of any warranty, or the inaccuracy of any representation, made by the Company herein or (b) the failure by the Company to comply with any covenant contained herein.

"Exercise Period" means (subject to the provisions of Section 8.12 below) the period (a) that commences on the date that Initial Holder satisfies in full the indebtedness evidenced by that certain Consolidated, Assumed Mortgage Promissory Note of even date herewith made by Initial Holder payable to the order of NatWest Bank N.A. in the original principal amount of $3,300,000 (the "NatWest Debt") or, if Initial Holder is unable to refinance the NatWest Debt on or before February 23, 1997, as the result of a Potential Environmental Problem, February 23, 1997, and (b) that ends on February 28, 2011, or if the Term (as defined in the Lease) has been extended pursuant to Paragraph 5(b) of the Lease, that ends on the last day of the Term. Notwithstanding the foregoing, if the NatWest Debt has not been paid in full on or before 5:00 P.M. on February 23, 1997, unless the inability of Initial Holder to refinance the NatWest Debt is as the result of a Potential Environmental Problem, then this Warrant shall automatically become null and void.

"Exercise Price" means $2.00, as such price may be adjusted pursuant to
ARTICLE IV.

"Fair Value" means (a) if the appropriate security has a Current Market Price, the Current Market Price of the appropriate security or (b) in all other cases, the fair value of the appropriate security, property, assets, business or entity as determined by an opinion of an independent investment banking firm or firms in accordance with the following procedure: In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to the provisions hereof, whether in connection with an adjustment to the Exercise Price or otherwise, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable following such event, and if the procedures contemplated in connection with obtaining such opinion have not been complied with fully, then any such determination of Fair Value for any purpose of this Warrant (and any such resulting adjustment to the Exercise Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. The Company and the holder of this Warrant or Issued Warrant Shares (who, if more than one, shall agree among themselves by a two-thirds majority) shall each retain a separate independent investment banking firm (which firm, in either case, may be the independent investment banking firm regularly retained by the Company or any of such holders); provided, that the holder may, at its option, elect to rely on the firm retained by the Company in lieu of retaining its own firm. Such firms shall determine the fair value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holder. If such firms cannot jointly make such determination (or in the event that the holder has elected to rely upon the firm retained by the Company and disagrees with the determination made by such firm), then, unless otherwise directed by agreement of the Company and a two-thirds majority of such holders, such firms (or firm), in their (or its) sole discretion, shall choose another independent investment banking firm of the Company or such holders, which firm shall make such determination and render such an opinion. In either case the determination so made shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by the independent investment banking firm selected by such independent banking firms (or firm) shall be borne by the Company.

"Initial Holder" means QRS:12-13.

"Issuable Warrant Shares" means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

"Issued Warrant Shares" means any shares of Common Stock issued pursuant to this Warrant.

"Lease" means the Lease Agreement, dated as of the Closing Date, between the Initial Holder and the Company, as the same may be amended from time to time in accordance with the terms thereof.

"Net Book Value" as of any date means (i) the total consolidated assets of the Company and its Subsidiaries, minus (ii) the total consolidated liabilities of the Company and its Subsidiaries, each determined in accordance with generally accepted accounting principles consistently applied.

"Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

"One Percent Warrant" means that certain Warrant issued by the Company to the Initial Holder, pursuant to which the Initial Holder is entitled upon the due exercise thereof at any time during the Exercise Period (as defined therein) to purchase 132,617 shares of Common Stock (subject to the adjustments provided therein), and all warrants issued upon the partial exercise, transfer or division or in substitution for such Warrant.

"Opinion of Counsel" means the opinion of counsel experienced in Securities Act or bank regulatory matters, as the case may be, chosen by the holder of this Warrant or the holder of Issued Warrant Shares, which counsel may be counsel to such holder.

"Other Securities" means any stock and other securities of the Company (other than Common Stock, Convertible Securities or Stock Purchase Rights) or any other Person which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

"Person" means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

"Piggy-Back Shares" has the meaning set forth in Section 5.3.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Stock Purchase Rights" means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

"Subsidiary" means any corporation or association (a) more than fifty percent (50%) (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a fifty percent (50%) interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

"Voting Stock" means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to participate in the election of a majority of the directors or persons performing similar functions of such corporation or association.

 "Warrant" means the warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

"Warrant Shares" means the Issuable Warrant Shares plus the Issued Warrant Shares, but only during such time as certificates representing such shares of this Warrant are required to bear the legend contained in section 5.8 hereof.

"Wetton Option" means that certain Option Agreement, dated June 14, 1994, between the Company and Raymond E. Wetton ("Wetton"), pursuant to which Wetton was granted an option to purchase 100,000 shares of Common Stock at a price of $1.03 per share.

Whenever used in this Warrant, unless the context otherwise requires, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto.


                                 ARTICLE II
                             EXERCISE OF WARRANT

     2.1 Right to Exercise; Notice. On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time during the Exercise Period by delivery to the Company of a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased. Notwithstanding anything to the contrary contained in the Warrant, the holder hereof shall not have the right to exercise this Warrant unless the NatWest Debt has been paid in full on or before 5:00 P.M. on February 23, 1997, unless the inability of Initial Holder to refinance the NatWest Debt is as the result of a Potential Environmental Problem. If after 5:00 P.M. on February 23, 1997, the NatWest Debt has not been satisfied, unless the inability of Initial Holder to refinance the NatWest Debt is as the result of a Potential Environmental Problem, the holder of this Warrant agrees to immediately surrender this Warrant to the Company for cancellation.

     2.2 Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is then being exercised and (c) this Warrant. At the option of the holder hereof, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House or (c) by any combination of such methods.

          Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal in the aggregate to the number of shares of Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

          If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the holder hereof or, subject to
ARTICLE V, the transferee so designated in the Notice of Exercise a new warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

     2.3 Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Company.

     2.4 Fractional Shares. The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon any exercise of this Warrant. As to any fractional share of Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Net Book Value per share calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

     2.5 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant, except such rights as their terms apply solely to the holder of a Warrant. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the shares of Common Stock issued upon the exercise hereof, acknowledge in writing, in a form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.


                                 ARTICLE III
                     REGISTRATION, TRANSFER AND EXCHANGE

     3.1 Maintenance of Registration Books. The Company shall keep at its principal office in Piscataway, New Jersey, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     3.2 Transfer and Exchange. Upon surrender for registration or transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

          Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

          All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

     3.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and
(a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancella tion at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

     3.4 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.


                                 ARTICLE IV
                           ANTIDILUTION PROVISIONS

          4.1 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/1OOth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. It is the intent of the Company that, after giving effect to any exercise of this Warrant, the holder hereof would be the owner of (or have the right to acquire pursuant hereto) an aggregate of a minimum of two and one-half percent (2.5%) of the Common Stock outstanding on a fully diluted basis as of the date of this Warrant.

          4.2 Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as hereinafter set forth.

          (a) Stock Dividends, Subdivisions and Combinations. In the event that the Company subsequent to the Closing Date shall:

               (i) declare a dividend upon, or make any distribution in respect of, any of its stock, payable in Common Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share of Common Stock immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

          (b) Issuance of Additional Shares of Common Stock. In case the Company shall issue or sell any shares of Common Stock after the Closing Date for a consideration less than the greater of (i) the Exercise Price per share then in effect (other than as permitted under Section 4.2(o) below) or
(ii) the then Fair Value per share, the Exercise Price upon each such issuance or sale shall be adjusted to the lowest price calculated pursuant to clauses (i) and (ii) of this Subsection (b) and shall be determined by:

               (i) dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issue or sale; or

               (ii) multiplying the then existing Exercise Price by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale and the denominator of which shall be the Fair Value per share of Common Stock immediately prior to such issue or sale.

          For purposes of this Subsection (b), the date as of which the Fair Value per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of (i) the date the Company enters into a firm contract for the issuance of such shares or (ii) the date the Company issues such shares.

          The provisions of this Subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided for under Subsection (a) of this Section 4.2. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any additional shares of Common Stock which are issued pursuant to the One Percent Warrant, pursuant to the Wetton Option, pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection (a), (c) or (d) of this Section 4.2.

          (c) Issuance of Stock Purchase Rights. In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share at which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (i) the Exercise Price per share then in effect or (ii) the then Fair Value per share, the Exercise Price shall be adjusted as provided in subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Exercise Price or Fair Value, as hereinafter provided, and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities). For the purposes of this Subsection, (i) the date as of which the Exercise Price shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights, or (B) the date of actual issuance of such Stock Purchase Rights, and (ii) the date as of which the Net Book Value and Fair Value per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of the dates determined pursuant to (A) and (B) above.

          (d) Issuance of Convertible Securities. In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (i) the Exercise Price per share then in effect or
(ii) the Fair Value per share, the Exercise Price shall be adjusted as provided in Subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Exercise Price or Fair Value, as hereinafter provided, and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities.
For the purposes of this Subsection, (i) the date as of which the Exercise Price per share shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, or (B) the date of actual issuance of such Convertible Securities, and (ii) the date as of which the Net Book Value and Fair Value per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of the dates determined pursuant to (A) and (B) above. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this Section 4.2.

          (e) Minimum Adjustment. In the event any adjustment of the Exercise Price pursuant to this Section 4.2 shall result in an adjustment of less than one cent ($.01) per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward, shall amount to one cent ($.01) or more per share of Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of one cent ($.01) per share (or such figure last adjusted) shall be proportionately adjusted; provided, further, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest .001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

          (f) Readjustment of Exercise Price. In the event (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any such right to convert or exchange under such Convertible Securities not exercised, with respect to the issuance of which an adjustment hereunder was made, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

          (g) Reorganization, Reclassification or Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this Section 4.2), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price.

          Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the holders of Warrants entitled to purchase not less than sixty-six and two-thirds percent (66.67%) of the Issuable Warrant Shares at such time with respect to the rights and interests of holders of Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible in relation to any shares of stock or Other Securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and/or the successor entity, as applicable, which agreement shall bind each such entity, shall be accompanied by an Opinion of Counsel as to the enforceability of such agreement and shall be approved by the holders of Warrants entitled to purchase not less than sixty-six and two-thirds percent (66.67%) of the shares of Common Stock issuable upon the exercise thereof.

          (h) Determination of Consideration.  For purposes of this
ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

          (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest, dividends or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company.

          (2) Securities or Other Property. In the case of securities or other property, at the lesser of (i) the Current Market Price of the security for which such consideration was received, and (ii) the Fair Value of such consideration (in both cases as of the date immediately preceding the issuance, sale or grant in question).

          (3) Allocation Related to Common Stock. In the event additional shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares of Common Stock as determined in good faith by the Board of Directors of the Company.

          (4) Allocation Related to Stock Purchase Rights and Convertible Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, such Stock Purchase Rights or Convertible Securities shall be deemed to have been issued without consideration.

          (5) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than Common Stock) payable in either case in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (6) Stock Purchase Rights and Convertible Securities. The per share consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any accrued interest, dividends, or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

          (7) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of this number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

          (i) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

          (j) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include (i) shares of Common Stock in the treasury of the Company or any wholly-owned Subsidiary and (ii) any of the Issuable Warrant Shares or the Issued Warrant Shares.

          (k) Maximum Exercise Price. At no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the definition thereof appearing in Article I of this Warrant except as provided in Subsection (a) or (g) of this Section 4.2.

          (l) Application. Except as otherwise provided herein, all Subsections of this Section 4.2 are intended to operate independently of one another. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect.

          (m) No Adjustments under Certain Circumstances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of:

               (i) the issuance of shares of Common Stock upon the exercise in whole or part of this Warrant, or the Warrant of even date herewith issued to NatWest Bank, N.A., the One Percent Warrant or the Wetton Option; or

               (ii) the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of Section 4.3.

          4.3 Rights Offering. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the exercise hereof.

          4.4  Certificates and Notices.

          (a)  Adjustments to Exercise Price.  Upon any adjustment under this
ARTICLE IV of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of such holder's Warrant after giving effect to such adjustment.

          The certificate of any independent firm of certified public accountants of recognized national standing selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under ARTICLE IV, absent manifest error.

          (b) Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposi tion of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          (c) Effect of Failure. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                                  ARTICLE V
                          RESTRICTIONS ON TRANSFER

          Neither this Warrant nor any Issued Warrant Shares shall be transferable except (a) to an Affiliate of the holder hereof, (b) to a successor corporation to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the assets of, the holder hereof, (c) as is or may be required by the holder hereof to comply with any Federal or state law or any rule or regulation of any governmental or public body or authority, or (d) on thirty (30) days prior written notice to the Company for a period of ninety (90) days immediately following the date of such notice, to any other Person.

          Any notice given by the holder hereof or of any Issued Warrant Shares pursuant to Subsection (d) of the first paragraph of this ARTICLE V shall contain (i) the name and address of the proposed bona fide purchaser,
(ii) the proposed purchase price for this Warrant or portion hereof or Issued Warrant Shares proposed to be sold ("Proposed Purchase Price"), (iii) the portion of this Warrant or the number of Issued Warrant Shares proposed to be sold and (iv) a brief description of such proposed transfer.

          The conditions contained in the following sections of this
ARTICLE V are intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant or Issued Warrant Shares. Reference in this ARTICLE V to Issued Warrant Shares includes Issued Warrant Shares theretofore issued upon the exercise of this Warrant or otherwise which are then evidenced by certificates required to bear the legend set forth in
Section 5.8.

          5.1 Notice of Proposed Transfer; Registration Not Required. The holder hereof or the holder of any Issued Warrant Shares bearing the legend set forth in Section 5.8, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant, such Issued Warrant Shares or any portion hereof or thereof, of its intention to make such transfer as required by the preamble of this ARTICLE V.

          As a condition to any such transfer, such holder shall obtain an Opinion of Counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such Issued Warrant Shares (or portion thereof) in accordance with the terms of the notice delivered to the Company. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE V which may result in the actual exercise on any later date.

          5.2 Required Registration and Qualification. If (i) the Opinion of Counsel determines that the proposed transfer described in the notice given pursuant to Section 5.1 may not be effected without registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction where the proposed transfer occurs or may be deemed to occur, or (ii) the holder hereof or the holders of a majority of the Warrants and Issued Warrant Shares so elect, such Person shall have the right to request the Company to use its best efforts to effect any such registration or qualification of the applicable Warrant Shares; provided, however, the Company shall not be required to use its best efforts (i) on more than two
(2) occasions for all Warrants or Issued Warrant Shares pursuant to this
Section 5.2, (ii) if the Company shall so request, for a period not to exceed thirty (30) days after the filing of a registration statement under the Securities Act (provided that a public offering of the Common Stock pursuant thereto shall occur within such thirty-day period) and nine (9) months immediately following the date the public offering is commenced or (iii) if the holder or holders of the Warrants and Issued Warrant Shares could effect the proposed transfer pursuant to Rule 144 under the Securities Act; provided, further, if in the opinion of an independent investment banking firm such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company's financial condition (other than an underwritten public offering of its securities), the Company may defer such registration or qualification for a single period (specified in such notice) of not more than ninety (90) days. Such request by a holder hereof or a holder of Issued Warrant Shares shall be in writing and shall specify the number of shares to be registered or qualified and the jurisdictions in which such registration or qualification is desired. In no event shall a registration of less than twenty-five percent (25%) of the then remaining Warrant Shares be effected pursuant to this subsection 5.2.

          Upon such request, the Company shall promptly (a) take such steps as are necessary or appropriate to prepare for a registration or qualification of shares of Common Stock and (b) give written notice to the holders hereof and holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof of a proposed registration or qualification by the Company under the Securities Act and under the securities or blue sky laws of the requested jurisdictions and shall, as expeditiously as possible, in good faith, use its best efforts to effect any such registration or qualification of the aggregate number of Warrant Shares designated in such request and the requests of any other holders so notified, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) by the prospective sellers of Warrant Shares to be registered or qualified, with notification to or approval of any governmental authority under any Federal or state law, or any listing with any securities exchange, which may be required to permit the sale or disposition of any Warrant Shares which the holders of such shares propose to make, and the Company will keep effective and current such registration or qualification for a period of not less than nine (9) months or such shorter period during which all of the Warrant Shares have been sold or disposed.

          If the managing underwriter, who shall be selected by the person originally requesting such registration to manage the distribution of the Warrant Shares being registered, advises the prospective sellers in writing that the aggregate number of Warrant Shares and shares of Common Stock proposed to be sold in the proposed distribution by the Company or by other security holders should be less than the number of such shares requested to be registered by all prospective sellers (including the Company), the number of such shares and such other shares of Common Stock proposed to be sold by each prospective seller (including the Company) shall be reduced, so that each prospective seller may sell that proportion of such shares (including Warrant Shares) to be sold in the proposed distribution which number of such shares proposed to be sold by such prospective seller bears to the aggregate number of such shares proposed to be sold by all prospective sellers (including the Company). If such underwriter determines that the number of Shares of Common Stock (including all Warrant Shares) proposed to be sold is insufficient to proceed with such registration or qualification, the Company shall immediately recapitalize its Common Stock to enable such registration and qualification to be completed as such underwriter advises.

          5.3 Incidental Registration and Qualification. If the Company proposes to register any of its securities under the Securities Act on its behalf or on behalf of any of its security holders on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution of Issued Warrant Shares, not less than sixty (60) days prior to each such registration the Company shall give to the holder hereof and the holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of the holder hereof or a holder of such Issued Warrant Shares furnished within thirty (30) days after the date of any such notice, proceed to include in such registration such Warrant Shares ("Piggy-Back Shares") as have been requested by any such holder to be included in such registration. The holder hereof or any holder of such Issued Warrant Shares shall in its request describe briefly the proposed disposition of such shares of Common Stock. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by a prospective seller of the securities so registered.

          If the managing underwriter selected by the Company (if such distribution is a primary offering) or the security holders (if such security holders are exercising demand registration rights) to manage the distribution of the shares of Common Stock being registered advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company and/or other prospective sellers would materially adversely affect the distribution of all such securities, then (a) if such distribution is a primary offering on behalf of the Company, the Company shall first be entitled to have all of the shares proposed to be sold by it included in such distribution before any shares (including Piggy-Back Shares) proposed to be sold by any other prospective sellers are included in such distribution and any shares in excess of such numbers of shares proposed to be sold by the Company which are permitted by such managing underwriter to be included in such distribution shall be allocated among such other prospective sellers in such proportion as the number of shares proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such other prospective sellers; and (b) if such distribution is initiated pursuant to the exercise of demand registration rights granted by the Company to any of its security holders, the Company and each prospective seller may sell that proportion of the shares of Common Stock to be sold in the proposed distribution which the number of shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all prospective sellers (including the Company). In the event that some or all of the Piggy-Back Shares proposed to be sold by prospective sellers are not included in such distribution, the Company shall use its best efforts to effect and maintain any such registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of a period not to exceed ninety (90) days after the effective date of such registration and shall pay all expenses related thereto in accordance with Section 5.4.

          The holder hereof and any holder of Issued Warrant Shares who has requested shares of Common Stock to be included in a registration pursuant to this Section 5.3, by acceptance hereof or thereof, agrees to (a) the selection by the Company or such other security holders of an underwriter to manage such registration and (b) execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

          Nothing in this Section 5.3 shall be deemed to require the Company to proceed with any primary registration of its securities after giving the notice as provided herein, provided however, that the Company shall pay all expenses incurred pursuant to such notice (in accordance with Section 5.5.)

          5.4 Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities in connection with which the Company will give the sellers, their underwriters, if any, their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same; provided, however, that the Company shall have no obligation to file an amendment or supplement at its own expense more than nine (9) months after the effective date of such registration statement;

          (c) furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and any other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Securities Act and
(ii) the seller's proposed method of distribution;

          (d) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to
(i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, or (ii) qualify as a dealer in securities;

          (e) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinions and (ii) letters, dated, respectively, (1) the effective date of the registration statement and
(2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (g) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section 5.2 or 5.3, containing customary (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions; the sellers may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such sellers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such sellers; such sellers shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such seller and such seller's intended method of distribution and any other representation required by law;

          (h) notify each seller at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

          (i) keep each seller advised in writing as to the initiation and progress of any registration under Section 5.2 or 5.3.

          5.5 Holdback Agreement. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to or ninety (90) days after any underwritten registration pursuant to Section 5.2 or 5.3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto, and to cause each Person who purchases its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities at any time after the date of this Warrant (other than in a public offering) to agree not to effect any such public sale or distribution of such securities, during such period.

          5.6 Allocation of Expenses. If the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Warrant Shares, the Company shall pay all expenses (i) in connection therewith, other than the fees and expenses referred to in clauses (1), (2) and (3) of the proviso set forth below, if such registration is a primary registration on behalf of the Company and Piggy-Back Shares are included therein; and (ii) other than the fees and expenses set forth in clauses (1) and (2) of the proviso set forth below, if such registration is the first required registration pursuant to
Section 5.2 hereof, including the expenses referred to in such proviso, which expenses shall include, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc.,
(b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and
(g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with registration or qualification; provided, however, that the following fees and expenses shall be treated as set forth in clauses (i) and (ii) above and (x) and (y) below: (1) any discounts or commissions to any underwriter attributable to securities being sold by or on behalf of Persons other than the Company; (2) any stock transfer taxes incurred in respect of the Warrant Shares sold by the sellers; (3) the legal fees of any holder of this Warrant or shares issued or issuable hereunder; provided further, that (x) in any required registration pursuant to
Section 5.2 hereof other than the first such registration, the expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) other than those incremental expenses attributable to the inclusion of shares other than Warrant Shares in such registration, shall be borne pro rata by the holders of Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Warrant Shares included therein; and (y) in any required registration pursuant to Section 5.3 hereof (other than as referred to in clause (i) above), the incremental expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) attributable to the inclusion of Piggy-Back Shares shall be borne pro rata by the holders of Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Warrant Shares included therein.

          5.7 Indemnification. In connection with any registration or qualification of securities under Section 5.2 or 5.3, the Company agrees to indemnify the holder hereof and the holders of any Issued Warrant Shares and each underwriter thereof, including each person, if any, who controls the holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein. The Company and each officer, director and controlling person of the Company shall be indemnified by the holder of this Warrant and by the holders of any Issued Warrant Shares for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation) caused by any such untrue, or alleged untrue, statement or any such omission or alleged omission, based upon information furnished in writing to the Company by the holder hereof or any such stockholder expressly for use therein.

          Promptly upon receipt by a party indemnified under this Section 5.7 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5.7, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 5.7 unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnify ing party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

          If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one had, or the sellers of such Common Stock, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holder hereof agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Common Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this
Section 5.7, in no event shall the amount contributed by any seller of Common Stock exceed the aggregate gross offering proceeds received by such seller from the sale of Common Stock to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          Each holder of this Warrant and each holder of Issued Warrant Shares bearing the legend required by Section 5.8, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this Section 5.7.

          5.8 Legend on Warrants and Certificates. Each Warrant shall bear legends in substantially the following forms:

               "This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of such registration or any exemption therefrom under such Act."

               "This Warrant may be exercised if and only if certain indebtedness of QRS:12-13 (as hereinafter defined) to NatWest Bank N.A. is satisfied on or before February 23, 1997, unless QRS:12-13 is unable to refinance such debt solely as a result of any actual possible contamination to the Excess Land (as defined in the Lease hereinafter referred to) or adjacent stream or as a result of the environmental monitoring program proposed by the Department of Energy for the sampling of sediments and water on the Leased Premises (as defined in the Lease) to determine levels of any radioactive contamination and performing any remedial action to remove any existing contaminated material (any such condition being hereinafter referred to as a "Potential Environmental Problem").
          If such debt is not repaid prior to such date, unless the inability of QRS:12-13 to refinance such debt is the result of a Potential Environmental Problem, this Warrant will terminate without further action by the holder and will be of no force or effect."

          Warrant Shares which are issued upon the exercise in whole or in part of this Warrant or otherwise, or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, shall bear on the face thereof the following legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the Warrant dated as of February 23, 1996 originally issued by Rheometric Scientific, Inc. (the "Company") to RSI (NJ) QRS 12-13, Inc. to purchase shares of Common Stock, no par value, of the Company. A copy of the form of such Warrant is on file with the Secretary of the Company at One Possumtown Road, Piscataway, New Jersey 08854, and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address."

          5.9 Termination of Restrictions. The restrictions imposed under this ARTICLE V upon the transferability of this Warrant, or of Issuable Warrant Shares or Issued Warrant Shares, shall cease when (a) a registration statement covering such Issuable Warrant Shares or Issued Warrant Shares becomes effective under the Securities Act or (b) the Company receives an Opinion of Counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under Section 5.8.

         5.10 Supplying Information The Company, the holder hereof and each holder of Issued Warrant Shares shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to Section 5.2 or 5.3.

         5.11 Liquidated Damages. In the event the Company fails to comply with any provision of Section 5.2, 5.3 or 5.4, upon written request of the holder of this Warrant or any holder of Issued Warrant Shares entitled to the benefits of this ARTICLE V, the Company shall promptly obtain an opinion of an independent investment banking firm reasonably satisfactory to such holder estimating the net proceeds which such Person would have received (after deducting underwriting commissions and discounts and any other expenses that would have been solely attributable to the registration or qualification of such shares of Common Stock) upon the sale of shares of Common Stock proposed to be sold pursuant to such registration or qualification. Such opinion of an independent investment banking firm shall be (a) delivered in writing to the Company, with a copy to such person, within seven (7) days after the date of the request of such person to the Company and (b) conclusive and binding on the Company and such Person.

         Within thirty (30) days of receipt by the Company of such estimate, the Company shall pay to such Person an amount equal to (a) such estimated net proceeds minus (b) in the case of Warrants or portions thereof that have not been exercised, the aggregate Exercise Price payable upon the exercise of such Warrants. Payment of such amount shall be made by a certified or official bank check payable to the order of such person and drawn on a member of the New York Clearing House. Upon payment to such Person of such liquidated damages, such Person shall assign to the Company this Warrant and the Issued Warrant Shares proposed to be sold pursuant to the registration or qualification in question without any representation or warranty (other than that the holder has not taken any action which would impair its ownership of or right to transfer to the Company the Warrant or such shares of Common Stock). If less than all of the Issued Warrant Shares were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel this Warrant and issue in the name of, and deliver to, the holder, pursuant to Section 2, a new Warrant for the shares of Issuable Warrant Shares not required to be assigned to the Company pursuant to the provisions of the preceding sentence. The Company agrees that the amount of actual damages that would be sustained by the holder as a result of the failure of the Company to comply with any provisions of Section 5.2, 5.3 or
5.4 is not capable of ascertainment on any other basis.

                                 ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES
                               OF THE COMPANY

          The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

          6.1 Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The authorized capital of the Company consists of 20,000,000 shares of Common Stock without par value. As of the date hereof there are 13,161,739 shares of Common Stock issued and outstanding, and no shares of the Company's capital stock are held in its treasury. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant, the One Percent Warrant and the Wetton Option. The Company has not issued or agreed to issue any Stock Purchase Rights, other than pursuant to this Warrant, the One Percent Warrant and the Wetton Option, or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

          6.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          6.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the certificate of incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.


                                 ARTICLE VII
                      VARIOUS COVENANTS OF THE COMPANY

          7.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of the capital stock which would have the effect of making this Warrant exercisable for less than two and one-half percent (2.5%) of the outstanding shares of Common Stock.

          Upon the request of the holder hereof the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to such holder, the continued validity of this Warrant and the Company's obligations hereunder.

          7.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

          7.3 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Issued Warrant Shares so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

          7.4 Availability of Information. The Company will cooperate with the holder hereof and of Issued Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant or such Issued Warrant Shares.

          7.5 Indemnification. The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses (excluding consequential damages) incurred in connection with or arising from an Event of Default.

          7.6 Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) the Warrant, (b) the Issuable Warrant Shares, or (c) the Issued Warrant Shares.


                                ARTICLE VIII
                                MISCELLANEOUS

          8.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

          8.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders, (ii) notice of or attend any meetings of stockholders of the Company (except as provided in ARTICLE IV) or
(iii) notice of any other proceedings of the Company (except as provided in ARTICLE IV).

          8.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at One Possumtown Road, Piscataway, New Jersey 08854. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 8.3.

          8.4 Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.

          8.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant or of Issued Warrant Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          8.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and the holders of Issued Warrant Shares, to the extent provided herein, and shall be enforceable by any such holder.

          8.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

          8.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

          8.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

          8.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          8.11 Governing Law. This Warrant shall be governed by the laws of the State of New York.

          8.12 Notice of Expiration. The Company will give the holder of this Warrant no less than six (6) months nor more than nine (9) months notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at the termination of the Exercise Period, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise this Warrant shall not expire until 5 P.M., New York City time, on a date six (6) months after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant.

Dated as of February 23, 1996.

ATTEST:                            RHEOMETRIC SCIENTIFIC, INC.


By:  /S/ J C FUHRMEISTER           By: /S/ ALAN R ESCHBACH

Title: A.S./V.P.                   Title: EXEC V.P.

                           NOTICE OF EXERCISE FORM

                  (To be executed only upon partial or full
                       exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ____ shares of Common Stock of Rheometric Scientific, Inc. and herewith makes payment therefor in the amount
of $     , all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or _____ certificates in
denominations of           shares) for the shares of Common Stock of
Rheometric Scientific, Inc. hereby purchased be issued in the name of and
delivered to (choose one) (a) the undersigned or (b)                , whose
address is
and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant
of like tenor for the number of shares of Common Stock of             not
being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)________________________, whose address is
___________________________________________________.


Dated:                   ,

Signature Guaranteed:              By:

                                        (Signature of Registered
                                        Holder)

------------------------------
By:
          [Title:]

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                               ASSIGNMENT FORM

                  (To be executed only upon the assignment
                           of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto                         , whose
address is ________________________________ all of the rights of the
undersigned under the within Warrant, with respect to        shares of Common
Stock of Rheometric Scientific, Inc. (the "Company") and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the
number of shares of Common Stock of             not being transferred
hereunder be issued in the name of and delivered to the undersigned, and does
hereby irrevocably constitute and appoint                Attorney to register
such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:                   ,

Signature Guaranteed:              By:


(Signature of Registered Holder)

-----------------------------
By:
          [Title:]


NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                               EXHIBIT 4

THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH ACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR SUCH OTHER SECURITIES.

THIS WARRANT MAY ONLY BE EXERCISED AFTER FEBRUARY_23, 1997 AND THEN ONLY ON THE CONDITION THAT THE NATWEST DEBT HAS NOT BEEN PAID IN FULL.


RHEOMETRIC SCIENTIFIC, INC.

Common Stock Purchase Warrant

     RHEOMETRIC SCIENTIFIC, INC., a New Jersey corporation (the "Company"), hereby certifies that, for value received, NatWest Bank, N.A. (the "Bank") or permitted assigns (the Bank and such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or after 5:00 P.M., February 23, 1997, if as of such date and time the NatWest Debt has not been paid in full (the "Effective Date"), and prior to 5:00 P.M. New York City, New York time, on the Expiration Date, three hundred thirty-one thousand five hundred forty-three (331, 543) (as adjusted pursuant to Section 1.1, the "Warrant Number") fully paid and non-assessable shares of common stock of the Company ("Common Stock"), at a price per share of $2.00 as of the date hereof (the "Initial Warrant Price"), subject to adjustment hereafter as provided in
Section 2 (the "Warrant Price").

     Certain capitalized terms used herein shall have the meanings set forth in Section 9.

Section 1.     EXERCISE OF WARRANT.

     1.1  Exercise.

          (a) This Warrant may be exercised by Holder, in whole or in part, at any time and from time to time after the Effective Date by surrender of this Warrant, together with (i) the form of subscription at the end hereof duly executed by Holder, to the Company at its principal office, and
(ii) payment, by certified or official bank check payable to the order of the Company or by wire transfer to the Company's account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Warrant Price then in effect.

          (b) Whenever the Warrant Price is adjusted pursuant to Section 2, the Warrant Number shall be adjusted by multiplying such Warrant Number immediately prior to such adjustment by a fraction, the numerator of which is the Warrant Price prior to such adjustment and the denominator of which is the Warrant Price after such adjustment.

          (c) In the event the Warrant is not exercised in full, the Company, at its expense, shall forthwith issue and deliver to or upon the order of Holder, a new Warrant of like tenor in the name of Holder or as Holder may request, calling in the aggregate on the face thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to (i) the number of such shares called for on the face of this Warrant minus (ii) the number of such shares for which this Warrant shall have been exercised without giving effect to any adjustment in number as a result of changes in the Warrant Price called for above.

          (d) In the event the NatWest Debt has been paid by the Company on or before February 23, 1997, the Holder of this Warrant agrees to surrender this Warrant to the Company for cancellation.

     1.2  Conversion.

          (a) The Holder shall have the right (the "Conversion Right") to require the Company to convert this Warrant, in whole or in part, at any time upon and after the Effective Date and prior to the Expiration Date into shares of Common Stock as provided for in this Subsection 1.2. At the sole option of the Holder, upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price for the shares of Common Stock then issuable upon exercise of this Warrant (the "Warrant Shares") in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price of the Warrant shares immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

          (b) The Conversion Right may be exercised by the Holder, at any time, or from time to time, prior to the Expiration Date, on any business day by delivering a written notice (the "Conversion Notice") to the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and
(ii) a place and date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

     1.3 Delivery of Stock Certificates. Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant, in full or in part, and in any event within 10 days thereafter, the Company, so long as such issuance and delivery is in compliance with or exempt from the registration provisions of the Securities Act and applicable state securities laws, will cause to be issued in the name of and delivered to Holder, or as Holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which Holder is entitled upon such exercise.

     1.4 Fractional Shares. This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event Holder shall be entitled to cash equal to the Market Price of such fractional share.

     1.5 Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of Warrants and issuance of shares of Common Stock or other securities upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates for shares of Common Stock in a name other than that of the registered holder of a Warrant surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless and until the persons requesting the issuance thereof have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 2.     ADJUSTMENT OF WARRANT PRICE.

     2.1 Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or 2.4 hereof) without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.6 hereof, the Warrant Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying such Warrant Price by a fraction, (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Market Price, and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

     2.2 Adjustment for Stock Dividends. In case the Company shall pay a dividend or make any other distribution on the class of capital stock of the Company in shares of Common Stock, the Warrant Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this Section 2.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

     2.3 Adjustment for Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all holders of its Common Stock and any other class of capital stock convertible to Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Warrant Price in effect at the close of business on the date fixed for such determination shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be (a) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (b) the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase divided by such Market Price, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this Section 2.3, the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the number of shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. For the purposes of this Section 2.3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. Upon the expiration of any such rights or warrants, any adjustment made upon the issuance thereof, inclusive of any adjustment made pursuant to Section 1, shall be reversed to the extent of unexercised warrants.

     2.4 Adjustment for Stock Subdivisions and Combinations. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Warrant Price in effect at the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Warrant Price in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     2.5 Computation of Adjusted Warrant Price. Whenever the Warrant Price is adjusted as provided in this Section 2:

          (a) The Company shall compute the adjusted Warrant Price to the nearest one-hundredth of a cent in accordance with this Section 2 and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the office maintained pursuant to
Section 3.3; and

          (b) A notice stating that the Warrant Price has been adjusted and setting forth the adjusted Warrant Price shall, as soon as practicable after it is required, be mailed to Holder.

     2.6 Minimum Adjustment: Limitation. No adjustment in the Warrant Price shall be required under this Section 2 unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments that by reason of this Section 2.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share as the case may be. Notwithstanding the foregoing provisions of this Section 2, in no event shall the Warrant Price be reduced below the minimum amount for which the Common Stock may lawfully be issued pursuant to applicable law; provided, however, that upon the occurrence of any event that would, but for the foregoing limitation, give rise to an adjustment of the Warrant Price pursuant to this Section 2, solely for purposes of determining the Warrant Number pursuant to Section 1 above, the Warrant Price shall be given effect as if adjusted to the full extent provided for in this
Section 2, without regard to the limitation set forth in this sentence.

Section 3.     CERTAIN OBLIGATIONS OF THE COMPANY.

     3.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock or out of shares of its treasury stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder. The Company will from time to time, in accordance with applicable laws, take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

     3.2 No Valuation or Impairment. The Company will not, by amendment of its Certificate of Incorporation, including, without limitation, amendment of the par value of its Common Stock, or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, by effecting any subdivision of or stock split or stock dividend with respect to its Common Stock, or by any other voluntary act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. Nothing herein should be inferred to restrict the Company from completing any of such transactions if the Holder of this Warrant is provided with the opportunity to receive the substantial benefit of this Warrant. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Warrant in a reasonable manner and in the taking of all other action that may be necessary in order to protect the rights of the holder of this Warrant against dilution in the manner required by the provisions of this Warrant.

     3.3 Maintenance of Office. The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, at each change in the location of such office.

Section 4.     REORGANIZATION, ETC.

     If any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation which after the transaction will be required to file reports with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended (a "Public Corporation"), or sale of all or substantially all of the Company's assets to another Public Corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to purchase and receive, upon the terms and conditions herein specified and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon exercise of this Warrant, such securities or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of this Warrant such securities or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise hereof. The Company shall not effect any such reorganization, reclassification, consolidation, merger or sale unless, prior to or contemporaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and delivered to Holder, the obligation to deliver to Holder such securities or property as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive.

Section 5.     NOTICES OF RECORD DATE.

     In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) any capital reorganization of the Company, any reclassification of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

          (c) any voluntary or involuntary dissolution, liquidation, or winding-up of the Company,

then, and in each event, the Company will give to Holder a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock for securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given prior to the date specified in such notice on which any such action is to be taken, and in no event later than the earlier of (i) thirty (30) days prior to the date on which such action is taken and (ii) the time when notice of such event is given to holders of record of the Company's issued and outstanding capital stock.

Section 6.     REGISTRATION RIGHTS.

     6.1 Registration. Each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to the Holder. Upon the written request of the Holder given within thirty (30) days after the giving of any such notice by the Company, the Company will use its best efforts to cause all shares of Registrable Stock as to which the Holder has requested registration thereof to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller of the Registrable Stock so registered. If the Registration Statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 6.1 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 6.1 and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company or by any other party pursuant to demand registration rights granted to such party) shall be reduced to the required level with the participation in such offering to be pro rata among the holders thereof requesting such registration, based upon the number of shares of Registrable Stock and other securities owned by such holders.

     6.2  Expenses.  With respect to each registration effected pursuant to
Section 6.1 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, that the Holder participating in any such registration shall bear the underwriting discounts and selling commissions attributable to the Registrable Stock sold by such Holder in such public offering.

     6.3  Indemnification and Contribution.

          (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless the Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Holder and each such underwriter and controlling Person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or omission so made in reliance upon and in strict conformity with information furnished by such Holder, such underwriter or such controlling Person in writing specifically for use in the preparation thereof.

          (b) The Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will indemnify and hold harmless the Company from and against, and will reimburse the Company with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement of any material fact contained therein or any amendment or supplement thereto, or are caused by the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

          (c) Promptly after receipt by a party to be indemnified pursuant to the provision of paragraph (a) or (b) of this Section 6.3 (an indemnified party) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6.3 and shall not relieve the indemnifying party from liability under this Section 6.3 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraphs (a) and (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     6.4 Lock-Up Agreement. In consideration of the assumption by the Company of its obligations under this Section 6, each Holder agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriter of any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as the Company or the underwriters may reasonably specify.

Section 7.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to the Holder of this Warrant that as of the date of this Warrant:

     7.1 Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The authorized capital of the Company consists of 20,000,000 shares of Common Stock without par value. As of the date hereof there are 13,161,739 shares of Common Stock issued and outstanding, and no shares of the Company's capital stock are held in its treasury. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant and the Warrants/Options. The Company has not issued or agreed to issue any Stock Purchase Rights, other than pursuant to this Warrant and the Warrants/Options, or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of the Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and non-assessable.

     7.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     7.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the certificate of incorporation or by-laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate of the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.

Section 8.     VARIOUS COVENANTS OF THE COMPANY.

     8.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise; (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant; (c) obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; (d) not undertake any reverse stock split, combination, reorganization or other reclassification of the capital stock which would have the effect of making this Warrant exercisable for a number of shares of Common Stock that would be less than two and one-half percent (2.5%) of the outstanding shares of Common Stock as of the date of this Warrant; and
(e) upon the request of the Holder, at any time during the period this Warrant is outstanding, acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

     8.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

     8.3 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Warrant Stock so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

     8.4 Availability of Information. The Company will cooperate with the Holder of Warrant Stock in supplying such information as may be necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant or such Warrant Stock.

Section 9.     DEFINITIONS.

     As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

     9.1 The term "Common Stock" includes the Company's Common Stock, no par value per share, and any other securities into which or for which the Common Stock is converted or exchanged pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation or otherwise.

     9.2 The term "Expiration Date" shall mean 5:00 P.M. New York, New York time on February 1, 2001.

     9.3 The term "Market Price" shall mean the average of the daily closing prices for the 30 consecutive Business Days immediately prior to the day in question. The closing price for each day shall be (a) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market System or Small Cap Market System, (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System or Small Cap Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System and the average price cannot be determined as contemplated by clause (b), the fair market value as reasonably determined in good faith by the Company's Board of Directors or in any manner reasonably prescribed by the Company's Board of Directors. In the event that the Market Price is determined by the method set forth in subsection "(c)" of the immediately foregoing sentence and the Holder objects to the result of such determination, then, at the direction of the Holder, the Company shall forthwith upon receipt of such notice engage, at its own expense, a consulting firm or investment banking firm jointly selected by the Holder and the Company to prepare an independent appraisal of the fair market value of an outstanding share of Common Stock, which appraised fair market value shall be the "Market Price" hereunder. For the purposes of this Section 8.3, the term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

     9.4 The term "NatWest Debt" shall mean that certain obligation of RSI/QRS to pay to NatWest Bank N.A. the sum of Three Million Three Hundred Thousand ($3,300,000.00) Dollars as evidenced by the Mortgage Promissory Note in like amount dated February 23, 1996, as the same may be amended, substituted, renewed or extended from time to time.

     9.5 The term "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

     9.6 The term "Registrable Stock" means (a) the Common Stock issued or issuable upon exercise of this Warrant, and (b) any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split, or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization, provided, however, that shares of Common Stock shall only be treated as Registrable Stock if and so long as they (i) may not be sold in a sale transaction in the public market pursuant to the provisions of Rule 144, as amended, or any successor thereto, promulgated by the Securities and Exchange Commission, (ii) have not been sold to or through a broker or dealer or underwriter in a public distribution, or a public securities transaction, or (iii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     9.7 The term "Registration Statement" means a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor forms, any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation, any other form of registration statement not available for registering the Registrable Stock or any registration statement relating solely to employee Stock Option, stock purchase, benefit or similar plans).

     9.8 The term "RSI/QRS" shall mean RSI (NJ) QRS (12-13), Inc., a corporation of the State of New Jersey.

     9.9 The term "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) hereunder, all as the same shall be in effect at the time.

     9.10 The term "Warrant Stock" shall mean any equity security issued upon exercise of this Warrant.

     9.11 The term "Warrants/Options" shall mean the Warrants for one (1%) percent and two and one-half (2.5%) percent, respectively, to be issued to RSI/QRS contemporaneously herewith and the Option Agreement with Raymond G. Wetham dated June 14, 1994 to purchase 100,000 shares of the Company at $1.03 per share.

     9.12 The term "Additional Shares of Common Stock" shall mean all shares of Common Stock, including shares of treasury stock, issued or sold by the Company after the date hereof, other than shares of Common Stock issued pursuant to the exercise of Warrants.

Section 10.    REPLACEMENT OF WARRANTS.

     Upon (a) surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant and (b) in the case of any loss, theft or destruction of this Warrant, receipt of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, then, in the absence of actual notice to the Company that this Warrant has been acquired by a bona fide purchaser, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new Warrant identical in form to this Warrant.

Section 11.    REMEDIES.

     The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise.


Section 12.    TRANSFER.

     This Warrant and the shares of Common Stock issuable hereunder shall not be sold, transferred, pledged, or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act or unless the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition. In the case of such a sale, transfer, pledge or hypothecation, or in the event of the exercise hereof if the Warrant Stock so acquired is not registered under the Securities Act, the Company may require a written statement that the Warrant or Warrant Stock, as the case may be, are being acquired for investment and not with a view to the distribution thereof, and any certificate representing Warrant Stock issued pursuant to such exercise shall bear a legend in substantially the form set forth on the face hereof. Subject to the first two sentence of this Section, this Warrant and all rights hereunder are transferable, in whole or in part, but to no more than three transferees in the aggregate (including the transferor if it retains a part of this Warrant), at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the existing registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of Holder and to be bound by all of the terms and provisions of this Warrant.

Section 13.    NOTICES.

     Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either
(i) delivered personally, (ii) sent by certified or express mail, postage prepaid, (iii) telegraphed or (iv) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the register maintained pursuant to Section 12 or, if to the Company, to its office maintained pursuant to Section 3.3.

Section 14.    SURVIVAL.

     The provisions of Section 6 shall survive the termination or expiration of this Warrant if the Warrant has become exercisable prior to its termination and shall continue to be effective with respect to any Warrant Stock issued. The provisions of Section 3 shall survive the termination of this Warrant upon exercise in full, but shall terminate in any event on the Expiration Date.




Section 15.    MISCELLANEOUS.

     This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal, or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary or Assistant Secretary.

Dated as of February 23, 1996      RHEOMETRIC SCIENTIFIC, INC.


(CORPORATE SEAL)                   By: /S/ ALAN R ESCHBACH
                                        Name: ALAN R ESCHBACH

                                        Title: EXEC V.P.

Attest: /S/ J C FUHRMEISTER
                        A.S.

FORM OF SUBSCRIPTION

(To be signed only on exercise of Common Stock Purchase Warrant)


TO:  RHEOMETRIC SCIENTIFIC, INC.

     The undersigned, the holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder, ___________________ shares of Common Stock of Rheometric Scientific, Inc. (the "Company") and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _______________________, whose address is
_______________________________________________________________________.



                                   (Signature must conform in all respects
                                   to name of Holder as specified on the face of the Warrant)




                                   (Address)








___________________________
* Insert here the number of shares (all or part of the number of shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise.

FORM OF ASSIGNMENT

(To be signed only on transfer of Common Stock Purchase Warrant)


TO:  RHEOMETRIC SCIENTIFIC, INC.

     For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ of ___________________________ the right represented by the within Common Stock Purchase Warrant to purchase ___________ shares of Common Stock of Rheometric Scientific, Inc. (the "Company") to which the within Common Stock Purchase Warrant relates, and appoints _______________________, Attorney, to transfer such right on the books of Rheometric Scientific, Inc. with full power of substitution in the premises.



                                   (Signature must conform in all respects
                                   to name of Holder as specified on the face of the Warrant)




                                   (Address)



Signed in the presence of:

_______________________________





#29991/LKC

                            EXHIBIT 5


                   RHEOMETRIC SCIENTIFIC, INC.


                              WITH



                    FLEET CAPITAL CORPORATION




                   LOAN AND SECURITY AGREEMENT

                    Dated:  FEBRUARY 23, 1996

                           $11,500,000

                        TABLE OF CONTENTS

                   LOAN AND SECURITY AGREEMENT
                                                             Page

SECTION 1.GENERAL DEFINITIONS. . . . . . . . . . . . . . . . .  1
     1.1. Defined Terms. . . . . . . . . . . . . . . . . . . . . .  1
          1.2.Accounting Terms.. . . . . . . . . . . . . . . . . . 20
          1.3.Other Terms. . . . . . . . . . . . . . . . . . . . . 20
          1.4.Certain Matters of Construction. . . . . . . . . . . 20

SECTION 2.CREDIT FACILITY. . . . . . . . . . . . . . . . . . . 20
          2.1.Revolving Credit Loans.. . . . . . . . . . . . . . . 21
          2.2.Manner of Borrowing Revolving Credit Loans.. . . . . 22
          2.3.Foreign Facilities.. . . . . . . . . . . . . . . . . 22
          2.4.All Loans to Constitute One Obligation.. . . . . . . 23
          2.5.Loan Account.. . . . . . . . . . . . . . . . . . . . 24

SECTION 3.INTEREST, FEES, TERM AND REPAYMENT . . . . . . . . . 24
          3.1.Interest, Fees and Charges.. . . . . . . . . . . . . 24
          3.2.Letter of Credit Fees. . . . . . . . . . . . . . . . 26
          3.3.Term of Revolving Credit Facility. . . . . . . . . . 26
          3.4.Termination. . . . . . . . . . . . . . . . . . . . . 27
          3.5.Payments.. . . . . . . . . . . . . . . . . . . . . . 28
          3.6.Application of Payments and Collections. . . . . . . 29
          3.7.Statements of Account. . . . . . . . . . . . . . . . 29

SECTION 4.COLLATERAL:  GENERAL TERMS . . . . . . . . . . . . . 29
          4.1.Security Interest in Collateral. . . . . . . . . . . 30
          4.2.Representations, Warranties and Covenants -- Collateral. 30
          4.3.Lien Perfection. . . . . . . . . . . . . . . . . . . 31
          4.4.Location of Collateral.. . . . . . . . . . . . . . . 31
          4.5.Insurance of Collateral. . . . . . . . . . . . . . . 32
          4.6.Protection of Collateral.. . . . . . . . . . . . . . 32

SECTION 5.PROVISIONS RELATING TO ACCOUNTS. . . . . . . . . . . 33
          5.1.Representations, Warranties and Covenants. . . . . . 33
          5.2.Assignments, Records and Schedules of Accounts.. . . 35
          5.3.Administration of Accounts.. . . . . . . . . . . . . 36
          5.4.Collection of Accounts.. . . . . . . . . . . . . . . 36
          5.5.Notice Regarding Disputed Accounts.. . . . . . . . . 37

SECTION 6.PROVISIONS RELATING TO INVENTORY . . . . . . . . . . 37
          6.1.Representations, Warranties and Covenants. . . . . . 37
          6.2.Inventory Reports. . . . . . . . . . . . . . . . . . 38
          6.3.Returns of Inventory.. . . . . . . . . . . . . . . . 38


SECTION 7.PROVISIONS RELATING TO EQUIPMENT . . . . . . . . . . 38
          7.1.Representations, Warranties and Covenants. . . . . . 38
          7.2.Evidence of Ownership of Equipment.. . . . . . . . . 39
          7.3.Records and Schedules of Equipment.. . . . . . . . . 39
          7.4.Dispositions of Equipment. . . . . . . . . . . . . . 39


SECTION 8.REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 39
          8.1.General Representations and Warranties.. . . . . . . 39
          8.2.Reaffirmation. . . . . . . . . . . . . . . . . . . . 44
          8.3.Survival of Representations and Warranties.. . . . . 45

SECTION 9.COVENANTS AND CONTINUING AGREEMENTS. . . . . . . . . 45
          9.1.Affirmative Covenants. . . . . . . . . . . . . . . . 45
          9.2.Negative Covenants.. . . . . . . . . . . . . . . . . 50
          9.3.Specific Financial Covenants.. . . . . . . . . . . . 54

SECTION 10.       CONDITIONS PRECEDENT . . . . . . . . . . . . 55
          10.1.Documentation.. . . . . . . . . . . . . . . . . . . 55
          10.2.Other Conditions. . . . . . . . . . . . . . . . . . 57

SECTION 11.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ONDEFAULT 57
          11.1.Events of Default.. . . . . . . . . . . . . . . . . 57
          11.2.Acceleration of the Obligations.. . . . . . . . . . 60
          11.3.Remedies. . . . . . . . . . . . . . . . . . . . . . 60
          11.4.Remedies Cumulative; No Waiver. . . . . . . . . . . 62

SECTION 12.       MISCELLANEOUS. . . . . . . . . . . . . . . . 62
          12.1.Power of Attorney.. . . . . . . . . . . . . . . . . 62
          12.2.Indemnity.. . . . . . . . . . . . . . . . . . . . . 63
          12.3.Modification of Agreement; Sale of Interest.. . . . 63
          12.4.Reimbursement of Expenses.. . . . . . . . . . . . . 64
          12.5.Indulgences Not Waivers.. . . . . . . . . . . . . . 65
          12.6.Severability. . . . . . . . . . . . . . . . . . . . 65
          12.7.Successors and Assigns. . . . . . . . . . . . . . . 65
          12.8.Cumulative Effect; Conflict of Terms. . . . . . . . 65
          12.9.Execution in Counterparts.. . . . . . . . . . . . . 65
          12.10.Notice.. . . . . . . . . . . . . . . . . . . . . . 66
          12.11.Lender's Consent.. . . . . . . . . . . . . . . . . 67
          12.12.Time of Essence. . . . . . . . . . . . . . . . . . 67
          12.13.Entire Agreement.. . . . . . . . . . . . . . . . . 67
          12.14.Interpretation.. . . . . . . . . . . . . . . . . . 68
          12.15.GOVERNING LAW; CONSENT TO FORUM. . . . . . . . . . 68
          12.16.WAIVERS BY BORROWER. . . . . . . . . . . . . . . . 69

     EXHIBITS

     Exhibit 1.1(A) Legal Description of Eleven Acre Parcel
     Exhibit 1.1(B) Form of Revolving Credit Note
     Exhibit 8.1(A) Jurisdictions in Which Borrower is Authorized to do
Business
     Exhibit 8.1(B) Corporate Names and Predecessors
     Exhibit 8.1(H) Patents, Trademarks, Copyrights and Licenses
     Exhibit 8.1(I) Capital Structure and Affiliates
     Exhibit 8.1(K) Contracts Restricting Borrower's Right to Incur Debts
     Exhibit 8.1(L) Litigation
     Exhibit 8.1(P) Pension Plans
     Exhibit 8.1(R) Labor Contracts
     Exhibit 8.1(S) Noncompliance with Laws
     Exhibit 8.1(Y)(1)   Capitalized Leases
     Exhibit 8.1(Y)(2)   Operating Leases
     Exhibit 9.1(O) Form of Compliance Certificate
     Exhibit 9.2(H) Permitted Liens
     Exhibit 9.2(G) Existing Guarantees
     Exhibit 9.2(M) Borrower's Business Locations
     Exhibit 10.1(B)     Leased Premises
     Exhibit 10.1(J)     Form of Opinion Letter

                   LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT is made this 23rd day of February, 1996, by and between FLEET CAPITAL CORPORATION ("Lender"), a Connecticut corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033; and RHEOMETRIC SCIENTIFIC, INC. ("Borrower"), a New Jersey corporation with its chief executive office and principal place of business at One Possumtown Road, Piscataway, New Jersey 08854.

SECTION 1.GENERAL DEFINITIONS

    1.1. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Accounts - in addition to "Accounts" as defined by the Code, all accounts, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to a Person arising from the sale, lease or exchange of goods or other property by a Person or the performance of service by a Person and all monies due to a Person arising out of any contracts for the sale, lease, or exchange of goods or property or the performance of service by a Person, including, without limitation, the right to receive the proceeds of any collateral security and guarantees of any kind given by any Person with respect to any of the foregoing, whether now owned or hereafter created or acquired by a Person or in which a Person now has or hereafter acquires any interest.

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, all as reflected on the consolidated and consolidating financial statements of Borrower supplied to Lender pursuant to
Section 9.1(J) hereof, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets;
(iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition; (v) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower (unless unavailable by reason of the terms and conditions of this Agreement); (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the sale of any Securities of Borrower; (ix) any gain arising from extraordinary or non-recurring items and (x) the actual amount of any loss of Borrower arising out of the Sale Leaseback Transaction as reflected in the financial statements of Borrower delivered hereunder, never to exceed Three Million Dollars ($3,000,000).

          Adjusted Tangible Assets - all assets of Borrower except: (i) any surplus resulting from any write-up of assets subsequent to amounts reflected in the consolidated and consolidating financial statements of Borrower dated on September 30, 1995, a true and correct copy of which are attached hereto in Exhibit 1.1(A); (ii) deferred assets, other than prepaid insurance and prepaid taxes and other prepaid expenses arising in the ordinary course;
(iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) notes and Accounts due from obligors of Borrower outside of the United States of America or Canada unless such note or Account is backed by an irrevocable letter of credit in form and substance acceptable to Lender; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

          Adjusted Tangible Net Worth - at any date means a sum equal to:
(i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, plus (ii) Subordinated Debt, plus (iii) the actual amount of any loss of Borrower arising out of the Sale Leaseback Transaction as reflected in the financial statements of Borrower delivered hereunder, never to exceed Three Million Dollars ($3,000,000), minus (iv) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities which would be recorded under GAAP.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of Borrower; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          Aggregate Adjusted Availability - as of the date of any calculation thereof, the difference between the aggregate borrowing availability under clause (b) of the Borrowing Base and the sum of (i) the unpaid aggregate balance of Revolving Credit Loans as of the date of determination thereof,
(ii) all sums due and owing to trade creditors of Borrower or other Persons which remain outstanding beyond normal payment terms or special terms granted to Borrower by such creditors, and (iii) (for the purposes of determination thereof on the Closing Date) all closing payments and expenses associated with the creation of the Revolving Credit Facility.

          Agreement - this Loan and Security Agreement, as it may hereafter be amended, modified, extended, supplemented or replaced from time to time.

          Average Loan Balance - (A) the amount obtained by dividing (i) the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the relevant time period in question by
(ii) the number of days in such relevant period, plus (B) the United States Dollar equivalent of all Letters of Credit issued and outstanding as of any date upon which the Average Loan Balance is calculated based on currency exchange rates then in effect.

          Average Monthly Loan Balance - (A) the amount obtained by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month, plus (B) the United States Dollar equivalent of all Letters of Credit issued and outstanding as of any date upon which the Average Monthly Loan Balance is calculated based on currency exchange rates then in effect.

          Bank - Fleet National Bank of Connecticut, or its successors and assigns.

          Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred (or any other group of) borrowers; and, if the prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (a) The Facility Limit MINUS: (i) the face amount of the Japanese Credit; (ii) the German Facility Maximum Amount; and (iii) the UK Facility Maximum Amount; or

               (b)  an amount equal to:

                    (i) eighty-five percent (85%), or such lesser percentage as Lender may in its reasonable discretion determine from time to time based upon Lender's assessment of Borrower's financial performance or prospects or of the value of, recovery from or Lender's rights in, Collateral, of the net amount of Eligible Accounts outstanding at such date;

               PLUS

                    (ii) the lesser of (A) $6,000,000 or (B) the sum of (I) one hundred percent (100%) of the value of Borrower's Eligible Class 1 Inventory at such date, or such lesser percentage as Lender may in its reasonable discretion determine from time to time based upon Lender's assessment of Borrower's financial performance or prospects or of the value of, recovery from, or Lender's rights in, Collateral,; (II) fifty percent (50%) of the value of Borrower's Eligible Class 2 Inventory at such date, or such lesser percentage as Lender may in its reasonable discretion determine from time to time based upon Lender's assessment of Borrower's financial performance or prospects or of the value of, recovery from, or Lender's right in, Collateral; and (III) fifty percent (50%) of the value of Borrower's Eligible Class 3 Inventory, or such lesser percentage as Lender may in its reasonable discretion determine from time to time based upon Lender's assessment of Borrower's financial performance or prospects or the value of, recovery from, or Lender's right in, Collateral;

               MINUS

                    (iii) an amount equal to the face amount of the Japanese Credit;

               MINUS

                    (iv)  the European Credit Availability Shortfall; and

               MINUS

                    (v) any reserves established by Lender, in its reasonable discretion, from time to time, including, without limitation, reserves established in respect of any amounts which Lender may be obligated to pay in the future for the account of Borrower for the protection, preservation or security of the Collateral and reserves to cover currency exchange risk arising in connection with the Letters of Credit.


     For purposes hereof; (i) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time; and (ii) all calculations of the Borrowing Base shall be made in United States Dollars, based on currency exchange rates then in effect.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut or is a day on which banking institutions located in such state are closed.

          Capital Expenditures - as determined in accordance with GAAP, including, without limitation, expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, and the principal portion of payments with respect to Capitalized Lease Obligations.

          Cash Flow - with respect to any fiscal period, means Borrower's Adjusted Net Earnings from Operations plus depreciation and amortization of assets, minus the sum of (i) nonfinanced Capital Expenditures incurred by Borrower during such fiscal period, (ii) Distributions made by Borrower during such fiscal period, (iii) any payments of principal made by Borrower during such fiscal period in respect of any Indebtedness, and (iv) the amount of all payments made by any Subsidiary to Borrower on account of intercompany loans, calculated on a Non-Consolidated basis.

          Chattel Paper - as "Chattel Paper" is defined in the Code.

          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          Closing Date - the date on which all of the conditions precedent in
Section 10 are satisfied and the initial Loan is made hereunder.

          Code - the Uniform Commercial Code as adopted and in force in the Commonwealth of Pennsylvania as from time to time in effect.

          Collateral - all of the Property and interests in Property described in Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Consolidated Cash Flow - with respect to any fiscal period, means Borrower's and its Subsidiaries' Adjusted Net Earnings from Operation plus depreciation and amortization of assets, minus the sum of (i) nonfinanced Capital Expenditures incurred by Borrower and its Subsidiaries during such fiscal period, (ii) Distributions made by Borrower and its Subsidiaries during such fiscal period and (iii) any payments of principal made by Borrower and its Subsidiaries during such fiscal period in respect of any Indebtedness, calculated on a Consolidated basis.

          Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

          Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in Section 3.1(C) of this Agreement.

          Deposit Accounts - all monies in which a Person has any interest from time to time in any deposit or other account maintained with a bank or other institution or organization.

          Distribution - in respect of any corporation means and includes:
(i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities.

          Documents - as "Document" is defined in the Code.

          Dominion Account - a special account of Lender established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender, in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

          Eleven Acre Parcel - that certain parcel of real property, whichconstitutes approximately eleven (11) acres, located in Piscataway, New Jersey, as more particularly described in the legal description thereof attached hereto as Exhibit 1.1(A).

          Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition or services which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made or services rendered by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice; or (iii) it is due or unpaid more than ninety (90) days after the original invoice date (except with respect to a sale on a bill-and-hold basis which has been approved by Lender in its sole and absolute discretion); or (iv) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or (v) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the amount of all Accounts net of any disputed amounts and unprocessed credit memorandums and Inventory returns, to the extent of such excess; or (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (vii) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, provided however that with respect to any Account covered by this clause (vii), only that portion of the Account subject to offset shall be excluded; or (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent or have the capacity to contract, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale or services to an Account Debtor with its executive offices or principal place of business outside the United States or Canada, unless the sale is supported by a letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or (x) it arises from a sale or services to the Account Debtor on a bill-and-hold basis, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis (except with respect to a sale on a bill-and-hold basis which has been approved by Lender in its sole and absolute discretion); or (xi) Lender believes, in its reasonable judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xii) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or (xiii) the Account is subject to a Lien other than a Lien in favor of Lender; or (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or
(xv) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit; or (xvi) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or
(xvii) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xviii) Borrower has made an agreement with the Account Debtor after the original shipment date to extend the time of payment thereof; or (xix) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

          Eligible German Subsidiary Account - an Account of the German Subsidiary which Lender, in its reasonable credit judgment, deems to be an Eligible German Subsidiary Account. Without limiting the generality of the foregoing, no Account shall be an Eligible German Subsidiary Account if:
(i) it arises out of a sale made or services rendered by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is unpaid for more than ninety (90) days after the original due date shown on the invoice; or (iii) it is due or unpaid more than one hundred twenty (120) days after the original invoice date (except with respect to a sale on a bill-and-hold basis which has been approved by Lender in its sole and absolute discretion); or (iv) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible German Subsidiary Accounts hereunder; or (v) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the amount of all Accounts net of any disputed amounts, unprocessed credit memorandums or Inventory returns, to the extent of such excess; or (vi) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, provided however that with respect to any Account covered by this clause (vii), only that portion of the Account subject to offset shall be excluded; or (viii) the Account Debtor has commenced a voluntary or otherwise case under the insolvency or bankruptcy laws of its country, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent or have the capacity to contract, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale or service to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis (except with respect to a sale on a bill-and-hold basis which has been approved by Lender in its sole and absolute discretion); or (x) Lender believes, in its reasonable judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xi) the Account is subject to a Lien other than a Permitted Lien; or (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by German Subsidiary and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xiii) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit; or (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xv) German Subsidiary has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xvi) German Subsidiary has made an agreement with the Account Debtor, after the original shipment date, to extend the time of payment thereof; or (xvii) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

          Eligible Inventory - all of Borrower's Eligible Class 1 Inventory, Eligible Class 2 Inventory and Eligible Class 3 Inventory. Without limiting the exercise of Lender's discretion, packaging materials and supplies shall not be considered Eligible Inventory.

          Eligible Class 1 Inventory - such Inventory of Borrower consisting of raw materials or finished goods relating to Borrower's rheology product line which Lender, in the exercise of its reasonable credit judgment, deems to be Eligible Class 1 Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Class 1 Inventory unless, in Lender's reasonable credit judgment, it (i) is calculated on the basis of the lower of cost or market and on a first-in, first-out basis, and is readily marketable in its current form, (ii) is in good, new (or refurbished as good as new) and saleable condition, (iii) is not obsolete or unmerchantable, (iv) meets all standards imposed by any governmental agency, university or authority, (v) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof, (vi) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien, and (vii) is situated at a location in compliance with Section 4.4 hereof and is not in-transit.

          Eligible Class 2 Inventory - such Inventory of Borrower consisting of work-in-progress relating to Borrower's rheology product line which Lender, in the exercise of its reasonable credit judgment, deems to be Eligible Class 2 Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Class 2 Inventory unless, in Lender's reasonable credit judgment, it (i) is calculated on the basis of the lower of cost or market and on a first-in, first-out basis, and is readily marketable in its current form, (ii) is in good condition, (iii) is not obsolete or unmerchantable, (iv) meets all standards imposed by any governmental agency, university or authority, (v) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof, (vi) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien, and (vii) is situated at a location in compliance with Section 4.4 hereof and is not in-transit

          Eligible Class 3 Inventory - such Inventory of Borrower consisting of raw materials or finished goods relating to Borrower's thermal product line which Lender, in the exercise of its reasonable credit judgment, deems to be Eligible Class 3 Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's reasonable credit judgment, it (i) is calculated on the basis of the lower of cost or market and on a first-in, first-out basis, and is readily marketable in its current form, (ii) is in good, new (or refurbished as good as new) and saleable condition, (iii) is not obsolete or unmerchantable, (iv) meets all standards imposed by any governmental agency, university or authority, (v) conforms in all respects to the warranties and representations set forth in
Section 6.1 hereof, (vi) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien, and (vii) is situated at a location in compliance with Section 4.4 hereof and is not in-transit. Work in progress relating to Borrower's thermal product line shall not be Eligible Class 3 Inventory.

          Eligible UK Subsidiary Account - an Account of the UK Subsidiary which Lender, in its reasonable credit judgment, deems to be an Eligible UK Subsidiary Account. Without limiting the generality of the foregoing, no Account shall be an Eligible UK Subsidiary Account if: (i) it arises out of a sale made or services rendered by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is unpaid for more than ninety (90) days after the original due date shown on the invoice; or (iii) it is due or unpaid more than one hundred twenty (120) days after the original invoice date (except with respect to a sale on a bill-and-hold basis which has been approved by Lender in its sole and absolute discretion); or (iv) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible UK Subsidiary Accounts hereunder; or
(v) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the amount of all Accounts net of any disputed amounts, unprocessed credit memorandums and Inventory returns, to the extent of such excess; or
(vi) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, provided however that with respect to any Account covered by this clause (vii), only that portion of the Account subject to offset shall be excluded; or (viii) the Account Debtor has commenced a voluntary or otherwise case under the insolvency or bankruptcy laws of its country, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent or have the capacity to contract, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale or service to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis (except with respect to a sale on a bill-and-hold basis which has been approved by Lender in its sole and absolute discretion); or (x) Lender believes, in its reasonable judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xi) the Account is subject to a Lien other than a Permitted Lien; or (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by UK Subsidiary and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xiii) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit; or (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xv) UK Subsidiary has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xvi) UK
Subsidiary has made an agreement, after the original shipment date, with the Account Debtor to extend the time of payment thereof; or (xvii) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act as amended, the Clean Water Act, the River and Harbor Act, Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Deep-Water Port Act, the Safe Drinking Water Act, the Super Fund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, state and federal super lien and environmental clean up programs and laws, and U.S. Department of Transportation regulations. With respect to all of Borrower's Subsidiaries, all of the laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters of the jurisdictions in which such Subsidiaries are located.

          Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

          European Credit Availability Shortage - The sum of: (i) the maximum amount of the UK Credit (or the UK Facility Maximum Amount if no UK Credit is outstanding but Lender, or its successors or assigns or an Affiliate of Lender, is the UK Lender) less the then existing UK Facility Availability; and (ii) the maximum amount of the German Credit (or the German Facility Maximum Amount if no German Credit is outstanding but Lender, or its successors or assigns or an Affiliate of Lender, is the UK Lender) less the then existing German Facility Availability.

          Event of Default - as defined in Section 11.1 of this Agreement.

          Facility Limit - $11,500,000.

          Fixtures - "Fixtures" as is defined in the Code.

          Foreign Subsidiaries - All of Borrower's wholly owned subsidiaries located and incorporated outside of the United States of America.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, contract rights, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax and insurance refund claims, rights in computer programs, right in software and data applications, all claims under guaranties, security interests, letters of credit or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification rights and claims under insurance policies and all other intangible property of every kind and nature (other than Accounts).

          German Collateral - all now existing or hereafter arising or acquired Accounts of German Subsidiary and all cash and non-cash proceeds of the foregoing (including, without limitation, any credit insurance proceeds or returned premiums therefrom).

          German Credit - that certain letter of credit no.
issued by Bank on behalf of Borrower and German Subsidiary for the benefit of German Lender in the maximum amount of DM 1,224,000 with an expiry date of no later than one year from the Closing Date and in form and substance acceptable to Lender.

          German Facility - that certain line of credit established by German Lender in favor of German Subsidiary up to a maximum principal amount of DM 1,200,000 with an initial maturity date of no later than one year from the Closing Date, such line of credit to be secured by German Lender's first and only lien upon and security interest in the German Collateral.

          German Facility Maximum Amount - DM 1,200,000.

          German Facility Availability - an amount not to exceed eighty-five percent (85%) of the face amount of the Eligible German Subsidiary Accounts.

          German Lender - Such financial institution (which as of the Closing Date shall be the Initial German Lender) which is providing the German Facility to German Subsidiary.

          German Lender Loan Documents - those agreements as may be in effect from time to time, by and between the German Subsidiary and German Lender establishing the German Facility, all in form and substance acceptable to Lender.

          German Subsidiary - Rheometric GmbH, a wholly owned Subsidiary of Borrower.

          Indebtedness - as applied to a Person means, without duplication
(i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all obligations of other Persons which such Person has guaranteed; (iii) in the case of Borrower (without duplication), the Obligations; and (iv) in the case of the Borrower's Subsidiaries, their obligations and liabilities arising under any lines of credit established on their behalf.

          Indemnification Obligations - any and all amounts paid and costs andexpenses incurred by Lender in connection with or arising out of that certain Indemnification Agreement dated as of the Closing Date, executed by Lender in favor of NatWest Bank N.A.

          Initial German Lender - Merck Finck & Co.

          Initial UK Lender - Barclays Bank PLC.

          Instrument - "Instrument" as defined in the Code.

          Intellectual Property Security Agreement - that certain
Intellectual Property Security Agreement, dated on or about the Closing Date, pursuant to which Borrower assigns to Lender as collateral for the Obligations, all of Borrower's and its Subsidiaries' trademarks, tradenames, service marks, patents, copyrights and all applications related thereto, whether now existing or hereafter arising or acquired.

          Inventory - in addition to "Inventory" (as defined in the Code) all of Borrower's inventory, whether now owned or hereafter acquired by the Borrower, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

          Japanese Credit - that certain letter of credit no. _____________ issued by Bank on behalf of Borrower and Japanese Subsidiary for the benefit of Japanese Lender, in the maximum principal amount of Two Hundred Forty Million Japanese Yen (? 240,000,000), with an expiry date no later than one year from the Closing Date.

          Japanese Facility - that certain line of credit established by Japanese Lender in favor of Japanese Subsidiary in the maximum principal amount of Two Hundred and Forty Million Japanese Yen (?240,000,000), with a maturity date of no later than one year from the Closing Date.

          Japanese Lender - The Sakura Bank Ltd.

          Japanese Lender Loan Documents - those agreements as may be in effect from time to time, by and between Japanese Lender and Japanese Subsidiary establishing the Japanese Facility, all in form and substance acceptable to Lender.

          Japanese Subsidiary - Rheometric Scientific F.E. Ltd., a wholly owned subsidiary of Borrower.

          LC Guaranty - a guaranty executed by Lender, in form and substance acceptable to Lender, at Borrower's request in favor of a Person who has issued a Letter of Credit, in form and substance acceptable to Lender, for the account of the Borrower.

          Letters of Credit - the German Credit, the Japanese Credit, and the UK Credit, as they may be amended, supplemented, renewed or replaced from time to time, each in form and substance acceptable to Lender.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Lender pursuant to Section 2.5 hereof.

          Loan Documents - this Agreement, the Other Agreements and the Security Documents.

          Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans, and each payment made pursuant to an LC Guaranty or Letter of Credit.

          Minimum Loan - $5,000,000.

          Money Borrowed - as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or
(C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Non-Consolidated - shall mean, with respect to any financial statements,a financial statement of Borrower excluding the account balances and results of operations of all of Borrower's subsidiaries.

          Note - the Revolving Credit Note.

          Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents (as amended, modified, supplemented or replaced from time to time) or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, the Reimbursement Obligations, the Indemnification Obligations and any obligations and liabilities of German Subsidiary and UK Subsidiary to Lender if Lender becomes the German Lender and/or the UK Lender. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents.

          Original Term - as defined in Section 3.3 of this Agreement.

          OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

          Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Note, and the Subordination Agreement.

          Overadvance - as defined in Section 2.1(B).

          Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

          Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (x) of Section 9.2(H) of this Agreement.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Purchase Money Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $750,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, joint stock company, land trust, business trust, limited liability company, limited liability partnership or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Pledge Agreement - that certain Stock Pledge Agreement, dated on or about the Closing Date, executed by Borrower in favor of Lender, pursuant to which Borrower pledges to Lender as security for the Obligations sixty-five percent (65%) of all of the issued and outstanding shares of the German Subsidiary, the Japanese Subsidiary and the UK Subsidiary.

          Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

          Projections - Borrower's forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's consolidated and consolidating historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Interest - the Borrower's purchase of a portion of the QRS Loan as evidenced by that certain Purchase Agreement, dated as of the Closing Date, by and between Borrower and NatWest Bank N.A.

          Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          QRS - RSI (NJ) QRS 12-13, Inc.

          QRS Loan - the loan from NatWest Bank N.A. to QRS which is evidenced by a mortgage note in the principal amount of $3,300,000 and secured by a mortgage covering certain real property (including the Eleven Acre Parcel), each dated on or about the Closing Date, executed by QRS in favor of NatWest Bank N.A.

          Reimbursement Obligations - any and all amounts paid by Lender in connection with any Letter of Credit.

          Rentals - as defined in Section 9.2(W) of this Agreement.

          Renewal Terms - as defined in Section 3.3 of this Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) Property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;
(iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and (vii) the Purchase Interest.

          Revolving Credit Facility - the credit facility established for Borrower by Lender under and pursuant to the terms of this Agreement under which Revolving Credit Loans may be made from time to time.

          Revolving Credit Maturity Date - the last day of the Original Term or if any Renewal Term is then in effect, then the last day of such Renewal Term.

          Revolving Credit Note - the Revolving Credit Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence Borrower's obligation to repay the Revolving Credit Loans, which shall be in the form of Exhibit 1.1(B) attached hereto.

          Revolving Credit Loan - a Loan made by Lender as provided in
Section 2.1 of this Agreement.

          Sale-Leaseback Transaction - that certain transaction pursuant to which Borrower shall sell certain real property (including the Eleven Acre Parcel) to QRS and shall in turn lease back such property from QRS pursuant to a lease dated on or about the Closing Date.

          Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          Security Documents - the Intellectual Property Security Agreement, the Pledge Agreement, and all other instruments and agreements now or at any time hereafter securing or providing security for the whole or any part of the Obligations.

          Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations.

          Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          UK Collateral - all now existing or hereafter arising or acquired Accounts of UK Subsidiary and all cash and non-cash proceeds thereof (including, without limitation, any credit insurance proceeds or premiums).

          UK Credit - that certain letter of credit no.
issued by Bank on behalf of Borrower and UK Subsidiary for the benefit of the UK Lender in the maximum principal amount of GBP 972,000, with an expiry date no later than one year from the Closing Date.

          UK Facility - that certain line of credit established by UK Lender in favor of UK Subsidiary up to a maximum principal amount of GBP 950,000 with an initial maturity date of no later than one year from the Closing Date, such line of credit to be secured by UK Lender's first and only lien upon and security interest in the UK Collateral.

          UK Facility Maximum Amount - GBP 950,000.

          UK Facility Availability - an amount not to exceed eighty five (85.0%) of the face amount of the Eligible UK Subsidiary Accounts.

          UK Lender - Such financial institution (which as of the Closing Date shall be the Initial UK Lender) which is providing the UK Facility to UK Subsidiary.

          UK Lender Loan Documents - those agreements, as may be in effect from time to time, by and between UK Lender and UK Subsidiary, establishing the UK Facility, together with all related instruments, agreements and documents, all in form and substance acceptable to Lender.

          UK Subsidiary - Rheometric Scientific Limited, a wholly owned subsidiary of Borrower.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Working Capital - at any date means Current Assets minus Current Liabilities.

    1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

    1.3. Other Terms. All other capitalized terms contained in this Agreement and not defined herein shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

    1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications thereto and any and all extensions or renewals thereof.

SECTION 2.     CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility available to Borrower and its Subsidiaries, of up to the Facility Limit upon Borrower's request therefor, as follows:

    2.1.  Revolving Credit Loans.

          (A) Lender agrees, so long as any and all conditions to the making of Loans under this Agreement have been fulfilled or satisfied, and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to Borrower from time to time prior to the Revolving Credit Maturity Date, as requested by Borrower in accordance with the terms of Section 2.3 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time, which Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Credit Note and shall be secured by the Property of Borrower described in Section 4 hereof and in the Security Documents. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. No Revolving Credit Loan shall be made at any time that a Default or Event of Default is outstanding. Notwithstanding the accuracy of any representation made or deemed to be made by Borrower under, or the compliance by Borrower with the terms of, this Agreement, the Other Agreements or the Security Documents or the existence or non existence of any Default or Event of Default, Lender may, in its sole and absolute discretion, honor Borrower's request for a Revolving Credit Loan and the amount of such Revolving Credit Loan. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof. Without impairing or limiting the foregoing provisions of this
Section 2.1(A), Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem reasonably necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, setoffs, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; and (v) such other matters, events, conditions or contingencies as to which Lender, in its reasonable discretion, determines reserves should be established from time to time hereunder.

          (B) Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (any such Loans or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be deemed to be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally.

          (C) The Revolving Credit Loans shall be used solely for the satisfaction of all existing Indebtedness of Borrower to NatWest Bank N.A. and Chemical Bank on the Closing Date, and for Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

    2.2. Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 2.1 hereof shall be as follows:

          (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made in the following manner: (i) on or before 12:00 p.m. Philadelphia, Pennsylvania time on any Business Day, Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement, the Revolving Credit Note, a Reimbursement Obligation, a Indemnification Obligation or any other Loan Agreement as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest to the extent not otherwise paid by Borrower and received by Lender before such date; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request by Borrower for a Revolving Credit Loan on the due date in the amount then so due to the extent not otherwise paid by Borrower and received by Lender prior to such date;

          (B) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(ii) or (iii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

    2.3. Foreign Facilities. (A) As of the Closing Date, the German Lender is establishing the German Facility for the benefit of the German Subsidiary. As of the Closing Date, and after taking into account all initial advances made under the German Facility (including, without limitation, those advances necessary to terminate the existing line of credit in favor of the German Subsidiary), the outstanding advances under the German Facility shall not exceed the German Facility Maximum Amount.

          (B) To induce the German Lender to establish the German Facility, and at the request of and for the account of Borrower and the German Subsidiary, Bank shall issue the German Credit in favor of the German Lender in conjunction with the establishment of the German Facility. As a condition thereof, the German Subsidiary and Borrower shall execute all letter of credit applications and related agreements required by Bank and Lender as a precondition to the issuance of the German Credit and the German Subsidiary and Borrower shall be jointly and severally liable to Bank for any and all payments made or guaranteed by Bank under the German Credit.

          (C) As of the Closing Date, the UK Lender is establishing the UK Facility for the benefit of the UK Subsidiary. As of the Closing Date, and after taking into account all initial advances made under the UK Facility (including, without limitation, those advances necessary to terminate the existing line of credit in favor of the UK Subsidiary), the outstanding advances under the UK Facility shall not exceed the UK Facility Maximum Amount.

          (D) To induce the UK Lender to establish the UK Facility, and at the request of and for the account of Borrower and the UK Subsidiary, Bank shall issue the UK Credit in favor of the UK Lender in conjunction with the establishment of the UK Facility. As a condition thereof, the UK Subsidiary and Borrower shall execute all letter of credit applications and related agreements required by Bank and Lender as a precondition to the issuance of the UK Credit and the UK Subsidiary and Borrower shall be jointly and severally liable to Bank for any and all payments made or guaranteed by Bank under the UK Credit.

          (E) Lender hereby agrees that the German Facility (or any renewal or replacement facility established in accordance with the terms hereof) and UK Facility (or any renewal or replacement facility established in accordance with the terms hereof) shall, subject to the terms and conditions of this Agreement, remain in effect during the Original Term; provided, however, that
(i) the German Lender shall have the right to terminate the German Facility, cease making advances thereunder and accelerate all of the German Subsidiary's obligations thereunder if the German Subsidiary defaults with respect thereto or an Event of Default occurs hereunder and the UK Lender shall have the right to terminate the UK Facility, cease making advances thereunder and accelerate the UK Subsidiary's obligations thereunder if the UK Subsidiary defaults with respect thereto or an Event of Default occurs hereunder; and (ii) neither the German Facility nor the UK Facility shall be renewed, replaced or otherwise continued in effect if the respective borrower with respect thereto is in default of its obligations as of any maturity date thereof prior to the end of the Original Term or fails to execute any agreements and documents required by the German Lender or UK Lender (or by Lender) with respect to any such renewal or replacement facility.

    2.4. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower or its Subsidiaries to Lender, whether by assignment or otherwise.

    2.5. Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including all charges and expenses properly chargeable to Borrower.

SECTION 3.     INTEREST, FEES, TERM AND REPAYMENT

    3.1.  Interest, Fees and Charges.

          (A) Interest. Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to one and one-half percent (1.5%) above the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest shall at all times be computed on the basis of a 360 day year, but calculated on a daily basis for the actual number of days elapsed in the period for which such calculation is made.

          (B) Interest Rate on Foreign Facilities. Borrower acknowledges and agrees that (i) as a result of the credit support provided to the German Lender to secure the German Facility, the interest rate on the German Facility shall be the corporate lending rate of the German Lender; provided that if no German Credit is outstanding, such rate shall be increased by 325 basis points and (ii) that as a result of the credit support provided to the UK Lender to secure the UK Facility, the interest rate on the UK Facility shall be the base rate of the UK Lender; provided that if no UK Credit is outstanding, such rate shall be increased by 325 basis points.

          (C) Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated at a fluctuating rate per annum equal to two percent (2%) in excess of the Base Rate (the "Default Rate").

          (D) Minimum Loan Charges. Borrower acknowledges that the administrative costs associated with the financing to be extended to Borrower under this Agreement are such that Lender cannot continue to finance Borrower profitably at the rates provided for herein in the event that the Average Monthly Loan Balance is less than the Minimum Loan. Accordingly, Borrower agrees to pay to Lender interest, on the first day of each month at the then applicable interest rate hereunder, on the greater of (i) the Minimum Loan less the aggregate maximum amount of all outstanding Letters of Credit or
(ii) the Average Monthly Loan Balance (less the aggregate maximum amount of all outstanding Letters of Credit) for the preceding month.

          (E)  Fees.

               (1) Commitment Fee. Borrower shall pay to Lender on the Closing Date the balance of $57,500 of the commitment fee of $115,000 which commitment fee was fully earned and nonrefundable upon Lender's prior issuance of its commitment letter regarding the Revolving Credit Facility.

               (2) Fee Basis. Such fees described in Section 3.1(F)(1) above shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

               (3) Facility Fee. Borrower shall pay to Lender a monthly facility fee in an amount equal to of one-quarter of one percent (0.25%) of the amount by which (A) the Facility Limit, exceeds (B) the sum of the Average Monthly Loan Balance for the preceding month, such fee to be due and payable on the first day of each calendar month.

               (4) Collateral Management Fee. Borrower shall pay to Lender an annual collateral management fee of $25,000 for the time and costs of Lender associated with administering, processing and monitoring the Collateral, which fee shall be deemed fully earned and nonrefundable on an annual basis in advance and paid to Lender on a quarterly basis in an amount equal to $6,250 per quarter. The first payment shall be made on the Closing Date in an amount equal to $6,250 multiplied by the number of days remaining in the calendar quarter and divided by ninety (90), with the next payment to be made on the first day of April, 1996 in an amount equal to $6,250 with each subsequent payment to be in the same amount and on the first day of each consecutive quarter thereafter. Such fee, absent the occurrence and continuance of an Event of Default, shall cover all costs and expenses of Lender arising in connection with Section 9.1(I) hereof.

          (F) Capital Adequacy Charge. In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a written demand therefor, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method.

          (G) Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and charged or collected pursuant to the terms of this Agreement or the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

    3.2. Letter of Credit Fees. As additional consideration for Lender's issuing its, or causing to be issued its Affiliate's, Letters of Credit for Borrower's and/or Borrower's Subsidiaries' account, Borrower agrees to pay Lender fees equal to (i) three and one-quarter of one percent (3.25%) per annum of the aggregate face amount of all Letters of Credit, other than the Japanese Credit, outstanding from time to time during the term of this Agreement; and (ii) two and one quarter of one percent (2.25%) per annum of the aggregate face amount of the Japanese Credit outstanding from time to time during the term of this Agreement, which fees shall be deemed fully earned upon issuance of each Letter of Credit, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. All such fees shall be made in United States Dollars by converting the amount of the outstanding Letters of Credit into United States Dollars, based on exchange rates in effect on any such due date. Borrower shall also pay to Lender all of Lender's and Lender's Affiliates' charges and expenses associated with the issuance, amendment, renewal and termination of any Letter of Credit.

    3.3. Term of Revolving Credit Facility. Subject to Lender's right to cease making the Revolving Credit Loans at any time upon or after the occurrence of any Default or Event of Default, the Revolving Credit Facility shall be in effect for a period of three (3) years from the Closing Date (the "Original Term"), and such Revolving Credit Facility shall automatically renew itself for one (1) year periods thereafter (the "Renewal Terms"), unless: (A) terminated as provided in Section 3.4 hereof or (B) terminated by Lender upon no less than one hundred and twenty (120) days advance written notice to Borrower prior to the end of the Original Term or any Renewal Term.

    3.4.  Termination.

          (A) Upon at least one hundred and twenty (120) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective unless and until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit issued by Lender or its Affiliates and LC Guaranties have been returned to Lender or have expired or Borrower has provided Lender with cash collateral in an amount equal to one hundred and five percent (105%) of the United States Dollar equivalent of the face amount of all issued and outstanding Letters of Credit.

          (B) At the effective date of any such termination by Borrower, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges and Obligations owing under the terms of this Agreement and any of the other Loan Documents (including any prepayment premiums)) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to three percent (3.0%) if termination occurs during the first twelve-month period of the Original Term (February 23, 1996 through February 22, 1997); (ii) two percent (2.0%) if termination occurs during the second twelve-month period of the Original Term (February 23, 1997 through February 22, 1998); and (iii) one percent (1.0%) if termination occurs during the third twelve-month period of the Original Term, multiplied by the greater of: (A) the Average Loan Balance outstanding pursuant to Section 2.1 during the twelve (12) month period preceding the effective date of such termination, or such lesser time period if the effective date of such termination occurs within twelve months of the Closing Date, or (B) the Minimum Loan. Notwithstanding the foregoing, if termination occurs as of the last day of the Original Term or the last day of any Renewal Term, no termination charges shall be payable.

          (C) Lender may cease making Revolving Credit Loans under and Lender may terminate the Revolving Credit Facility without notice upon or after the occurrence of an Event of Default, and may also, in its sole discretion, terminate the Revolving Credit Facility and this Agreement as well as its obligation to provide continuing credit support in the form of the Letters of Credit or otherwise for any credit facility of any Subsidiary as of the Revolving Credit Maturity Date upon not less than one hundred and twenty (120) days prior written notice.

          (D) All of the Obligations, prior to the last day of the Original Term or the last day of any Renewal Term, shall be forthwith due and payable together with cash collateral in an amount equal to one hundred and five percent (105%) of the maximum amount of all outstanding Letters of Credit as of the effective date of termination of the Revolving Credit Facility, such cash collateral to be in United States dollars, upon any termination of the Revolving Credit Facility. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of the Revolving Credit Facility, or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties, or liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement, or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral, and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation, until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

          (E) Upon any termination of the Revolving Credit Facility for any reason hereunder, Lender shall have the unconditional right and discretion to terminate or cause the termination of the German Facility and UK Facility and shall have no further duty or obligation to renew, replace or continue any outstanding Letter of Credit.

     3.5. Payments.

          (A) Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in express conflict with this Section 3.5 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

               (1) Principal, payable on account of Revolving Credit Loans made by Lender to Borrower pursuant to Section 2.1 of this Agreement, shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of the Revolving Credit Facility pursuant to Section 3.4 hereof; provided, however, that all Overadvances shall be paid in accordance with Section 2.1(B).

               (2) Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or
(iii) termination of the Revolving Credit Facility pursuant to Section 3.4 hereof; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations due and payable during the immediately preceding month to the extent not otherwise paid by Borrower and received by Lender before such date notwithstanding the possibility that an Overadvance may arise after taking any such Revolving Credit Loan into account;

               (3) Costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower on the dates and at the times provided for in this Agreement, but if no due date has been provided, then upon Lender's demand, to Lender or to any other Person designated by Lender in writing; and

               (4) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, but if no specific due date has been provided, then upon Lender's demand and Borrower hereby irrevocably authorizes Lender, in its sole discretion, to advance to Borrower, and to charge Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay any such Obligations, including, without limitation, any Reimbursement Obligation or Indemnification Obligation, when due notwithstanding the possibility that an Overadvance may arise after taking any such Revolving Credit Loan into account.

          (B) All payments made and to be made by Borrower under this Agreement and the Note, shall be made in United States Dollars, in immediately available funds.

    3.6. Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender
shall have the continuing exclusive right   (absent an Event of Default and
subject to the application of collection of Accounts against the outstanding balance of the Revolving Credit Loans) to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by
Section 5.2 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

    3.7. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within forty-five(45) days of the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.     COLLATERAL:  GENERAL TERMS

    4.1. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of Borrower's current and non-current assets, including all of the following Property and interests in Property of Borrower (in any event excluding the Eleven Acre Parcel), whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (A)  Accounts;

          (B)  Inventory;

          (C)  Equipment;

          (D) General Intangibles (including, without limitation, the Purchase Interest);

          (E)  Chattel Paper;

          (F)  Instruments;

          (G)  Documents;

          (H)  Fixtures;

          (I)  Deposit Accounts;

          (J) All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

          (K) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A) through (J) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and any credit insurance; and

          (L) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A) through (K) above.


    4.2. Representations, Warranties and Covenants -- Collateral. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to Lender:

          (A) The Collateral is now, and so long as any of the Obligations are outstanding, will continue be, owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon other than Lender's Lien or a Permitted Lien.

          (B) Except as specifically consented to in writing by Lender, the Liens granted to Lender shall be first and prior on the Collateral, including, without limitation, any Accounts and other proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof.
No further action need be taken to perfect the Liens granted to Lender, other than the filing of financing and continuation statements under the Code or other applicable law, continued possession by Lender of that portion of the Collateral constituting Instruments or Documents, the processing of Lien notations on motor vehicle title certificates.

          (C) All goods evidenced by the Collateral constituting Chattel Paper, Documents, or Instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien. Borrower further warrants and guarantees the value, quantities, sound condition, grades, and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

    4.3. Lien Perfection. Borrower agrees to execute the UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral, including, without limitation, the execution at Lender's request of all documents deemed necessary by Lender to cause Lender's Lien to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. After any payment of a Reimbursement Obligation on a Letter of Credit issued for the account of a Foreign Subsidiary, Borrower shall cause such Foreign Subsidiary to execute any and all documents, instruments and agreements necessary, in the sole discretion of Lender, to provide Lender with a first priority perfected security interest in the Property of such Foreign Subsidiary.

    4.4. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit 9.2(M) and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on Exhibit 9.2(M) if (i) Borrower gives Lender written notice of the new storage location at least ninety (90) days prior to storing Inventory at such location, (ii) Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither Borrower's nor Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Lender not to assert any landlord's, warehouseman's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; (C) temporary transfers (for a period not to exceed 3 months in any event) of Equipment from a location set forth on Exhibit 9.2(M) to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business and (D) removals in connection with dispositions of Equipment that are authorized by Section 7.4 hereof. Notwithstanding the preceding, Borrower may have no more than Four Hundred Thousand Dollars ($400,000) worth of Inventory (valued at the higher of cost or market) out on loan or demonstration at any one time at locations other than as set forth in Exhibit 9.2(M).

    4.5. Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Borrower shall deliver certified copies of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender as lender's loss payee. All proceeds under such policies shall be payable to Lender and shall be applied by Lender against the Obligations or used to restore or replace lost or stolen Property, all as Lender may determine in its sole discretion. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise reasonably required by Lender.

    4.6. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and immediately charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including, without limitation, attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of is rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Default Rate, shall be considered Obligations owing by Borrower to Lender hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5.     PROVISIONS RELATING TO ACCOUNTS

    5.1. Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts on all statements and representations made by Borrower:

          (I) with respect to any of its Accounts unless otherwise indicated in writing to Lender, that all Accounts that Borrower represents to be or otherwise submits to Lender to be an Eligible Account:

               (A) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (B) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of their respective enterprise and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (C) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

               (D) Such Account, and Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

               (E) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

               (F) There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

               (G) To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and

               (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of any of its knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account;

          (II) with respect to any Account or Accounts of German Subsidiary and UK Subsidiary, unless otherwise indicated in writing to Lender, that each such Account Borrower represents to be or otherwise submits to Lender as an Eligible German Subsidiary Account or Eligible UK Subsidiary Account:

               (A) is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

               (B) arises out of a completed, bonafide sale and delivery of goods or services performed by the German Subsidiary or UK Subsidiary in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between German Subsidiary or UK Subsidiary and the Account Debtor;

               (C) is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

               (D) such Account and German Lender's or UK Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, except for disputes resulting in returned goods where the amount in controversy is reasonably deemed by Lender to be immaterial, and each such Account is absolutely owing to German Subsidiary or UK Subsidiary and is not contingent in any respect or for any reason;

               (E) is not subject to an agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by German Subsidiary or UK Subsidiary in the ordinary course of their respective businesses for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

               (F) is not subject to facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements related thereto;

               (G) to the best of Borrower's, German Subsidiary's and UK Subsidiary's knowledge, is owing by an Account Debtor thereunder which (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) is Solvent; and

               (H) Neither Borrower, German Subsidiary nor UK Subsidiary has any knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of any of Borrower's, German Subsidiary's or UK Subsidiary's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

    5.2. Assignments, Records and Schedules of Accounts. If so requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly, or if requested by Lender, daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a bi-weekly basis a sales and collections report for the relevant portion of the week, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts") and (ii) a customer list containing the name, address, and if available, phone number of each Account Debtor, and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

    5.3.  Administration of Accounts.

          (A) Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in
Section 5.2. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

          (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing Authority for the account of Borrower and to charge Borrower's Loan Account therefor. Borrower shall notify Lender if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery or performance creating the Account.

          (C) Prior to a Default or Event of Default with notice to Borrower, or after and during the occurrence and continuance of a Default or Event of Default without notice to Borrower, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

    5.4.  Collection of Accounts.

          (A) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in the Dominion Account. Lender retains the right at all times to contact Account Debtors for the purposes of verifying the amount and general veracity of any Account and upon the occurrence and continuance of an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) following one (1) Business Day after receipt by Lender of such items.

          (B) Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

    5.5. Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of $85,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

SECTION 6.     PROVISIONS RELATING TO INVENTORY

    6.1. Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that:

          (A) All Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit 9.2(M) and will not be removed therefrom except as authorized by Section 4.4 of this Agreement;

          (B) No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name;

          (C) No Inventory is or will be consigned to any Person without Lender's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Lender with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Lender, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Lender copies of the results of all such searches and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type; and

          (D) No Inventory is or will be produced in violation of the Fair Labor Standards Act.

    6.2. Inventory Reports. Borrower agrees to furnish Lender with Inventory reports at such times as Lender may request, but at least once each month. Such reports shall be in form and detail satisfactory to Lender and shall, at a minimum, identify Inventory by the three (3) classes of Inventory
established hereunder.   Borrower shall maintain a perpetual inventory
tracking system, shall conduct a cycle count of the Inventory no less frequently than on a monthly basis and shall provide to Lender a report based on each such cycle count of inventory promptly thereafter, together with such supporting information as Lender shall in its discretion request and shall conduct a physical inventory if so requested by Lender after and during the continuance of an Event of Default.

    6.3. Returns of Inventory. If at any time or times hereafter any Account Debtor returns an Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $85,000, Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, Borrower shall hold all returned Inventory in trust for Lender, shall segregate all returned Inventory from all other Property owned by Borrower or in its possession and shall conspicuously label such Inventory as the Property of Lender.


SECTION 7.     PROVISIONS RELATING TO EQUIPMENT

    7.1. Representations, Warranties and Covenants. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that:

          (A) The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

          (B) Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord's waiver or leasehold mortgage in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Lender or subject to Permitted Liens.

    7.2. Evidence of Ownership of Equipment. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title).

    7.3. Records and Schedules of Equipment. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with
Section 7.4 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least quarterly basis and more often if requested by Lender.

    7.4. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided that all proceeds thereof are remitted, immediately upon receipt, to Lender, or (ii) replacements of Equipment that is substantially worn or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall give Lender at least ten (10) days prior written notice of such disposition.


SECTION 8.     REPRESENTATIONS AND WARRANTIES

    8.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

          (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 8.1(A) attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, or in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower.

          (B) Corporate Names. During the preceding five (5) years, neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit 8.1(B) attached hereto and made a part hereof. Except as set forth on Exhibit 8.1(B), Borrower has not, during the preceding five (5) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          (C) Corporate Power and Authority. Borrower has the corporate right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of an Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

          (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms.

          (E) Use of Proceeds. Borrower's uses of the proceeds of any Loans made pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

          (F) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or in inconsistent with the provisions of Regulation X of said Board of Governors.

          (G) Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

          (H) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 8.1(H) attached hereto and made a part hereof.

          (I) Capital Structure. Exhibit 8.1(I) attached hereto and made a part hereof states (a) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (b) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (c) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (d) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of the Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to shares of the Borrower's capital stock, except as set forth on Exhibit 8.1(I).

          (J) Solvent Financial Condition. Borrower is now and, after giving effect to initial Loans to be made hereunder, at all times will be, Solvent.

          (K) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affect its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 8.1(K) attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

          (L) Litigation. Except as set forth on Exhibit 8.1(L) attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Exhibit 8.1(L), if successful, is reasonably likely to materially and adversely affect the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          (M) Title to Properties. Borrower and its Subsidiaries each has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, including all of the Collateral, in each case, free and clear of all Liens except Permitted Liens.

          (N) Financial Statements; Fiscal Year. The Consolidated annual audited balance sheet of Borrower as of December 31, 1994, and quarterly balance sheet of Borrower as of September 30, 1995, and the related statements of income, changes in stockholder's equity, and changes in financial position for the respective periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. Since September 30, 1995, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment and real Property owned by Borrower except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

          (O)  Full Disclosure.  The financial statements referred to in
Section 8.1(N) above, do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

          (P) Employee Benefit Plans. Except as disclosed on Exhibit 8.1(P) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could lead to a material adverse change in the financial condition of Borrower, including, but not limited to, any Reportable Event, or Prohibited Transaction exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

          (Q) Taxes. Borrower's federal tax identification number is 610708419. Borrower and its Subsidiaries each have filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental, charges that are due and payable. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

          (R) Labor Relations. Except as described on Exhibit 8.1(R) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          (S) Compliance With Laws. Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation, except as disclosed on Exhibit 8.1(S) attached hereto and made a part hereof.

          (T) Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          (U) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any indebtedness to any Person for Money Borrowed.

          (V) Brokers. Other than the fees, costs and expenses of Berwind Financial Group, L.P., which total no more than $128,000, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement. Borrower acknowledges and agrees that Lender has no obligation in regard to the fees of Berwind Financial Group, L.P.

          (W) Business Locations; Agent for Process. During the preceding five year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on
Exhibit 9.2(M).

          (X) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          (Y) Leases. Exhibit 8.1(Y)(1) attached hereto and made a part hereof is a complete listing of all capitalized leases of Borrower and
Exhibit 8.1(Y)(2) attached hereto and made a part hereof is a complete listing of all operating leases of Borrower.

          (Z) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (AA) Representations as to Subsidiaries. Each Subsidiary has the corporate right and power and is duly authorized and empowered to enter into, execute, deliver and perform under its respective loan documents with its respective lending institution. The execution, delivery and performance of such documents have been duly authorized by all necessary corporate action and will not (i) require any consent or approval of shareholders, (ii) contravene any such Subsidiary's charter, articles of incorporation or bylaws, (iii) violate, or cause such Subsidiary to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Subsidiary,
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Subsidiary is a party or by which it or its Properties may be bound or affected, or (v) result in or require the creation or imposition of a Lien upon or with respect to any of the Properties now owned or hereafter acquired by such Subsidiary except as permitted under Section 9.2(H).

          (BB) Legally Enforceable Agreements of Subsidiaries. Each of the loan documents relating to the German Facility, UK Facility and Japanese Facility are or, upon execution and delivery, will be legal, valid and binding obligations of the respective Subsidiary executing such documents enforceable against it in accordance with its respective terms.

    8.2. Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for changes in the nature of Borrower's business or operations that would render the information in any Exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

    8.3. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.     COVENANTS AND CONTINUING AGREEMENTS

    9.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          (A) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, unless and to the extent only that such taxes, assessments and charges are being contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties except for Permitted Liens.

          (B) Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

          (C) Payment of Bank Charges. Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender of any proceeds of Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection by Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

          (D) Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states or countries in which such qualification is necessary in order for Borrower or such Subsidiary to conduct its business in such states or countries except where the failure to do so will not have a material adverse effect on the condition (financial or otherwise), Property or business of Borrower or a Subsidiary.

          (E) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition (reasonable wear and tear excepted) and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto, except where such failure to maintain will not have a material adverse effect on the condition (financial or otherwise), Property or business of Borrower or a Subsidiary.

          (F) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which any one of them is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of their Properties or to the conduct of their businesses provided, however, that except as to environmental matters and other covenants requiring compliance with specific laws contained in this Agreement, Borrower shall, unless such failure to comply will not have a material adverse effect on the condition (financial or otherwise), Property or business of Borrower or a Subsidiary, have until the earlier of: (i) thirty (30) days from the date of any notice from Lender of Borrower's failure to comply with this Section 9.1(F); or (ii) sixty (60) days from the date Borrower knew or should have known of its failure to comply with this
Section 9.1(F), to comply with any such law, regulation, ordinance, or governmental rules or regulations or obtain and keep in force such permits, licenses, franchises or other governmental authorization.

          (G) ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

          (H) Business Records. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          (I) Visits, Inspections and Appraisals. Shall upon advance notice (except if a Default or Event of Default exists), permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours (absent an Event of Default), to visit and inspect the Properties of Borrower and each Subsidiary, inspect and make extracts from its books and records, to discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations and each Subsidiary's, and to perform or have its agents perform appraisals of the Collateral.

          (J) Financial and Collateral Statements and Reports. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender are consistent with GAAP):

          (i)  as soon as possible, but not later than one hundred and twenty
(120) days after the close of each fiscal year of Borrower, the: (i) unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a consolidated basis, certified by Coopers & Lybrand LLP or by another firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender and (ii) the unaudited financial statements of Borrower and its Subsidiaries as of the end of such year on a consolidating basis;

          (ii) as soon as possible, but not later than thirty (30) days after the end of each month hereafter (or forty-five (45) days if the end of such month shall coincide with the end of any calendar quarter), unaudited interim consolidated and consolidating financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated and consolidating financial position and results of operations of Borrower and its Subsidiaries for such month and period and as compared to Borrower and its Subsidiaries performance for the corresponding time frame for the prior year, subject only to changes from year-end adjustments;

          (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

          (iv) on each Business Day, Borrower shall deliver to Lender a borrowing base certificate, which artifact shall be a form and substance acceptable to Lender;

          (v) within thirty (30) days of the end of each month, Borrower will deliver or cause to be delivered to Lender a borrowing base certificate for each of the German Subsidiary and UK Subsidiary, each such certificate to be in form and substance acceptable to Lender; and

          (vi) within seven (7) days of the end of each calendar week, Borrower will deliver or cause to be delivered to Lender such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts receivable aging reports, accounts payable ledgers, and bank statements.

     Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1(J), Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Lender a certificate from the Chief Financial Officer of Borrower certifying to Lender that to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each covenant in Sections 9.2 and 9.3 and each and every other material covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

          (K) Notices to Lender. Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding any of which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral; (ii) at least ninety (90) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $175,000; (v) promptly after the occurrence thereof, any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

          (L) Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or Equipment may, from time to time, be kept.

          (M) Subordinations. Provide Lender with a debt subordination agreement, in form and substance satisfactory to Lender, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, including, without limitation, Axess Corporation, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

          (N) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.
Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $1,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

          (O) Compliance Certificate. Within ninety (90) days after the end of each fiscal year of Borrower, or more frequently if requested by Lender, cause the chief financial officer of Borrower to prepare and deliver to Lender a Compliance Certificate in the form of Exhibit 9.1(O) attached hereto, with appropriate insertions, unless an Event of Default then exists, in which event the provisions of Section 9.1(K)(v) shall apply.

          (P)  As soon as available, but in any event no later than thirty
(30) days prior to the end of each fiscal year of Borrower, deliver to Lender Projections for the forthcoming three (3) years, with the forthcoming year on a month to month basis, together with any business plans developed by Borrower or its Subsidiaries.

          (Q) Environmental Inspections. After the occurrence and during the continuance of an Event of Default or if any laws, rules or regulations affecting Lender require Lender to cause such inspections to be made, cause any parcel of real Property owned or occupied by Borrower or any of its Subsidiaries, upon Lender's request, to have an environmental inspection performed and completed within a reasonable period of time by a reputable environmental engineering firm acceptable to Lender in Lender's sole discretion and to cause any and all reports, letters or other information from such inspections to be promptly delivered to Lender. Any costs associated with such inspections shall be borne solely by Borrower.

    9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

          (A) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person.

          (B) Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees.

          (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Lender; (ii) Subordinated Debt; (iii) Indebtedness of any Subsidiary to Borrower; (iv) accounts payable to trade creditors which are not aged more than one hundred twenty (120) days from billing date and current operating expenses (other than for Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings; and the Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by Borrower and its independent accountants;
(v) Obligations to pay Rentals permitted by Section 9.2(X); (vi) Permitted Purchase Money Indebtedness; (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (viii) Indebtedness arising out of and related to the German Facility, the Japanese Facility and the UK Facility; and (ix) Indebtedness not included in paragraphs (i) through (viii) above which does not exceed at any time, in the aggregate, the sum of $500,000.

          (D) Affiliate Transactions. Other than that certain management fee arrangement between Borrower and Axess Corporation, enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

          (E) Partnership or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

          (F) Adverse Transactions. Enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to Section 5.4 of this Agreement.

          (G) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except (i) by endorsement of instruments or items of payment for deposit or collection, (ii) for existing guarantees listed on Exhibit 9.2(G) attached hereto, and (iii) for future guarantees incurred after written notice to and consent of Lender in the ordinary course of Borrower's business for obligations of Subsidiaries of Borrower.

          (H) Limitation on Liens. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time, granted by Borrower or any of its Subsidiaries in favor of Lender, granted by the German Subsidiary in favor of German Lender in conjunction with the German Facility, or granted by the UK Subsidiary to UK Lender in conjunction with the UK Facility; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or which are being contested as permitted by Section 9.1(A) hereof, but only if in Lender's judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender; (iv) Deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of
Section 9.2(C) of this Agreement; (vi) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (vii) such other Liens as appear on Exhibit 9.2(H) attached hereto; and (x) such other Liens as Lender may, in its sole discretion, hereafter approve in writing prior to the attachment of any such other Lien.

          (I) Subordinated Debt. Make, or permit any Subsidiary to make, any payment of any part or all of any Subordinated Debt except to the extent permitted in any subordination agreement to which Lender has given written approval or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt, except in accordance with a subordination agreement executed by Lender.

          (J) Distributions. Declare or make, or permit any Subsidiary to declare or make, any Distributions.

          (K) Subsidiaries. (i) Hereafter create or acquire any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary; (ii) Allow or cause any of the German Subsidiary's Deposit Accounts or to be maintained with any Person other than German Lender; or
(iii) Allow or cause any of the UK Subsidiary's Deposit Accounts dominion or lockbox account to be maintained with any person other than the UK Lender.

          (L) Capital Expenditures. Make Capital Expenditures, (excluding capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $500,000 during any fiscal year of Borrower.

          (M) Business Locations. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit 9.2(M) hereto, except upon at least one hundred and twenty (120) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

          (N) Change of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

          (O) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary, (iii) sales of obsolete Equipment in the ordinary course of Borrower's business; (iv) disposition of Eleven Acre Parcel or (v) dispositions expressly authorized by this Agreement.

          (P) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Exhibit 8.1(B) attached hereto.

          (Q) Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis except for bill and hold sales as may be permitted by Lender in its sole and absolute discretion on a case by case basis after Lender's review of any documentation submitted by Borrower relating to any bill-and-hold sales (which review Lender agrees to conduct).

          (R) Use of Lender's Name. Without the prior written consent of Lender, use of the name of Lender or the name of any Affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

          (S) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

          (T) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

          (U) Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

          (V) Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under Section 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

          (W) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed $150,000, other than that certain lease executed by and between Borrower and QRS, dated February 23, 1996. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

          (X) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

    9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          (A) Minimum Working Capital. Maintain on a consolidated basis at all times Working Capital of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     Closing Date through December 31, 1996  $6,000,000
     January 1, 1997 through December 31, 1997    $6,500,000
     January 1, 1998 and at all times thereafter  $7,000,000

          (B) Minimum Adjusted Tangible Net Worth. Maintain on a consolidated basis at all times an Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     Closing Date through May 31, 1996       $ 8,750,000
     June 1, 1996 through December 31, 1996       $ 9,000,000
     January 1, 1997 through December 31, 1997    $ 9,500,000
     January 1, 1998 and at all times thereafter  $10,000,000

          (C) Cash Flow. Achieve Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period                                  Amount

     The three months ending March 31, 1996       <$  750,000>
     The six months ending June 30, 1996          <$  250,000>
     The nine months ending September 30, 1996 <$1,000,000> The twelve months ending December 31, 1996 and for the twelve months ending
       on the last day of each subsequent month   $     0

          (D) Consolidated Cash Flow. Achieve Consolidated Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period                                  Amount

     The three months ending March 31, 1996       <$850,000>
     The six months ending June 30, 1996       $250,000
     The nine months ending September 30, 1996 $500,000 The twelve months ending December 30, 1996 and for the twelve months ending
       on the last day of each subsequent month     $750,000

SECTION 10.    CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make the initial Loans under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, documents to be all in form and substance satisfactory to Lender and its counsel:

   10.1. Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

          (A) Certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of Lender's Loss Payee Endorsement naming Lender as lender's loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

          (B) Landlords' and mortgagees' waivers with respect to all premises leased by Borrower and which are disclosed on Exhibit 10.1(B) attached hereto;

          (C) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

          (D) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

          (E) A closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

          (F) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

          (G)  The Other Agreements duly executed and delivered by Borrower;

          (H) Issuance by Bank of the Japanese Credit, the UK Credit, and the German Credit;

          (I) Delivery to Lender of duly executed German Lender Loan Documents, Japanese Lender Loan Documents and UK Lender Loan Documents;

          (J) The favorable, written opinion of Crummy, Del Deo, Dolan, Griffinger & Vecchione, counsel to Borrower, as to the transactions contemplated by this Agreement, any of the other Loan Documents, to be substantially in the form of Exhibit 10.1(J) attached hereto.

          (K) Written instruction from Borrower directing the application of proceeds of the initial Loan made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower;

          (L) Evidence satisfactory to Lender that the Aggregate Adjusted Availability as of the Closing Date is not less than $1,000,000;

          (M) Duly executed agreement establishing the Dominion Account and lockbox arrangement as required under Section 5.4(B) with a financial institution acceptable to Lender for the collection or servicing of the Accounts;

          (N) The UK Subsidiary shall have paid a minimum of $500,000 to Borrower on account of its inter-company obligations to Borrower and the German Subsidiary shall have a minimum of $250,000 to Borrower on account of its inter-company obligations to Borrower;

          (O) The initial advances under the German Facility under the terms of the German Lender Loan Documents (to terminate such company's existing financing arrangement and to pay such company's obligations and expenses then due and owing) do not exceed the German Facility Maximum Amount;

          (P) The initial advances under the UK Facility under the terms of the UK Lender Loan Documents (to terminate such company's existing financing arrangement and to pay such company's obligations and expenses then due and owing) do not exceed the UK Facility Maximum Amount;

          (Q) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters, including, without limitation, true and correct copies of all documents, instruments and agreements by and between Borrower and QRS;

          (R)  A duplicate original of the Purchase Agreement; and

          (S) A copy of all documents, instruments and agreements executed by and among Borrower, QRS and NatWest Bank N.A. in connection with the Sale Leaseback Transaction and the QRS Loan.

   10.2. Other Conditions. The following conditions have been and shall continue to be satisfied, in the sole discretion of Lender:

          (A)  No Default or Event of Default shall exist;

          (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

          (C) Since the date of Borrower's most recent financial statements delivered to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower; and

          (D) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

SECTION 11.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

   11.1. Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

          (A) Payment of the Note. Borrower shall fail to pay when due any payment due under the Note.

          (B) Payment of Obligations. Borrower shall fail to pay any obligations due and owing not evidenced by the Note on the due date thereof (whether due at stated installment due date or maturity, on demand, upon acceleration, or otherwise).

          (C) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

          (D) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant, term or undertaking contained in this Agreement.

          (E) Default Under Other Loan Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the other Loan Documents and such default shall continue beyond any applicable period of grace.

          (F) Other Defaults. There shall occur any monetary or material non-monetary default or event of default on the part of Borrower (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

          (G) Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

          (H) Adverse Changes. There shall occur any material adverse change in the condition (financial or otherwise), Property or business of Borrower, the German Subsidiary, the Japanese Subsidiary or the UK Subsidiary.

          (I) Insolvency, etc. Borrower or any Subsidiary shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than forty-five (45) days), or Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

          (J) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower or any Subsidiary for a period which significantly affects Borrower's or any of its Subsidiaries capacity to continue its business, on a profitable basis; or Borrower or any Subsidiary shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower or any Subsidiary shall be enjoined, restrained or in any way prevented by court, governmental or administrative order, or seizure of Property, from using all or any material part of Borrower's or any Subsidiary's Property or conducting all or any material part of Borrower's or any Subsidiary's business affairs; or any material lease or agreement pursuant to which Borrower or any Subsidiary leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

          (K) Management Changes. Any two of Robert E. Davis, Alan Eschbach, or John C. Fuhrmeister, shall cease to be executive officers of Borrower.

          (L) ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

          (M) Litigation. Borrower, or any Affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

          (N) Criminal Activity or Forfeiture. Borrower or any Foreign Subsidiary shall be criminally indicted or convicted, or any proceeding is commenced or threatened against Borrower or any Foreign Subsidiary, which if successful, could reasonably be expected to cause or lead to a forfeiture of any Property of Borrower.

          (O) Judgments, Attachments. Any money judgment in excess of $85,000 is entered against Borrower or any Foreign Subsidiary, or any levy, seizure, writ of attachment or similar process is filed against Borrower or any Foreign Subsidiary or any of their Property, unless as to any such judgment (i) Borrower appeals the entry of such judgment within thirty (30) days of its entry, diligently pursues such appeal, has to Lender's satisfaction made adequate reserves on its books and records, and either posts a bond in the amount of the judgment or obtains a stay against enforcement of such judgment; or (ii) such money judgment has been discharged, paid, or dismissed within thirty (30) days after the date of entry.

          (P)  Lien on Foreign Subsidiary.  Any Lien shall be placed on the
(i) Property of the Japanese Subsidiary; (ii) Property of the German Subsidiary, other than the Lien of the German Lender; (iii) Property of the UK Subsidiary other than the Lien of the UK Lender.

          (Q) Amendment of or Default under Foreign Lender Loan Documents. Any amendment, modification or supplement to any of the German Lender Loan Documents, the Japanese Lender Loan Documents or the UK Lender Loan Documents without the express prior written consent of Lender, or any default by UK Subsidiary under the UK Lender Loan Documents beyond any applicable grace or cure period, any default by Japanese Subsidiary under the Japanese Lender Loan Documents beyond any applicable grace or cure period, or any default by German Subsidiary under the German Lender Loan Documents, beyond any applicable grace or cure period.

          (R) Credit Insurance - Borrower shall have failed, with ninety (90) days of the Closing Date, to obtain credit insurance on the Accounts of the German Subsidiary and UK Subsidiary, in such amounts with such companies, and pursuant to such agreements, as may be acceptable to Lender in its reasonable discretion.

          (S) Subordination Agreement. The occurrence of any default, violation or failure of performance (other than by Lender), under any Subordination Agreement.

          (T) German Subsidiary. If at any time until such time as the German Facility has been terminated, German Subsidiary shall fail to maintain its Deposit Accounts and lockbox or dominion account with German Lender or other financial institution acceptable to Lender in its sole and absolute discretion.

          (U) UK Subsidiary. If at any time until such time as the UK Facility has been terminated, UK Subsidiary shall fail to maintain its Deposit Accounts and lockbox or dominion account with UK Lender or other financial institution acceptable to Lender in its sole and absolute discretion.

     11.2. Acceleration of the Obligations. Upon or at any time after the occurrence of an Event of Default as above provided, Lender shall have the option to cease making Loans and/or terminate the Revolving Credit Facility, and in addition, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement, or any of the other Loan Documents or otherwise, shall, at the option of Lender (other than with respect to Section 11.1(H) in which case termination and acceleration shall be automatic without any act or decision by Lender) and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith unconditionally pay to Lender the entire amount of the Obligations.

   11.3. Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

          (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, (including without limitation any and all rights of Lender described in Section 12.1 which are available to Lender, whether or not pursuant to the power of attorney described therein) all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

          (B)  The right to take immediate possession of the Collateral, and
(i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

          (C) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that fifteen (15) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

          (D) The right to modify the Borrowing Base or the terms or conditions under which Revolving Credit Loans would, in Lender's discretion, thereafter be made.

          (E) Lender or any agent of Lender is hereby granted an irrevocable license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

          (F) The proceeds realized from the sale of any Collateral may be applied, after allowing one (1) Business Day for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; secondly to the interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

          (G) With respect to the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and then outstanding, Lender may, at its option, require Borrower to deposit with Lender funds equal to one hundred and five percent (105.0%) of the face amount of all, and if Borrower fails to promptly make such deposit, Lender is hereby irrevocably authorized to, if it chooses, to advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby).
Any such deposit or advance shall be held by Lender as a collateral reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower together with any interest if such funds have been deposited in an interest bearing account.

   11.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained.
The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 12.    MISCELLANEOUS

   12.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

          (A) At such time or times hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

          (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

   12.2. Indemnity. Borrower hereby agrees to indemnify Lender and its employees and agents and hold same harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties or covenants under this Agreement, including, without limitation, any claims for brokerage or other success fees arising out of this transaction. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section
12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

   12.3. Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, in the aggregate of up to forty-five percent (45%) prior to an Event of Default or up to one hundred percent (100%) after the occurrence and during the continuance of an Event of Default, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments.

   12.4. Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of or replacement of or termination or assignment of this Agreement or any of the other Loan Documents the German Lender Loan Documents, the Japanese Lender Loan Documents, or the UK Lender Loan Documents; or (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and by the German Lender Loan Documents, the Japanese Lender Loan Documents, or the UK Lender Loan Documents, including, without limitation, wire transfer fees, but excluding general overhead items such as office space cost allocations; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (D) any attempt to enforce, protect, preserve, or defend any rights of Lender with respect to the Collateral or otherwise with respect to Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents the German Lender Loan Documents, the Japanese Lender Loan Documents, or the UK Lender Loan Documents, including, without limitation, the Account Debtors; or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, the German Collateral or the UK Collateral; then in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender or to such Participating Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral and if applicable, the German Collateral and the UK Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include attorneys' fees, accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, the German Lender Loan Documents, the Japanese Lender Loan Documents or the UK Lender Loan Documents or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

   12.5. Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

   12.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   12.7. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Section 12.3 hereof.

   12.8. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.5 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

   12.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

   12.10. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex or notice, when sent, answerback received, addressed as follows:

(A)  If to Lender:       Fleet Capital Corporation
                    200 Glastonbury Boulevard
                    Glastonbury, Connecticut  06033
                    Attention: Northeast Loan Administration Manager Fax No. (203) 657-7759

                    With a copy to:
                    Blank Rome Comisky & McCauley
                    1200 Four Penn Center Plaza
                    Philadelphia, PA  19103
                    Attention:  Harvey I. Forman, Esq.
                    Fax No.: (215) 569-5555

(B)  If to Borrower:     Rheometric Scientific, Inc.
                    One Possumtown Road
                    Piscataway, NJ  08859
                    Attention:  John C. Fuhrmeister, CFO
                    Fax No.:  (908) 560-7451

                    With a copy to:

                    Crummy Del Deo, Dolan, Griffinger & Vecchione
                    1 Riverfront Plaza
                    Newark, NJ  07102-5497
                    Attention:  Paul M. Antinori, Esq.
                    Fax No.:    (201) 596-0545

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to Sections 2.3 or
3.4 shall not be effective until received by Lender.

   12.11. Lender's Consent. Except where otherwise expressly provided herein, whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

   12.12. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

   12.13. Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

   12.14. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

   12.15. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN PHILADELPHIA, PENNSYLVANIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA:
PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN PENNSYLVANIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF PENNSYLVANIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OR BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE COMMON PLEAS COURT OF PHILADELPHIA, PENNSYLVANIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY CLAIM, OR ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME, IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

   12.16. WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

ATTEST:                       RHEOMETRIC SCIENTIFIC, INC.("Borrower")

/S/ J C FUHRMEISTER           By: /S/ ALAN R ESCHBACH
Assistant Secretary                    Alan R. Eschbach

[CORPORATE SEAL]                   Title: Executive Vice President

                              Accepted in Philadelphia, Pennsylvania:



                              FLEET CAPITAL CORPORATION
                              ("Lender")

                              By: /S/ HARVEY FOREMAN

                                   Title:  V.P.

                                 EXHIBIT 6

                          REVOLVING CREDIT NOTE

$ 11,500,000.00                                   February 23, 1996

     FOR VALUE RECEIVED, the undersigned, RHEOMETRIC SCIENTIFIC, INC., a New Jersey corporation, (the "Borrower") hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Connecticut corporation, (the "Lender") in such coin or currency of the United States as shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of ELEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($11,500,000.00), or such lesser sum which then represents the unpaid principal balance of Revolving Credit Loans, on the Revolving Credit Maturity Date, together with interest from the date hereof calculated and payable in the manner and on the dates and at the rates per annum set forth in or established by that certain Loan and Security Agreement of even date herewith by and between the Borrower and the Lender (hereinafter, as it may from time to time be amended, modified or supplemented, referred to as the "Loan Agreement).

     All indebtedness outstanding under this Note, including, to the extent permitted by applicable law, interest, shall bear interest at the Default Rate for all periods when such indebtedness, or any portion thereof, shall remain unpaid upon and after the occurrence of an Event of Default and during the continuance thereof (computed in the same manner as interest is computed prior thereto). Notwithstanding any acceleration of or entry of judgment on this Note, interest shall continue to accrue and be owing at the applicable contract rate set forth in the Loan Agreement.

     Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender's receipt thereof would not be permissible under any law or laws applicable to the Lender which may limit rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under any laws applicable to the Lender which may limit rates of interest which may be charged or collected by the Lender.

          This Note is that certain Revolving Credit Note referred to in the Loan Agreement, is secured in the manner provided in the Loan Agreement, is subject to prepayment upon the terms and conditions thereof (including, without limitation, Section 3.4 thereof), and is entitled to the benefits thereof. All capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     Upon the occurrence of any Event of Default, the principal amount of and all accrued interest on and other indebtedness under this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement and the other Loan Documents. The Borrower shall pay or reimburse the Lender for all expenses incurred from time to time by the Lender to the extent set forth in the Loan Agreement.

     The Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, or any other exemption or insolvency laws (to the extent permitted by applicable law), and consents that the Lender may release, surrender, exchange or substitute any real property or personal property, or both, or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment of any part or the whole of the debt evidenced hereby.

IN ANY LITIGATION ARISING OUT OF OR RELATING TO ANY OF THE MATTERS CONTAINED IN THIS NOTE OR ANY OF THE DOCUMENTS DELIVERED IN CONNECTION HEREWITH IN WHICH THE LENDER AND THE BORROWER ARE ADVERSE PARTIES, THE LENDER AND THE BORROWER EACH IRREVOCABLY WAIVE TRIAL BY JURY.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

     This Note has been executed and delivered on behalf of the Borrower by a duly authorized officer of the Borrower on the date first set forth above.


                                   RHEOMETRIC SCIENTIFIC, INC.


Attest: /s/ J C FUHRMEISTER        By:  /S/ ALAN R ESCHBACH

     (Seal)                        Name: Alan R. Eschbach

                              Title:   Exec. V.P.